UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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Electronic Arts

Notice of 2021 Annual Meeting and Proxy Statement

Letter from our CEO and Incoming Board Chair

Dear Fellow Stockholders,
We hope that you and your families are well. During our fiscal year 2021, we navigated through the largest public health crisis of the last 100 years. We also participated in a number of important cultural conversations in our world. Through many challenges, we’re proud of how Electronic Arts delivered for our employees, players, communities, and stockholders in fiscal 2021, and positioned ourselves for continued growth and impact in the years ahead.
We Executed our Strategic Priorities While Supporting our People
Our management team acted swiftly and decisively through the year with a focus on the health and well-being of our workforce. Early in the pandemic, we directed our teams to work from home, suspended travel, and adopted new digital collaboration tools. Internal teams were formed to manage the response, we increased the frequency of our communications and employee surveys, and rolled out temporary benefit programs supporting our people and their families. While prioritizing the safety and wellbeing of our global workforce, we continued to execute against our strategic pillars. We launched 13 major games, including many that were supported by robust live services, and led the way with innovative games for a new generation of consoles. We added tens of millions of new players to our global network, and we scaled our subscription offering to new platforms. We also completed three acquisitions to complement our strategy and contribute to future growth. In delivering these achievements, we significantly exceeded our initial revenue, net bookings, and operating cash flow guidance for the fiscal year. The Board is incredibly proud of the extraordinary determination by each and every employee of Electronic Arts, and the incredible resilience of our teams during an unprecedented period.
We Listened to Feedback and Implemented Changes to Compensation Programs
This year, we scaled our engagement efforts, and gained valuable insights from conversations with you about our compensation programs and other matters. We appreciate the time and feedback you shared with us. We are implementing changes to our compensation programs based on that feedback. Detail on these changes can be found starting on page 32 of this Proxy Statement.
Recognizing Larry Probst, our Board Chair
Last month, we announced that Larry Probst is stepping down as Chair of our Board of Directors. Larry’s had an incredible impact on our company. During his tenure as an executive and CEO, he led a transformation of our business and our leadership in the industry. His vision drove our global expansion, brought us to new platforms and led to the launch of groundbreaking franchises and genre-defining experiences. For more than 30 years, Larry has been a colleague, a mentor, and a dedicated advocate for so many at Electronic Arts. While he has set the bar very high, I am humbled and honored to have been nominated to succeed him and take on the Board Chair role. Thank you, Larry, for everything you have done for our company and the industry.
Positioned to Lead in the Transformations Ahead
Looking ahead, this is an exciting time of evolution and transformation in the interactive entertainment industry. Two fundamental secular trends have accelerated through the past year, with social interaction moving from physical to digital, and the consumption of sports and entertainment moving from linear to interactive. We are right at the intersection of these two powerful shifts, and we are well-positioned to lead with our deeply talented teams, unmatched portfolio of leading franchises and IP, and cutting-edge technology powering continued growth.
We’re proud of Electronic Arts’ performance in service of our employees, players, communities, and stockholders during a challenging year for everyone. On behalf of the Board, we thank you for your investment and wish you and your families good health.
Sincerely,
Andrew Wilson
Chief Executive Officer and Incoming Board Chair

2021 Proxy Statement	1

Notice of Annual Meeting of Stockholders

Date and Time August 12, 2021 (Thursday) 2:00 pm (Pacific)	Location Virtually at www.virtualshareholdermeeting.com/EA2021	Who Can Vote Stockholders as of June 18, 2021 are entitled to vote.

Voting Items
Proposals		Board Vote Recommendation	For Further Details
1.	To elect eight members of the Board of Directors to hold office for a one-year term.	“FOR” each director nominee	Page 74
2.	To conduct an advisory vote to approve named executive officer compensation.	“FOR”	Page 75
3.	To ratify the appointment of KPMG LLP as our independent public registered accounting firm for the fiscal year ending March 31, 2022.	“FOR”	Page 76
4.	To amend and restate our Certificate of Incorporation to permit stockholders to act by written consent.	“FOR”	Page 77
5.	To consider and vote upon a stockholder proposal, if properly presented at the Annual Meeting.	“AGAINST”	Page 79

Stockholders will also act on any other matters that may properly come before the meeting.
Any action on the items of business described above may be considered at the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.
This year, we will hold the Annual Meeting virtually. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. We have adopted a virtual format for the Annual Meeting this year to protect our stockholders and employees in light of continuing public health and safety considerations posed by the COVID-19 pandemic. For more information on how to attend the Annual Meeting, please see page 82 of this Proxy Statement.
Your vote is important. You do not need to attend the Annual Meeting to vote if you have submitted your proxy in advance of the meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible, so that your shares may be represented at the Annual Meeting.
By Order of the Board of Directors,
Jacob J. Schatz
Executive Vice President, General Counsel and Corporate Secretary
How to Vote

Online Before the Meeting	Telephone	Mail	Online at the Meeting
Visit www.proxyvote.com and follow the instructions provided in the Notice.	Follow the instructions provided on your proxy card or voting instruction card.	Submit your proxy by mail by signing your proxy card, and mail it in the enclosed, postage-paid-envelope.	Attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/EA2021 and follow the instructions on the website.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 12, 2021.
Please note that this Proxy Statement, as well as our Annual Report on Form 10-K (the “Annual Report”) for fiscal year ended March 31, 2021, is available at http://ir.ea.com.

2

Table of Contents

Recommendations:

	Page	In this Proxy Statement, we may make forward-looking statements regarding future events or the future financial performance of the Company. We use words such as “anticipate,” “believe,” “expect,” “intend,” “estimate,” “plan,” “predict,” “seek,” “goal,” “will,” “may,” “likely,” “should,” “could” (and the negative of any of these terms), “future” and similar expressions to identify forward-looking statements. In addition, any statements that refer to projections of our future financial performance, trends in our business, projections of markets relevant to our business, our response to the COVID-19 pandemic or the impact of the pandemic to our business, uncertain events and assumptions and other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are not guarantees of future performance and reflect management’s current expectations. Our actual results could differ materially from those discussed in the forward-looking statements. Please refer to the Annual Report for a discussion of important factors that could cause actual events or actual results to differ materially from those discussed in this Proxy Statement. These forward-looking statements speak only as of the date of this Proxy Statement; we assume no obligation to revise or update any forward-looking statement for any reason, except as required by law.
Letter from our CEO	1
Notice of 2021 Annual Meeting of Stockholders	2
Inspiring the World to Play in FY 2021	4
Proxy Highlights	6
Board of Directors and Corporate Governance	11
Board Nominees	11
Board Structure and Operations	19
Board’s Role and Responsibilities	23
Board Policies	25
Director Compensation	26

Executive Compensation Matters	29
Compensation Discussion & Analysis	30
Executive Summary	30
Compensation Principles	35
Our NEOs’ Fiscal 2021 Compensation	37
The Process for Determining Our NEOs’ Compensation	55
Other Compensation Practices and Policies	57
Compensation Committee Report on Executive Compensation	59
Executive Compensation Tables	60

Audit Matters	69
Selection and Engagement of Independent Registered Public Accounting Firm	69
Fees of Independent Auditors	70
Pre-approval Procedures	70
Report of the Audit Committee of the Board of Directors	71

Stock Ownership Guidelines	72
Security Ownership of Certain Beneficial Owners and Management	72
Stock Ownership Requirements	73
Insider Trading, Anti-Hedging and Anti-Pledging Policies	73

Proposals to be Voted on
Proposal One: Election of Directors
Proposal Two: Advisory Vote to Approve Named Executive Officer Compensation
Proposal Three: Ratification of the Appointment of KPMG LLP, Independent Public Registered Accounting Firm
Proposal Four: Amend and Restate our Certificate of Incorporation to Permit Stockholders to Act by Written Consent
Proposal Five: Stockholder Proposal on Written Consent
Other Information	82
Appendix A: Supplemental Information for CD&A	87
Appendix B: Amended and Restated Certificate of Incorporation	90

Index of Frequently Requested Information
Our COVID-19 Response	5
Board Diversity and Refreshment	7
Corporate Governance Highlights and Report	8
Corporate Responsibility	24
Stockholder Engagement and Responsiveness	32

2021 Proxy Statement	3

Inspiring the World to Play in FY 2021
During fiscal 2021, we executed against our strategy against the backdrop of a worldwide pandemic with our global workforce largely working from home. We saw deep player engagement with our games and services. With our continued focus on execution, we generated strong financial results. During fiscal 2021, we released 13 new games, including the annual releases for our FIFA, Madden NFL and NHL franchises, Star Wars Squadrons and Medal of Honor: Above and Beyond. We also expanded our reach, bringing games and services to new generations of consoles released by Sony and Microsoft as well as Google Stadia and expanding the audience for our subscription services by launching EA Play on Steam and integrating with Microsoft GamePass. Our broad and deep portfolio, combined with dynamic live services for FIFA, Madden NFL, Apex Legends™, and The Sims™ 4, among others, drove net revenue and earnings per share above our fiscal 2021 guidance. We generated net revenue of $5.629 billion, diluted earnings per share of $2.87, record cash flow provided by operations of $1.934 billion, and invested in products and services for the future. In addition, during fiscal 2021 we repurchased 5.6 million shares and initiated a quarterly dividend, returning over $800 million to stockholders, and completed the acquisitions of Codemasters Group Holdings plc (“Codemasters”), Glu Mobile Inc. (“Glu Mobile”) and Metalhead Software Inc. (“Metalhead”). This Proxy Statement was distributed and/or made available via the Internet to stockholders on or about June [ ], 2021 along with the Electronic Arts Inc. Notice of 2021 Annual Meeting of Stockholders, Annual Report and form of proxy.
Fiscal 2021 GAAP Financial Results and
Operating Highlights

$5.629 billion net revenue	$2.87 diluted earnings per share	$6.190 billion net bookings

Live Services and other net revenue $4.016 billion, representing 71.3% of total net revenue	$1.934 billion operating cash flow	18.6% operating profit margins

Repurchased 5.6 million shares during fiscal 2021 for $729 million	Initiated quarterly cash dividend of $0.17 per share in Q3 of fiscal 2021
Launched
13 major games
during fiscal 2021, including
FIFA 21, Madden NFL 21,
NHL 21, Star Wars™, Squadrons, Medal of Honor™: Above and Beyond, and Need for Speed™ Hot Pursuit Remastered, and navigated a major platform transition to next generation
consoles

Over 100 million players of Apex Legends life to date on console/PC	FIFA Ultimate Team players grew 16% year-over-year	Over 500 million players across our player network within mobile, console and PC

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OUR COVID-19 RESPONSE
We delivered our achievements against the background of the global challenge of the COVID-19 pandemic. Since the outbreak of the pandemic, we have focused on actions to support our people, our players, and communities around the world. The wellbeing of our workforce is our top priority, and to keep everyone as safe as possible, nearly our entire workforce worked from home for the entirety of fiscal year 2021 and will continue to do so through at least September 2021. We have taken a number of actions to support our employees during this difficult period. For example, we provided our employees with:
•unlimited paid sick time for employees during the first seven months of the pandemic, in addition to our regular paid time off and sick leave policies;
•80 hours of paid time off for caregiving reasons relating to the pandemic;
•COVID-19 support payments totaling approximately $32.5 million during fiscal 2021 to assist with work from home costs, caregiving, and other pandemic-related expenses, with additional payments to be made in fiscal 2022;
•ergonomic assessments, and additional mental and physical health and wellbeing services; and
•additional rewards for certain essential on-site workers.
With more people staying at home, we saw growth in our business and across the industry. We’re proud that we continued to execute against our strategy in this challenging environment, delivering 13 new games, nearly all of which are supported by robust live services, bringing our games and subscription services to new platforms and adding tens of millions of players to our network. The pandemic has accelerated our progress against key strategic initiatives, notably a significant increase in live services and other net revenue and the proportion of our games downloaded digitally. The full extent of the COVID-19 pandemic to our business, operations and financial results will depend on numerous evolving factors that we may or may not be able to predict, but we are proud of how our employees and management, supported by our Board of Directors, have navigated challenging times and executed in service of our stockholders, players, and communities.

2021 Proxy Statement	5

Proxy Highlights
This summary highlights information contained in this Proxy Statement, and it is qualified in its entirety by the remainder of this Proxy Statement. You are encouraged to read the entire Proxy Statement carefully before voting. In this Proxy Statement, the terms “Electronic Arts”, “EA,” “we,” “our” and “the Company” refer to Electronic Arts Inc.
2021 Board Nominees
The following table provides summary information about our director nominees, each of whom, except for Mr. Bruce, is a current director of the Company. Mr. Lawrence F. Probst III and Mr. Jay Hoag, current directors of the Company, are not standing for re-election at the Annual Meeting. In connection with Mr. Probst’s decision to not stand for re-election, the Board of Directors appointed Mr. Andrew Wilson, EA’s Chief Executive Officer and a member of the Board of Directors since 2013, as Chairman of the Board, effective upon the Annual Meeting and subject to Mr. Wilson’s re-election to the Board of Directors at the Annual Meeting. Also, effective at the Annual Meeting, the size of the Board will be reduced from nine members to eight members while the Board of Directors engages in succession planning.

Name	Principal Occupation	Director Since	Independent	Committee Memberships
Mr. Kofi A. Bruce	Chief Financial Officer, General Mills, Inc.	Nominee in 2021*	I
Mr. Leonard S. Coleman	Former President of The National League of Professional Baseball Clubs	2001	I	Comp, Nom. Gov.
Mr. Jeffrey T. Huber	Vice Chairman, GRAIL, Inc.	2009	I	Audit
Ms. Talbott Roche	President and Chief Executive Officer, Blackhawk Network Holdings, Inc.	2016	I	Audit
Mr. Richard A. Simonson	Managing Partner, Specie Mesa L.L.C.; Former Chief Financial Officer, Sabre Corporation	2006	I	Audit (Chair)
Mr. Luis A. Ubiñas (Lead Independent Director**)	Former President, Ford Foundation, Former Senior Partner, McKinsey & Company	2010	I	Comp (Chair), Nom. Gov. (Chair)
Ms. Heidi J. Ueberroth	President, Globicon	2017	I	Comp
Mr. Andrew Wilson (Incoming Chairman)	Chief Executive Officer, Electronic Arts Inc.	2013
* Mr. Bruce is expected to join the Audit Committee, subject to his election to the Board of Directors.
** Elected by independent directors.

6

Proxy Highlights
Board Diversity and Refreshment
The Board of Directors routinely assesses its composition and believes that stockholder value can be driven by a board that balances the knowledge and understanding of the Company’s business that results from long-term service with the fresh perspective and ideas driven by the addition of new members. The Board of Directors believes that complementary and diverse perspectives, whether based on business experience, diversity of gender, ethnicity, culture or other factors, contribute to the Board of Directors’ effectiveness as a whole. The Nominating and Governance Committee and the Board of Directors are committed to actively seeking highly qualified women and individuals from underrepresented communities to include in the pool of potential new directors. The Board of Directors has regularly added new members — including Mr. Bruce’s nomination, 38% of our director nominees have served for fewer than six years — and the three most recent additions and nominees to the Board of Directors, Ms. Roche, Ms. Ueberroth and Mr. Bruce, represent an increase in the Board of Directors’ gender and racial diversity.

Director Nominee Tenure	Director Nominee Age
Median Tenure - 9 years Average Tenure - 9 years	Median Age - 55 years old Average Age - 56 years old

Director Nominee Diversity
* Two Female Directors (Ms. Roche & Ms. Ueberroth); Two African American Directors (Mr. Bruce and Mr. Coleman); One Hispanic/Latino Director (Mr. Ubiñas)

2021 Proxy Statement	7

Proxy Highlights
Corporate Governance Highlights and Report

Board Independence
Independent director nominees	7 of 8
Independent Lead Director	Luis A. Ubiñas
100% Independent Board committees	Yes
Conflict of Interest Policy	Yes

Director Elections
Frequency of Board elections	Annual
Voting standard for uncontested elections	Majority of votes cast
Stockholder proxy access	Yes

Board Operations
Number of incumbent directors that attended at least 75% of all applicable meetings	9 of 9
Board evaluations	Annual
Committee evaluations	Annual
Director stock ownership requirement	Yes, 5x annual retainer
Code of Conduct applies to all Board members	Yes

Stockholder Rights
Voting rights for all shares	One share, one vote
Voting rights restrictions (e.g., non-voting shares, golden shares)	None
Poison pill	No
Supermajority voting provisions	None
Right to call special meetings	Yes, 25% threshold
Stockholder Action by Written Consent	Yes, 25% threshold, if approved
In-person annual stockholders’ meeting with live broadcast	Yes, absent unusual circumstances
Access to directors and officers during annual stockholders’ meeting	Yes
Robust stockholder engagement practices	Yes

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Proxy Highlights
Compensation Best Practices
Our executive compensation program is designed to align the interests of our executives with the interests of our stockholders.

What We Do	What We Don’t Do

Structure executive compensation to link pay and performance
Provide a high percentage of variable, at-risk pay; approximately 94% of NEO compensation is variable and at-risk
Cap performance-based annual bonus awards
Require our executives to satisfy robust stock holding requirements
Conduct an annual risk assessment of our executive compensation program
Maintain a clawback policy covering cash and equity incentives
Evaluate our compensation peer group at least annually
Engage an independent compensation consultant to advise the Compensation Committee
Conduct regular stockholder outreach

No “single-trigger” change in control arrangements
No excise tax gross-ups upon a change in control
No executive employment contracts (other than as required by local jurisdictions)
No repricing of options without stockholder approval
No hedging or pledging of EA stock
No excessive perquisites
No payment of dividends or dividend equivalents on unearned or unvested equity awards

2021 Proxy Statement	9

Proxy Highlights
Board Engagement with Stockholders
In fiscal 2021, we increased our stockholder engagement efforts and the Board of Directors continued its strong track record of stockholder responsiveness. Leading up to the 2020 annual meeting, we reached out to our top 100 stockholders, collectively holding over 70% of our common stock on various topics, including our executive compensation program, governance and ESG issues. We engaged with about approximately 30 of these stockholders collectively holding approximately 40% of our common stock. We continued our engagement after the 2020 annual meeting, inviting 34 of our top institutional stockholders collectively holding approximately 56% of our common stock to have additional calls with our engagement team and members of the Compensation Committee and Nominating and Governance Committee. We had calls with stockholders collectively holding approximately 46% of our common stock, with members of the Board of Directors participating in calls with our largest institutional stockholders collectively holding 35% of our common stock.
After considering stockholder feedback solicited as part of engagement efforts, market practice, the voting results at our 2020 annual meeting and other considerations -- and to further the Board’s strong track record of stockholder responsiveness -- the Compensation Committee, Nominating and Governance Committee and the Board of Directors, respectively, enacted substantive changes to our compensation programs and governance structure, including:

KEY ACTIONS IN RESPONSE TO STOCKHOLDER ENGAGEMENT

•Granted no special equity awards in fiscal 2021 following our 2020 annual meeting, and no special equity awards outsides of our regular compensation program will be granted in fiscal 2022 to any of our NEOs.
•Added two additional performance metrics to our fiscal 2022 PRSU program.
•Increased vesting for annual PRSU awards to three-year cliff vesting, beginning fiscal 2022 and thereafter.
•Eliminated the lookback feature from the relative TSR component of our fiscal 2022 PRSU program.
•Increased threshold and adjusted the relative TSR payout scale to better align with market and peer practices for the relative TSR component of our fiscal 2022 PRSU program.
•Enhanced disclosure of our annual bonus program structure, non-financial goals, and how payouts are determined.
•Amended our Executive Bonus Plan, effective for fiscal 2022, to cap NEO bonuses at 2x their target bonus percentage.
•Increased our stock ownership guidelines from 5x base salary to 10x for our CEO, and from 2x base salary to 3x for our other NEOs.
•Expanded our Clawback Policy to cover cash incentives, as well as equity incentives.
•Approved a written consent right for consideration by stockholders at the Annual Meeting.
For more on our engagement program and changes to our compensation programs, please see page 32 under the heading “Stockholder Engagement and Fiscal 2020 Say-On-Pay Vote”. For more on the proposed written consent right, please see page 77 under the heading “Proposal 4: Amend and Restate our Certificate of Incorporation to Permit Stockholders to Act by Written Consent”.

10

Board of Directors and
Corporate Governance
Board Nominees
Each of the following director nominees has been nominated for election or re-election at the Annual Meeting. As set forth below, we believe each of these director nominees brings a valuable and unique perspective to the Board of Directors and has the necessary experience, skills and attributes to serve on the Board of Directors and contribute to its overall effectiveness, and the Board of Directors has concluded that each is qualified to serve as a director based on the experiences, qualifications and attributes set forth below.

Kofi A. Bruce Independent Chief Financial Officer, General Mills, Inc.

Age: 51 Director since: Nominated in 2021 Board Committees: Expected to join Audit Committee	Other Public Company Directorships: None Directorships in Past 5 Years: None Diversity: Identifies as African American

Background and Affiliations:
•Chief Financial Officer, General Mills, Inc., 2020-present •Vice. President, Finance (2014-2020) and Corporate Controller (2017-2019), General Mills, Inc.	•Board of Directors, Lifeworks Services (non-profit) •Aspen Fellow, Finance Leaders Fellowship (non-profit)

Education: •B.A. in International Relations, Stanford University •M.B.A., University of Michigan School of Business (Ross)

Director Qualifications:
Mr. Bruce brings to the Board of Directors extensive financial expertise and risk management experience as a current public company Chief Financial Officer. Prior to his appointment as Chief Financial Officer, Mr. Bruce had a 20-year career in finance leadership roles, including Treasury, Accounting and Controllership functions and public companies. In present and prior roles, he gained significant experience overseeing financial statement preparation, as well as the relationship with internal and external audit functions. In addition, Mr. Bruce brings to the Board of Directors his experience with operational strategies and risk management associated with consumer-facing businesses.

2021 Proxy Statement	11

Board of Directors and Corporate Governance

Leonard S. Coleman Independent Former President of the National League of Professional Baseball Clubs

Age: 72 Director since: 2001 Board Committees: Nominating and Governance
Other Public Company Directorships:
Hess Corporation, Omnicom Group Inc., Santander Consumer USA Holdings Inc.
Directorships in Past 5 Years:
Aramark, Avis Budget Group, Inc.
Diversity:
Identifies as African American

Background and Affiliations:
•Former Chairman, ARENACO, a subsidiary of Yankees/Nets •Former President, The National League of Professional Baseball Clubs •Former Senior Advisor, Major League Baseball	•Former Senior Advisor, Major League Baseball •Honorary Board Chair of the Jackie Robinson Foundation (non-profit)

Education: •A.B. degree in History, Princeton University •Master’s degrees in Public Administration and Education Social Policy, Harvard University

Key Qualifications:
Mr. Coleman brings a wealth of corporate governance, public sector and international experience to the Board of Directors from his years of service on the boards of directors for numerous large, public companies and his involvement in diverse public-service organizations, as well as his extensive knowledge of the sports industry. Mr. Coleman also provides valuable insight and strategic direction into our inclusion and diversity practices and programs. In fiscal year 2021, Mr. Coleman reached the age of 72 at which our Corporate Governance Guidelines deem Mr. Coleman to have tendered his resignation. The Board of Directors rejected Mr. Coleman’s deemed resignation and asked Mr. Coleman to remain on the Board of Directors until the Company’s 2022 annual meeting as a result of the valuable perspectives he brings as a seasoned director during the uncertainty of the COVID-19 pandemic, to facilitate Board continuity, and because of his contributions as the Company continues to scale its efforts around equity, inclusion and diversity.

12

Board of Directors and Corporate Governance

Jeffrey T. Huber Independent Vice Chairman, GRAIL, Inc.

Age: 53 Director since: 2009 Board Committees: Audit	Other Public Company Directorships: None Directorships in Past 5 Years: None

Background and Affiliations:
•Founding CEO and Vice Chairman of GRAIL, Inc., 2016-Present •Former Senior Vice President, Alphabet Inc., 2003-2016 •Former Vice President of Architecture and Systems Development, eBay	•Board of Directors, Weta Digital (private) •Visiting Scholar, Stanford University •Board of Trustees, The Exploratorium (non-profit)

Education: •B.S. degree in Computer Engineering, University of Illinois •Master’s degree, Harvard University

Key Qualifications:
Mr. Huber has extensive operational and management experience at companies that apply rapidly changing technology. Mr. Huber’s experience at Alphabet and eBay, in particular, provide background and experience, including risk management experience, with respect to consumer online companies that deploy large-scale technological infrastructure.

2021 Proxy Statement	13

Board of Directors and Corporate Governance

Talbott Roche Independent President and Chief Executive Officer, Blackhawk Network Holdings, Inc.

Age: 54 Director since: 2016 Board Committees: Audit	Other Public Company Directorships: None Directorships in Past 5 Years: Blackhawk Network Holdings, Inc. (Publicly-traded) Diversity: Identifies as Female

Background and Affiliations:
•President (2010-present) and Chief Executive Officer (2016-present), Blackhawk Network Holdings, Inc. •Former Branding Consultant and Director, New Business Development, Landor Associates	•Director, Network Branded Prepaid Card Association, a trade association •Director, Blackhawk Network Holdings, Inc. (private)

Education: •B.A. in Economics, Stanford University

Key Qualifications:
Ms. Roche brings to the Board of Directors extensive operational and management experience as well as significant corporate governance and risk management experience as the Chief Executive Officer of a global organization, including during Blackhawk Network Holdings’ time as a public company. In addition, Ms. Roche’s understanding and experience with digital commerce, marketing and consumer trends provide the Board of Directors with valuable perspective.

14

Board of Directors and Corporate Governance

Richard A. Simonson Independent Managing Partner, Specie Mesa L.L.C.; Former Chief Financial Officer, Sabre Corporation

Age: 62 Director since: 2006 Board Committees: Audit (Chair)	Other Public Company Directorships: None Directorships in Past 5 Years: Silver Spring Networks, Inc.

Background and Affiliations:
•Managing Partner, Specie Mesa L.L.C., 2018-Present
•Former Chief Financial Officer (2013-2018) and Senior Adviser (2018-2019), Sabre Corporation
•Former Chief Financial Officer, Nokia Corporation
•Former Chief Financial Officer, Rearden Commerce
•Chairman of the Executive Board, SMU Lyle School of Engineering •Board of Directors: EverCommerce, Couchbase, and Cast & Crew (private companies)

Education: •B.S. degree, Colorado School of Mines •M.B.A., Wharton School of Business, University of Pennsylvania

Key Qualifications:
Mr. Simonson brings to the Board of Directors extensive financial expertise, corporate governance and risk management experience as a former public company Chief Financial Officer. He also has extensive experience with the strategic and operational challenges of leading global companies, as well as partnering with, and overseeing, relationships with independent public registered accounting firms.

2021 Proxy Statement	15

Board of Directors and Corporate Governance

Luis A. Ubiñas (Lead Director) Independent Former President, Ford Foundation, Former Senior Partner, McKinsey & Company

Age: 58 Director since: 2010 Board Committees: Nominating and Governance (Chair); Compensation (Chair)
Other Public Company Directorships:
Boston Private Financial Holdings, Inc., Tanger Factory Outlet Centers Inc., FirstMark Horizon Acquisition Corp.
Other Trusteeships:
Mercer Funds
Directorships in Past 5 Years:
CommerceHub, Inc.
Diversity:
Identifies as Hispanic/Latino

Background and Affiliations:
•Former President, Ford Foundation
•Former Senior Partner, McKinsey & Company
•Board of Trustees, Pan American Development Foundation (non-profit)
•Advisory Committee, United Nations Fund for International Partnerships (non-profit)

•Board Member, New York Public Library (non-profit)
•Board Member, Statue of Liberty-Ellis Island Foundation (non-profit)
•Fellow of the American Academy of Arts and Sciences (non-profit)
•Member of the Council on Foreign Relations

Education: •B.A. degree, Harvard College •M.B.A, Harvard Business School

Key Qualifications:
Mr. Ubiñas has extensive experience in business management, operations, governance, compensation program design and board functions from his work as an investor and advisor to companies across sectors. In addition, through his prior experience as a Senior Partner at McKinsey & Company, he has worked with technology, telecommunications and media companies in understanding the challenges and opportunities presented by digital distribution platforms and applications. Mr. Ubiñas has worked extensively with companies managing the transition from physical to digital distribution and business models. Mr. Ubiñas’ experience from his years of overseeing more than $12 billion in assets and over $500 million in annual giving at the Ford Foundation provides unique insight, strategic direction and oversight of the Company’s ESG efforts, including the Company’s inclusion and diversity practices and programs as well as its community engagement efforts.

16

Board of Directors and Corporate Governance

Heidi J. Ueberroth Independent President, Globicon

Age: 55 Director since: 2017 Board Committees: Compensation	Other Public Company Directorships: None Directorships in Past 5 Years: Santander Consumer USA Holdings Inc. Diversity: Identifies as Female

Background and Affiliations:
•President, Globicon, 2016 – present
•Former President, NBA International
•Former President, Global Marketing Partnerships and International Business Operations, NBA
•Co-Chairman, Pebble Beach Company (private)
•Director, Four Seasons Hotels and Resorts (private)

•National Board, Boys & Girls Club of America (non-profit)
•Director of Ueberroth Family Foundation, Monterey Peninsula Foundation and The First Tee (non-profits)
•Board of Advisors, Vanderbilt University’s College of Arts and Sciences
•Member of the Council on Foreign Relations

Education: •B.A. degree, Vanderbilt University

Key Qualifications:
Ms. Ueberroth brings to the Board of Directors extensive global experience in the sports, media and entertainment industries, including with respect to developing and marketing products and services in Asian markets. In addition, Ms. Ueberroth’s past and present board service bring the experience of overseeing strategic and operational challenges of a global company.

Andrew Wilson (Incoming Chair) Chief Executive Officer, Electronic Arts Inc.

Age: 46 Director since: 2013 Board Committees: None	Other Public Company Directorships: None Directorships in Past 5 Years: Intel Corporation

Background and Affiliations:
•Chief Executive Officer, Electronic Arts Inc., 2013-Present •Chairman of the Board, World Surf League (private) •Board of Trustees, Paley Center for Media (non-profit)

Key Qualifications:
Mr. Wilson has served as the Company’s Chief Executive Officer since September 2013 and has been employed by EA in several roles since 2000. In addition, Mr. Wilson was appointed by the Board of Directors to serve as Chair of the Board of Directors effective upon the Annual Meeting and subject to Mr. Wilson’s re-election to the Board of Directors. Mr. Wilson has extensive experience and knowledge of the Company and the industry, and we believe it is crucial to have the perspective of the Company’s Chief Executive Officer represented on the Board of Directors to provide direct insight into the Company’s day-to-day operations and strategic vision.

2021 Proxy Statement	17

Board of Directors and Corporate Governance
Consideration of Director Nominees
In evaluating nominees for director to recommend to the Board of Directors, the Nominating and Governance Committee will take into account many factors within the context of the characteristics and the needs of the Board of Directors as a whole and EA’s business and strategy at that time. While the specific needs of the Board of Directors may change from time to time, all nominees for director are considered on the basis of the following minimum qualifications:
•The highest level of personal and professional ethics and integrity, including a commitment to EA’s purpose and beliefs;
•Practical wisdom and mature judgment;
•Broad training and significant leadership experience in business, entertainment, technology, finance, corporate governance, public interest or other disciplines relevant to EA’s long-term success;
•The ability to gain an in-depth understanding of EA’s business; and
•A willingness to represent the best interests of all EA stockholders and objectively appraise management performance.
The Nominating and Governance Committee and the Board of Directors are committed to actively seeking highly qualified women and individuals from underrepresented communities to include in the pool of potential new directors. The Nominating and Governance Committee considers the skills, background and experience of each candidate to evaluate his or her ability to contribute diverse perspectives to the Board of Directors. The goal of the Nominating and Governance Committee is to select candidates that have complementary and diverse perspectives, whether based on business experience, diversity of gender, ethnicity, culture, or other factors, which together contribute to the Board of Directors’ effectiveness as a whole. The primary consideration is to identify candidates who will best fulfill the Board of Directors’ and the Company’s needs at the time of the search. Therefore, the Nominating and Governance Committee does not believe it is appropriate to either nominate or exclude from nomination an individual solely based on gender, ethnicity, race, age, or similar factors.
The Nominating and Governance Committee will evaluate candidates proposed by our stockholders under similar criteria, except that it also may consider as one of the factors in its evaluation the amount of EA voting stock held by the stockholder and the length of time the stockholder has held such stock.
Director Independence
Our Board of Directors has determined that each of our non-employee directors qualifies as an “independent director” as that term is used in the NASDAQ Stock Market Rules and that each member of our standing committees is independent in accordance with those standards. Mr. Wilson, our CEO, does not qualify as independent. The NASDAQ Stock Market Rules have both objective tests and a subjective test for determining independence. The Board of Directors has not established categorical standards or guidelines to make these subjective determinations but considers all relevant facts and circumstances.
In addition to the Board-level standards for director independence, the directors who serve on the Nominating and Governance, Audit and Compensation Committees each satisfy requirements established by the Securities and Exchange Commission (“SEC”) and the NASDAQ Stock Market to qualify as “independent” for the purposes of membership on those committees.

18

Board of Directors and Corporate Governance
Board Structure and Operations
Board Meetings
In fiscal 2021, the Board of Directors met 10 times. At regularly scheduled meetings, the independent members of the Board of Directors meet in executive session separately without management present.

OVERSIGHT OF COVID-19 RESPONSE
Throughout fiscal year 2021, the Board of Directors was actively engaged in the oversight of the Company’s response to the COVID-19 pandemic and key risk areas posed by the pandemic. As the Company transitioned to a global work-from-home environment in the spring, the Board of Directors communicated regularly with Company management and convened a special meeting in April to discuss the Company’s fiscal 2021 financial plan and impacts of the COVID-19 pandemic. Throughout the remainder of fiscal 2021, the Board of Directors and its Committees remained engaged on the Company’s response to the COVID-19 pandemic through updates and key considerations at regularly scheduled meetings. Key oversight areas included:
•The Company’s efforts to keep its people safe and healthy;
•Employee well-being and productivity and continued execution of the Company’s strategic priorities;
•How the Company adapted its operations, including content-development processes, enabling the delivery of our strategic objectives;
•The initiation and execution of temporary benefits program enhancements;
•How the Company’s financial reporting, disclosure controls and procedures and integrated audit scaled to a global work-from-home environment;
•How the Company’s IT infrastructure scaled to a global work-from-home environment;
•Increased risk associated with the Company’s IT infrastructure, as well as the IT infrastructure of business partners, from the global shift to a work-from-home environment; and
•How factors related to the COVID-19 pandemic should be considered and evaluated when making compensation decisions.

Director Attendance at Annual Meeting
Our directors are expected to make every effort to attend the Annual Meeting. All of the nine directors who were elected at the 2020 annual meeting attended the 2020 annual meeting.

2021 Proxy Statement	19

Board of Directors and Corporate Governance
Board of Directors Leadership Structure
In May 2021, EA’s Board Chair, Mr. Lawrence F. Probst III, determined that he would not stand for re-election at the Annual Meeting. The Board of Directors appointed Mr. Andrew Wilson, the Company’s Chief Executive Officer as Chair of the Board, effective upon the Annual Meeting and subject to Mr. Wilson’s re-election to the Board of Directors at the Annual Meeting. The Board of Directors believes that Mr. Wilson has invaluable knowledge regarding the Company and the interactive entertainment industry and is uniquely positioned to lead the Board of Directors in its review of management’s strategic plans. In addition, the Board of Directors believes that Mr. Wilson’s combined role enables decisive leadership, promotes clear accountability and enhances the Company’s ability to communicate its strategy and message clearly and consistently to stockholders, employees and other stakeholders.
In appointing Mr. Wilson as Chair, the Board of Directors also considered practices and programs that promote and facilitate independent viewpoints and strengthen effective independent oversight of management. These considerations included the current membership of the Board of Directors, which has a balanced mix of shorter tenured and longer tenured directors and representation of diverse perspectives based on business experience, gender, ethnicity and other factors. The Board of Directors also considered its strong standing committees, which are entirely composed of independent directors, and have empowered Committee Chairs.
The Board of Directors understands and values the role of independent leadership. Mr. Ubiñas has served as our Lead Independent Director since 2015, and his current term ends at the Annual Meeting. Mr. Ubiñas was chosen by the independent directors to serve as Lead Independent Director for an additional two-year term, ending with our 2023 annual meeting, subject to Mr. Ubiñas’ re-election to the Board of Directors. Mr. Ubiñas, the Chair of our Nominating and Governance Committee, has extensive experience as a public company director and deep knowledge and understanding of governance practices and board functions from his work with companies across sectors; he also has spoken directly with several of the Company’s largest investors. Given Mr. Ubiñas’ strong qualifications and corporate governance expertise including his experience as our Lead Independent Director, the Board believes that Mr. Ubiñas’ contributions continue to be of great value to the Board and to stockholders, particularly in light of Mr. Probst’ transition.
As Lead Independent Director, Mr. Ubiñas’ key roles and responsibilities include:
•Calling special meetings of the Board of Directors, as needed;
•Presiding at meetings of the Board of Directors at which the Chair is not present, including executive sessions of the Board of Directors;
•Consulting with the Chairman on the agenda for Board of Directors meetings to ensure sufficient time to discuss agenda items;
•Assessing timeliness of information communicated from management and the Board;
•Serving as a liaison between the Chair and the other independent directors;
•Conducting the annual board evaluation alongside the Chair;
•Leading the Board of Directors' evaluation of the Chief Executive Officer;
•Overseeing the Board of Directors’ stockholder communication policies and procedures; and
•Meeting with major stockholders and other external parties.
The Board of Directors believes that this leadership structure with Mr. Wilson serving as Chair and Mr. Ubiñas serving as Lead Independent Director is the appropriate leadership structure for the Company and that having a strong and empowered Lead Independent Director provides an essential mechanism for independent viewpoints and accountability.
Board Committees
The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each of these standing committees operates under a written charter adopted by the Board of Directors. These charters are available in the Investor Relations section of our website at http://ir.ea.com.

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Board of Directors and Corporate Governance
All members of these committees are independent directors. During fiscal 2021, all nine directors attended or participated in 86% or more of the aggregate of (1) the number of applicable meetings of the Board of Directors and (2) the number of applicable meetings held by each committee on which such director was a member. The members of our standing committees are set forth below:

Audit Committee

Members	Richard A. Simonson (Chair)	Jeffrey T. Huber	Talbott Roche	Meetings in 2021: 8 The committee also acted by written consent.

Responsibilities of the Audit Committee
•Assists the Board of Directors in its oversight of the Company’s financial reporting and is directly responsible for the appointment, compensation and oversight of our independent auditors.
•Establishes and maintains complaint procedures with respect to internal and external concerns regarding accounting or auditing matters.
•Oversees tax and treasury policies and practices as well as the Company’s internal audit function.
•Although the Board of Directors retains ultimate risk management oversight of matters related to privacy and cybersecurity, the Audit Committee receives quarterly updates from EA’s information security team and reviews the steps taken by management to monitor and control risks with respect to privacy and cybersecurity issues.
In the opinion of the Board of Directors, each of the three current Audit Committee members meets the independence requirements and the financial literacy standards of the NASDAQ Stock Market Rules, as well as the independence requirements of the SEC. The Board of Directors has determined that Mr. Simonson meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules. The Audit Committee has the authority to obtain advice and assistance from outside advisors without seeking approval from the Board of Directors, and the Company will provide appropriate funding for payment of compensation to advisors engaged by the Audit Committee.
For further information about the Audit Committee, please see the “Report of the Audit Committee of the Board of Directors” below.

Nominating and Governance Committee
Members	Luis A. Ubiñas (Chair)	Leonard S. Coleman	Meetings in 2021: 4 The committee also acted by written consent.

Responsibilities of the Nominating and Governance Committee
•Applies the criteria outlined in our Corporate Governance Guidelines to recommend nominees for director and committee memberships to the Board of Directors.
•Reviews from time to time the appropriate skills, characteristics and experience required of the Board of Directors as a whole, as well as its individual members, including such factors as business experience and diversity.
•Reviews developments in corporate governance and recommends formal governance standards to the Board of Directors.
•Oversees the CEO’s annual performance review.
•Manages the process for emergency planning in the event the CEO is unable to fulfill the responsibilities of the role, and also periodically evaluates internal and external CEO candidates for succession planning purposes.
•Oversees matters of corporate responsibility, including inclusion and diversity policies and practices, environmental sustainability, community outreach and political activities.
The Nominating and Governance Committee currently is comprised of two directors, each of whom in the opinion of the Board of Directors meets the independence requirements of the NASDAQ Stock Market Rules.

2021 Proxy Statement	21

Board of Directors and Corporate Governance

Compensation Committee

Members	Luis Ubiñas (Chair from December 18, 2020)	Jay C. Hoag (Chair until December 18, 2020)	Leonard S. Coleman	Heidi J. Ueberroth	Meetings in 2020: 6 The committee also acted by written consent.

Responsibilities of the Compensation Committee
•Sets the overall compensation strategy for the Company.
•Recommends the compensation of the CEO to the Board of Directors and determines the compensation of our other executive officers.
•Oversees the Company’s bonus and equity incentive plans and other benefit plans.
•Reviews and recommends to the Board of Directors compensation for non-employee directors and reviews and approves compensation for employees who qualify as a “Related Person” under our Related Person Transaction Policy.
In the opinion of the Board of Directors each of the four members of the Compensation Committee meets the independence requirements of the NASDAQ Stock Market Rules and the SEC rules. The Compensation Committee has the authority to engage the services of outside advisors after first conducting an independence assessment in accordance with applicable laws, regulations and exchange listing standards. During fiscal 2021, the Compensation Committee engaged and directly retained two national compensation consulting firms, Compensia, Inc. (“Compensia”) and Semler Brossy Consulting Group (“Semler”) to advise on executive compensation matters. Please refer to the section titled “The Process for Determining Our NEOs’ Compensation” in the “Compensation Discussion and Analysis” section of this Proxy Statement, for additional information regarding the role of these compensation consultants in advising the Compensation Committee on our executive compensation program. The Compensation Committee has reviewed the independence of each of Semler and Compensia and has determined that neither of Semler’s nor Compensia’s engagement raise any conflicts of interest. The Compensation Committee may also delegate any of its authority and duties to subcommittees, individual committee members or management, as it deems appropriate in accordance with applicable laws, rules and regulations.
Following the 2020 say-on-pay vote, the Compensation Committee undertook a comprehensive review of our executive compensation program, appointed our Lead Independent Director, Mr. Luis Ubiñas, as Chair of the Compensation Committee and engaged a new independent compensation consultant to apply a fresh perspective to our programs and practices. Our former Compensation Committee Chair Jay Hoag had announced his intention to retire from the Board of Directors at the end of his current term. Thus, the Board of Directors and the Compensation Committee determined that in light of the need to actively engage with our stockholders on our executive compensation program and to implement changes reflecting their feedback, Mr. Ubiñas was uniquely qualified to lead the Compensation Committee during this time given his deep corporate governance experience. It is the expectation of the Board of Directors that Mr. Ubiñas will step down as Chair of the Compensation Committee in due course in order to distribute the Board’s leadership roles. The Board of Directors and the Compensation Committee will determine the appropriate time for Mr. Ubiñas to transition off as Chair of the Compensation Committee.
For further information about the role of our Compensation Committee and executive officers in recommending the amount or form of executive compensation, please see “The Process for Determining our NEOs’ Compensation” in the “Compensation Discussion and Analysis” section of this Proxy Statement.

Compensation Committee Interlocks and Insider Participation
During fiscal 2021, no member of the Compensation Committee was an employee or current or former officer of EA, nor did any member of the Compensation Committee have a relationship requiring disclosure by EA under Item 404 of Regulation S-K. No EA officer serves or has served since the beginning of fiscal 2021 as a member of the board of directors or the compensation committee of a company at which a member of EA’s Board of Directors and Compensation Committee is an employee or officer.
Annual Board and Committee Self-Evaluations
Our Board of Directors and each of our committees conducts an annual evaluation, which includes a qualitative assessment by each director of the performance of the Board of Directors, as a whole, and the committee or committees on which each director serves. The evaluation is intended to determine whether the Board of Directors and each committee are functioning effectively, and to provide them with an opportunity to reflect upon and improve processes and effectiveness. The evaluations are led by Mr. Ubiñas, our Lead Independent Director and Chair of the Nominating and Governance Committee. A summary of the results is presented to the Nominating and Governance Committee and the Board of Directors on an aggregated basis, noting any themes or common issues.

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Board of Directors and Corporate Governance
Board’s Role and Responsibilities
Oversight of Risk Issues

Board of Directors

Our Board of Directors oversees our risk management. The Board of Directors exercises this oversight responsibility directly and through its committees. The oversight responsibility of the Board of Directors and its committees is informed by reports from our management team that are designed to provide visibility into our key risks and our risk mitigation strategies. Material business and strategic risks are reviewed by the full Board of Directors. While the Board of Directors has ultimate risk oversight with respect to risks related to privacy and cybersecurity and receives periodic updates on these risks and mitigation strategies, the Audit Committee also receives quarterly updates from EA’s information security team that review the steps taken by management to monitor and mitigate these risks. In addition, the Board of Directors oversees risks related to the COVID-19 pandemic. While committees oversee COVID-19 risks specific to their delegated duties, the Board of Directors has reviewed, overseen and continues to monitor the identification of COVID-19 risks and mitigation strategies related to the Company’s efforts to maintain the mental and physical health and safety of its workforce, return-to-work procedures, business strategy and execution, business continuity, information technology systems and networks, and the impact on the Company’s financial planning.

Audit Committee
•Risks related to financial reporting, internal controls and procedures, investments, tax and treasury matters and legal compliance.
•Oversees enterprise risk management program, which identifies and prioritizes material risks for the Company, including, if material, risks related to corporate responsibility matters, and the mitigation steps needed to address them.
•Risks related to the COVID-19 pandemic to the Company’s internal controls over financial reporting, disclosure controls and procedures and independent audit, as well as the way in which business risks related to COVID-19 are communicated in the Company’s SEC filings.

Nominating and Governance Committee
•Risks related to director and CEO succession. •Risks related to our corporate governance policies and practices.
Compensation Committee
•Risks related to our people practices, including employee engagement, retention and pay equity.
•Reviews compensation-related risks with members of management that are responsible for structuring the Company’s compensation programs.

Each of the committees regularly reports to the full Board of Directors on matters relating to the specific areas of risk that each committee oversees.

2021 Proxy Statement	23

Board of Directors and Corporate Governance
Compensation Risk Assessment
As part of their risk oversight efforts, the Compensation Committee evaluates our compensation programs to determine whether the design and operation of our policies and practices could encourage executives or employees to take excessive or inappropriate risks that would be reasonably likely to have a material adverse effect on the Company and have concluded that they do not. In making that determination, the Compensation Committee considered the design, size and scope of our cash and equity incentive programs and program features that mitigate against potential risks, such as payout caps, clawbacks, the quality and mix of performance-based and “at risk” compensation, and, with regard to our equity incentive programs, the stock ownership requirements applicable to our executives. The Compensation Committee reviewed the results of their evaluation with management and Semler. The Compensation Committee has concluded that our compensation policies and practices strike an appropriate balance of risk and reward in relation to our overall business strategy, and do not create risks that are reasonably likely to have a material adverse effect on the Company. The “Compensation Discussion and Analysis” section below generally describes the compensation policies and practices applicable to our named executive officers.
Oversight of Corporate Responsibility

The Nominating and Governance Committee reviews the Company’s commitments and progress with respect to matters of corporate responsibility. The Nominating and Governance Committee receives regular reports from management and engages with management on key priorities and strategies. To govern our commitments, and measure our progress, on equity, inclusion and diversity, as well as outreach and community impact, we maintain a Diversity Council, which is led by our CEO and meets at least quarterly. In November 2020, we launched our inaugural Impact Report, detailing our commitments and progress in important social and environmental focus areas. Our Impact Report was created with reference to the Sustainability Accounting Solutions Board (SASB) Materiality Map.
Our key focus areas include:

Building Diverse and
Healthy Teams
As we aim to inspire the world to play, we know that strength lies in the diversity of our people. Creating great games starts with development teams that are as diverse as the communities we serve. From our inclusive workforce policies to pay equity, we continue to invest in initiatives that empower our people, celebrate diversity and actively foster inclusion.

Investing in Privacy and
Security
We know that establishing lasting relationships with our players and employees requires care and transparency in how we collect, use, share and protect personal information. We are committed to demonstrating thoughtful stewardship of this information and implementing measures to protect the personal information of our players and employees.

Positive Play and Healthy
Communities
We have a deep commitment to the communities in which we live, work and play. We believe that games are for everyone and can be a positive force for good around the world. We champion Positive Play across our games and services. Throughout our community programs, we proudly support organizations that are driving inclusion, education and strengthening underrepresented communities.

Protecting the
Environment
The serious challenge posed by climate change demands a comprehensive global response from every part of society. We are committed to doing our part to combat climate change and are taking action to implement the recommendations of the Task Force on Climate-Related Financial Disclosures.

Enhancing Corporate
Governance
We maintain corporate governance policies and practices that meet or exceed applicable law and listing standards. We are committed to acting fairly and ethically where and with whom we do business, promoting and protecting human rights, marketing our games and services in a manner that does not mislead consumers, and providing transparency into our political advocacy and activities.

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Board of Directors and Corporate Governance

FY21 Key Corporate Responsibility Actions

Contributed $1 million to organizations fighting for racial justice in the U.S. and against discrimination around the world, including the Players Coalition, Equal Justice Initiative, the American Civil Liberties Union, the Fund for Global Human Rights, and the NAACP Legal Defense and Educational Fund.	Launched our 500+ member Global Green Team focusing on a broad range of internal and community-based environmental actions, such as responsible purchasing and water and waste reduction.

Established our Positive Play Project focused on online safety, healthy play and fair play.	Became the first U.S. publicly-traded company in our industry to publish representation data for our entire organization in alignment with our industry’s SASB standards.

Held an Advancing Gender Equality Summit, inviting leaders from the gaming, entertainment, and technology industries to discuss the creative approaches companies are taking to advance gender equality.	Achieved 84% response rate in our December 2020 engagement survey, with 83% of employees responding favorably to questions focused on retention.

Volunteered 18,477 hours to support 1,805 charitable organizations.	Temporarily enhanced our benefits programs to assist employees during the COVID-19 pandemic, including payments to assist with work from home costs and care needs, a pandemic care leave program and additional services for mental and physical health.

For the first time, disclosed the energy and water usage from our global owned and leased properties, including EA-owned datacenters, as well as the percentage of our servers located in areas of high water stress.
To support global communities impacted by the COVID-19 pandemic and racial and social injustice, increased our match of employee donations to 200% during the first quarter of fiscal 2021.
Pay Equity
In June 2021 we announced that we achieved gender pay equity globally and race/ethnicity pay equity in the United States, each with respect to base pay. To us, pay equity means that employees are paid equitably for their work, regardless of their gender, ethnicity, or other characteristics not relevant to their role or performance in it. When we review employee pay, we take factors such as an employee’s job function, job level, performance, location and experience into account to ensure employees are paid fairly.
Board Policies
Related Persons Transactions Policy
Our Board of Directors has adopted a written Related Person Transactions Policy that describes the procedures used to process, evaluate, and, if necessary, disclose transactions between the Company and its directors, officers, director nominees, greater than 5% beneficial owners, or an immediate family member of any of the foregoing. We review any transaction or series of transactions which exceeds $120,000 in a single fiscal year and in which any related person has a direct or indirect interest, as well as any transaction for which EA’s Global Code of Conduct or Conflict of Interest Policy would require approval of the Board of Directors.
Once a transaction has been identified, the Audit Committee (if the transaction involves an executive officer) or the Nominating and Governance Committee (if the transaction involves a director) will review the transaction at the next scheduled meeting of such committee. Transactions involving our CEO also will be reviewed by our independent Chairman or Lead Independent Director if the Chairman is not independent. Transactions involving employee compensation will also be submitted to the Compensation Committee for approval. If it is not practicable or desirable to wait until the next scheduled meeting, the chairperson of the applicable committee considers the matter and reports back to the relevant committee at the next scheduled meeting. In determining whether to approve or ratify a transaction, our committees (or the relevant chairperson of such committee) consider all of the relevant facts and circumstances available and transactions are approved only if they are in, or not inconsistent with, the best interests of EA and its stockholders. No member of a committee reviewing a potential related person transaction may participate in any review, consideration or approval of any transaction if the member or their immediate family member is the related person.

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Board of Directors and Corporate Governance
Global Code of Conduct and Corporate Governance Guidelines
We have adopted a Global Code of Conduct that applies to our directors, and all employees, including our principal executive officer, principal financial officer, principal accounting officer, and other senior financial officers, as well as Corporate Governance Guidelines. These documents, along with our organizational documents and committee charters, form the framework of our corporate governance. Our Global Code of Conduct, Corporate Governance Guidelines and committee charters are available in the Investor Relations section of our website at http://ir.ea.com. We post amendments to or waivers from our Global Code of Conduct in the Investor Relations section of our website.
Stockholder Communications with the Board of Directors
EA stockholders may communicate with the Board of Directors as a whole, with a committee of the Board of Directors, or with an individual director by sending a letter to EA’s Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065, or by sending an email to StockholderCommunications@ea.com. Our Corporate Secretary will forward to the Board of Directors all communications that are appropriate for the Board of Directors’ consideration. For further information regarding the submission of stockholder communications, please visit the Investor Relations section of our website at http://ir.ea.com.
Director Compensation
Our Compensation Committee is responsible for reviewing and recommending to our Board of Directors the compensation paid to our non-employee directors. Non-employee directors are paid a mix of cash and equity compensation consisting of (1) an annual board retainer, (2) committee fees, and committee chair, chairman and lead director fees, as applicable, and (3) an annual equity award, as described below.

Non-Employee Director (Cash vs Equity Compensation)

The Compensation Committee reviews our non-employee director compensation every two years, with the last review occurring in February 2020 in consultation with Fredrick W. Cook & Co. (“FWC”), an independent consultant to the Compensation Committee. As part of its February 2020 review, FWC conducted a competitive analysis of our non-employee director compensation against our compensation peer group (as defined in the “Compensation Discussion and Analysis” below). Based on the Compensation Committee’s review, no changes to the compensation paid to our non-employee directors were recommended to our Board of Directors. The Compensation Committee expects to conduct its next review of our director compensation in 2022.

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Board of Directors and Corporate Governance
Cash Compensation
Our non-employee directors receive an annual cash retainer for service on the Board of Directors, plus fees for service on the Audit, Compensation and/or Nominating and Governance Committee, as applicable. In addition to those fees, the Chairman of the Board, Lead Director and Chairs of the Audit, Compensation and Nominating and Governance Committees receive additional fees for their service in such roles. The table below reflects the annualized components of cash compensation for non-employee directors that were in place during fiscal 2021. For more information regarding the specific compensation received by each non-employee director during fiscal 2021, see the “Fiscal 2021 Director Compensation Table” table below.

Annual Board Retainer	Amount ($)
Annual Board Retainer	60,000

Committee Fees	Amount ($)
Service on the Audit Committee	15,000
Service on the Compensation Committee	12,500
Service on the Nominating and Governance Committee	10,000

Chairman of the Board, Lead Director and Committee Chair Fees	Amount ($)
Chairman of the Board of Directors	50,000
Lead Director	25,000
Chair of the Audit Committee	15,000
Chair of the Compensation Committee	12,500
Chair of the Nominating and Governance Committee	10,000
In addition, individual directors are eligible to earn up to $1,000 per day, with the approval of the Board of Directors, for special assignments, which may include providing oversight to management in areas such as sales, marketing, public relations, technology and finance (provided, however, no independent director is eligible for a special assignment if the assignment or payment for the assignment would prevent the director from being considered independent under applicable NASDAQ Stock Market or SEC rules). No non-employee directors earned any compensation for special assignments during fiscal 2021.
Equity Compensation
In fiscal 2021, non-employee directors also received an annual equity award of restricted stock units (“RSUs”) with a grant date fair value of approximately $260,000. These RSUs were granted upon re-election to the Board of Directors at our 2020 annual meeting and vest in full on the first anniversary of the grant date (or, if earlier, the date of the next annual meeting of stockholders following the grant date), subject to the non-employee director’s continuous service as a member of the Board of Directors through such date. The receipt of shares underlying vested RSUs may be deferred until the fifth or tenth anniversary of the original vesting date or the date the director terminates service with the Company.
Under the terms of our equity incentive plan, non-employee directors may elect to receive all or part of their cash compensation (as described above) in the form of shares of our common stock. As an incentive for our non-employee directors to increase their stock ownership in EA, non-employee directors making such an election receive vested shares of common stock valued at 110% of the cash compensation they otherwise would have received. These shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the date of grant, which is the first trading day of each quarter of the Board year. Mr. Hoag, Mr. Huber, Ms. Roche, Mr. Simonson, and Mr. Ubiñas received all or part of their cash compensation in the form of our common stock during fiscal 2021.
Other Benefits
Non-employee directors who are not employed with any other company are offered an opportunity to purchase certain EA health, dental and vision insurance while serving as a director. Participating directors pay 100% of their own insurance premiums.

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Board of Directors and Corporate Governance
Fiscal 2021 Director Compensation Table
The following table shows compensation information for each of our non-employee directors during fiscal 2021. Mr. Wilson, our CEO, does not receive any compensation for his service as a member of our Board of Directors. For information regarding the compensation paid to Mr. Wilson during fiscal 2021, refer to the “Fiscal 2021 Summary Compensation Table” below, and the related explanatory tables.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Leonard S. Coleman	82,500	259,955	—	342,455
Jay C. Hoag	81,875	259,955	8,127	349,957
Jeffrey T. Huber	75,000	259,955	7,432	342,387
Lawrence F. Probst III	110,000	259,955	—	369,955
Talbott Roche	75,000	259,955	7,432	342,387
Richard A. Simonson	90,000	259,955	9,056	359,011
Luis A. Ubiñas	114,450	259,955	2,634	377,039
Heidi Ueberroth	72,500	259,955	—	332,455
(1)As discussed above, non-employee directors may elect to receive all or a portion of their cash fees in the form of EA common stock. See footnote 3 for additional information regarding the number of shares received in lieu of cash compensation by those non-employee directors who made such an election.
(2)Represents the aggregate grant date fair value of the annual equity award of RSUs granted to the non-employee directors and is calculated based on a closing price of $146.95 per share for our common stock on the date of grant, August 6, 2020. Grant date fair value is determined for financial statement reporting purposes in accordance with FASB ASC Topic 718. For additional information regarding the valuation methodology for RSUs, see Note 15 “Stock-Based Compensation and Employee Benefit Plans,” to the Consolidated Financial Statements in our Annual Report. Each of our non-employee directors held 1,769 unvested RSUs as of April 3, 2021 (the last day of fiscal 2021).
(3)Non-employee directors may elect to receive all or part of their cash compensation in the form of EA common stock, and directors making such an election receive common stock valued at 110% of the cash compensation they would have otherwise received. These shares are awarded via the grant and immediate exercise of a stock option having an exercise price equal to the fair market value of our common stock on the date of grant. The values represent the premium received for shares in lieu of compensation. As of April 3, 2021 (the last day of fiscal 2021), the aggregate number of outstanding and unexercised shares of our common stock subject to stock options beneficially owned by our non-employee directors was as follows: Mr. Huber, 11,872; Mr. Probst, 76,861; Mr. Simonson, 11,872; and Mr. Ubiñas, 4,872.
The following table presents information regarding the shares received upon immediate exercise of the option(s) granted to each director who elected to receive all or part of his or her cash compensation in the form of EA common stock during fiscal 2021:

Name	Grant Date	Exercise Price ($)	Shares Subject to Immediately Exercised Stock Option Grants	Grant Date Fair Value ($)
Jay C. Hoag	5/1/2020	113.27	206	23,334
	8/3/2020	142.36	164	23,347
	11/2/2020	119.81	196	23,483
	2/1/2021	145.87	136	19,838
				90,002
Jeffrey T. Huber	5/1/2020	113.27	182	20,615
	8/3/2020	142.36	145	20,642
	11/2/2020	119.81	172	20,607
	2/1/2021	145.87	141	20,568
				82,432
Talbott Roche	5/1/2020	113.27	182	20,615
	8/3/2020	142.36	145	20,642
	11/2/2020	119.81	172	20,607
	2/1/2021	145.87	141	20,568
				82,432
Richard A. Simonson	5/1/2020	113.27	219	24,806
	8/3/2020	142.36	174	24,771
	11/2/2020	119.81	206	24,681
	2/1/2021	145.87	170	24,798
				99,056
Luis A. Ubiñas	5/1/2020	113.27	255	28,884
				28,884

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Executive Compensation Matters
Compensation Discussion & Analysis
For fiscal 2021, EA’s named executive officers (“NEOs”) were:
•Andrew Wilson, Chief Executive Officer;
•Blake Jorgensen, Chief Operating Officer and Chief Financial Officer;
•Laura Miele, Chief Studios Officer;
•Kenneth Moss, Chief Technology Officer; and
•Chris Bruzzo, Executive Vice President, Marketing, Commercial and Positive Play.
Executive Summary
During fiscal 2021 we created amazing games and services for our players, saw deep player engagement, and generated strong financial and operating results. At the same time, we continued to navigate the challenges of the COVID-19 pandemic while prioritizing the health, safety, and wellbeing of our global workforce. Leading up to and following our 2020 annual meeting, we conducted formal engagement with our top institutional stockholders to understand their views on topics including executive compensation, governance, and ESG issues. After considering stockholder views and input from the Compensation Committee’s independent compensation consultant and management, the Compensation Committee approved substantive changes to our executive compensation program.
Key highlights for the year included:

Drove strong financial performance and executed on our key strategic objectives
•Generated net revenue of $5.629 billion and diluted earnings per share of $2.87
•Returned $827 million to stockholders through share repurchases and dividends
•Delivered on our fiscal 2021 title slate, launching 13 new games, all during the challenges of the COVID-19 pandemic
•Completed the acquisitions of Codemasters, Glu Mobile and Metalhead Software, accelerating our global leadership within racing entertainment and the growth of our mobile business, while also adding valuable IP to our portfolio, strengthening our global talent pool, and driving long-term value creation

Guided EA through the COVID-19 pandemic
•Mobilized quickly to adapt our work model by enhancing our information technology systems and platforms, and adapting our operations, including our content development processes, enabling us to continue to deliver on our strategic objectives
•Established a COVID-19 Incident Management Team to ensure we had the resources and protocols in place to guide and support our global workforce during the pandemic, while prioritizing health, safety, and wellbeing
•Provided our global employees with additional support and resources, including COVID-19 support payments totaling approximately $32.5 million during fiscal 2021, with additional payments to be made in fiscal 2022; 80 hours of paid pandemic care leave to support employees with caregiving needs disrupted by COVID-19; and additional services for mental health and wellbeing

Engaged with top institutional stockholders and implemented changes to our executive compensation program and governance
•Engaged with top institutional stockholders before and after our 2020 annual meeting to understand their views on executive compensation, governance and ESG issues
•Appointed Mr. Luis Ubiñas as Chair of the Compensation Committee; engaged a new independent compensation consultant to the Compensation Committee
•Considered stockholder feedback and made substantial changes to our executive compensation program for fiscal 2022, including our fiscal 2022 PRSU program

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Executive Compensation Matters

Fiscal 2021 Performance Highlights
Our executive compensation program is designed to reward our NEOs for the achievement of Company-wide financial, operating, and strategic objectives and the creation of long-term stockholder value. As highlighted below, our financial performance, operating achievements, and execution on our strategic objectives provide context for the fiscal 2021 executive compensation decisions made by the Compensation Committee and Board of Directors.
Fiscal 2021 GAAP Financial Results and Operating Highlights

$5.629 billion net revenue	$2.87 diluted earnings per share	$6.190 billion net bookings

Live Services and other net revenue $4.016 billion, representing 71.3% of total net revenue	$1.934 billion operating cash flow	18.6% operating profit margins

Repurchased 5.6 million shares during fiscal 2021 for $729 million	Initiated quarterly cash dividend of $0.17 per share in Q3 of fiscal 2021
Launched
13 major games
during fiscal 2021, including FIFA 21, Madden NFL 21, NHL 21, Star WarsTM: Squadrons, Medal of HonorTM: Above and Beyond, and Need for SpeedTM Hot Pursuit Remastered, and navigated a major platform transition to next generation consoles

Over 100 million players of Apex Legends life to date on console/PC	FIFA Ultimate Team players grew 16% year-over-year	Over 500 million players across our player network within mobile, console and PC

Our COVID-19 Response
We delivered our achievements against the background of the global challenge of the COVID-19 pandemic. Since the outbreak of the pandemic, we have focused on actions to support our people, our players, and communities around the world. The wellbeing of our workforce is our top priority, and to keep everyone as safe as possible, nearly our entire workforce worked from home for the entirety of fiscal year 2021 and will continue to do so through at least September 2021. We have taken a number of actions to support our employees during this difficult period. For example, we provided our employees with:
•unlimited paid sick time for employees during the first seven months of the pandemic, in addition to our regular paid time off and sick leave policies;
•80 hours of paid time off for caregiving reasons relating to the pandemic;
•COVID-19 support payments totaling approximately $32.5 million during fiscal 2021 to assist with work from home costs, caregiving, and other pandemic-related expenses, with additional payments to be made in fiscal 2022;
•ergonomic assessments, and additional mental and physical health and wellbeing services; and
•additional rewards for certain essential on-site workers.

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Executive Compensation Matters
With more people staying at home, we saw growth in our business and across the industry. We’re proud that we continued to execute against our strategy in this challenging environment, delivering 13 new games, nearly all of which are supported by robust live services, bringing our games and subscription services to new platforms and adding tens of millions of players to our network. The pandemic has accelerated our progress against key strategic initiatives, notably a significant increase in live services and other net revenue and the proportion of our games downloaded digitally. The full extent of the COVID-19 pandemic to our business, operations and financial results will depend on numerous evolving factors that we may or may not be able to predict, but we are proud of how our employees and management, supported by our Board of Directors, have navigated challenging times and executed in service of our stockholders, players, and communities.
Stockholder Engagement and our 2020 Say-On-Pay Vote
In fiscal 2021, we increased our stockholder engagement efforts, conducting formal outreach before and after our 2020 annual meeting. Leading up to the 2020 annual meeting, we reached out to our top 100 stockholders collectively holding over 70% of our common stock on various topics including our executive compensation program, governance and ESG issues, and engaged with approximately 30 of these stockholders collectively holding approximately 40% of our common stock. At our 2020 annual meeting, we were disappointed that the advisory say-on-pay proposal received low support at 26%, especially given our strong fiscal 2020 financial performance and the strong support received in prior years when 94%, 86%, and 96% of the votes cast at our 2019, 2018 and 2017 annual meetings, respectively, were voted in favor of our say-on-pay proposal.
Following the 2020 say-on-pay vote, the Compensation Committee undertook a comprehensive review of our executive compensation program, appointed our Lead Independent Director, Mr. Luis Ubiñas, as Chair of the Compensation Committee and engaged a new independent compensation consultant to apply a fresh perspective to our programs and practices. Our former Compensation Committee Chair Jay Hoag had announced his intention to retire from the Board of Directors at the end of his current term. Thus, the Board of Directors and the Compensation Committee determined that in light of the need to actively engage with our stockholders on our executive compensation program and to implement changes reflecting their feedback, Mr. Ubiñas was uniquely qualified to lead the Compensation Committee during this time given his deep corporate governance experience. It is the expectation of the Board of Directors that Mr. Ubiñas will step down as Chair of the Compensation Committee in due course in order to distribute the Board’s leadership roles. The Board of Directors and the Compensation Committee will determine the appropriate time for Mr. Ubiñas to transition off as Chair of the Compensation Committee.
At the same time, we continued our stockholder outreach, inviting 34 of our top institutional stockholders collectively holding approximately 56% of our common stock to have additional calls with our engagement team, led by our Chief People Officer Mala Singh, to understand their concerns with our executive pay program. We had calls with stockholders collectively holding approximately 46% of our common stock, with members of the Compensation Committee participating in calls with our largest institutional stockholders collectively holding 35% of our common stock. We also invited advocacy group Change to Win to meet with us and participated in a call with them and our Compensation Committee member Mr. Len Coleman.
After considering stockholder feedback, as well as input from management and the Compensation Committee’s new independent compensation consultant, the Compensation Committee approved substantive changes to our executive compensation program for fiscal 2022 as outlined in more detail below. The Compensation Committee will continue to consider stockholder feedback, input from its independent compensation consultant and the outcomes of future say-on-pay votes when evaluating our executive compensation programs and policies and making compensation decisions for our NEOs.
Stockholder Outreach and Our Response

OUR STOCKHOLDER ENGAGEMENT PROGRAM

•We contacted our institutional stockholders before and after our 2020 annual meeting to solicit feedback on executive compensation, governance, ESG issues and other topics of interest to them.
•Our engagement team included members of the Compensation Committee, our Chief People Officer, Vice President of Total Rewards, Vice President of Investor Relations and Vice President, Legal Affairs.
•We invited 34 of our top institutional stockholders collectively holding approximately 56% of our common stock to have calls with our engagement team and held calls with stockholders representing approximately 46% of our common stock.
•Members of the Compensation Committee participated in meetings with our largest institutional stockholders collectively holding 35% of our common stock.
•The feedback we received from our stockholders was conveyed to the Board of Directors and relevant committees of the Board and were a key input to the decisions made on our executive compensation program.

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Executive Compensation Matters

What We Heard from Stockholders		Our Actions and Perspective
Special Equity Awards	Concerns with the use of special equity awards in fiscal 2020, particularly regarding overlapping performance periods for special equity awards
Action:
Granted no special equity awards in fiscal 2021 following our August 2020 annual meeting, and no special equity awards outside of our regular compensation program will be granted in fiscal 2022 to any of our NEOs.
Perspective:
We heard from our stockholders that our grants of special equity awards were deemed too frequent. Our Board of Directors and Compensation Committee understand the concerns raised and take this feedback seriously.
Special equity awards are not part of our regular executive compensation program. We deem them to be extraordinary occurrences that should be highly targeted and used only in rare circumstances to address significant competitive pressures to retain our top critical executive talent.

Performance-Based Restricted Stock Unit (“PRSU”) Program Features	Program should incorporate financial and operating metrics in addition to relative total stockholder return (“TSR”) Annual vesting is contrary to long-term nature of program
Action:
Added two additional performance metrics—net bookings and operating income—to our fiscal 2022 PRSU program.
Split PRSU awards beginning with fiscal 2022 into three equal tranches, with each tranche earned based on the achievement of a different performance metric: relative TSR, net bookings, and operating income.
Increased vesting for annual PRSU awards to three-year cliff vesting, beginning fiscal 2022 and thereafter.
Perspective:
The Compensation Committee selected net bookings and operating income because they are key indicators of our top-line and bottom-line performance and balance growth and investment spending to deliver long-term results and generate stockholder return. Further, these metrics increase line-of-sight for our NEOs and align our long-term incentive program with our broader business strategy, while maintaining strong alignment to results for our stockholders.
Finally, the three-year cliff vesting period better aligns the interests of executives with those of long-term stockholders.

	Lookback feature is a non-standard design element	Action: Eliminated the lookback feature from the relative TSR component of our fiscal 2022 PRSU program.
11th percentile for threshold payout on the relative TSR PRSUs is too low
Action:
Increased threshold and adjusted the relative TSR payout scale to better align with market and peer practices for the relative TSR component of our fiscal 2022 PRSU program. No PRSUs will be earned if relative TSR is below the 25th percentile, and we will continue to require above-market performance to earn the target number of PRSUs.

	Would like to see increased use of performance-based awards	Action: CEO’s annual equity award for fiscal 2022 and beyond to be at least 60% performance-based.

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Executive Compensation Matters

What We Heard from Stockholders		Our Actions and Perspective
Annual Bonus Program	Would like to better understand our financial and non-financial goals and annual bonus payout determinations
Action:
Enhanced disclosure of our annual bonus program structure, non-financial goals, and how payouts are determined (see below under “Our NEOs’ Fiscal 2021 Compensation—Annual Performance Cash Bonus Awards”).
Amended our Executive Bonus Plan effective for fiscal 2022, to cap NEO bonuses at 2x their target bonus percentage (instead of our legacy Internal Revenue Code Section 162(m) bonus cap of the lesser of 6x annual base salary and $5 million) to better align to market practice and have our bonus caps be clearer.

Stock Ownership	Would like to see higher stock ownership among executives	Action: Increased our Stock Ownership Guidelines for our CEO and other NEOs, including doubling the ownership multiple for our CEO.
Clawback Policy	Clawback should cover cash incentives, as well as equity incentives
Action:
Expanded our Clawback Policy to cover cash incentives, as well as equity incentives. Under the Clawback Policy, if we are required to restate our financial results and the Board of Directors determines that a covered officer engaged in an act of misconduct that resulted in the restatement, the Board of Directors may recoup any excess incentive compensation paid to a covered officer during the three years before the restatement.

Recruiting and Retention Challenges and Considerations
Challenges
We operate in a highly competitive market and industry, and in a geographic region that is exceptionally competitive for executive talent.
•Highly competitive industry: The digital interactive entertainment market is intensely competitive for talent at all levels and changes rapidly as new products, business models and distribution channels are introduced. As the gaming, technology/internet, and entertainment industries have converged in recent years, competition for talent in our space has intensified. Larger, well-funded technology companies such as Microsoft, Alphabet, Amazon, Apple, and Facebook are pursuing and strengthening their interactive entertainment capabilities and new entrants continue to emerge.
•Intense competitive market for executive talent: Attracting and retaining innovative, highly-talented and high-performing executives in this competitive and rapidly evolving market is critical to both our short-term and long-term success. We are headquartered in the San Francisco Bay Area, a geographic region that is extremely competitive for executive talent, particularly in the technology sector. Competition for talent at all levels, including the executive level, is especially fierce. Because we are a global leader in digital interactive entertainment and a pioneer in the gaming industry, our executives, seasoned leaders with deep industry experience and expertise, are prime targets for recruiting from large technology companies that are headquartered in the San Francisco Bay Area, including companies like Alphabet, Apple and Facebook that are expanding their interactive entertainment capabilities, as well as emerging growth companies and mature technology companies.
Response
This intensely competitive market for talent is one of the ongoing key challenges we face as we balance (1) our desire to offer a market competitive executive compensation program, (2) the need to continue to attract top talent and retain and incentivize our NEOs, and (3) the need to maintain a competitive pay-for-performance compensation philosophy in the long-term best interests of our stockholders. Our compensation program is designed to incentivize and retain our executive officers to create long-term value for our stockholders.

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Executive Compensation Matters

Our Fiscal 2021 CEO Annual Equity Award
In response to the competitive context for talent outlined above, the Board of Directors approved an enhanced fiscal 2021 annual equity award for Mr. Wilson. In May 2020, the Board of Directors determined the target value of Mr. Wilson’s equity award of $30 million, with 60% of the award granted in the form of PRSUs and 40% of the award granted in the form of RSUs. This award was granted to Mr. Wilson on June 16, 2020, before our 2020 annual meeting. The Board of Directors determined that it was critical to grant Mr. Wilson a larger than normal annual equity award for the following key reasons.
•To drive transformational growth and long-term success: The Board of Directors believes that Mr. Wilson has the strategic vision necessary to transform Electronic Arts into a digital interactive entertainment platform and is committed to retaining Mr. Wilson for his exceptional leadership, strategic vision, proven ability to execute on our long-term strategy and objectives, and passion for creating amazing games and services for our players.
•To recognize his outstanding track-record as CEO: Mr. Wilson has delivered exceptional value for stockholders during his seven-year tenure as CEO. When he assumed the role of CEO on September 17, 2013, our stock price was $27.60. Our stock price was $117.12 on May 14, 2020, when the Board of Directors approved Mr. Wilson’s fiscal 2021 annual equity award, and $125.73 on June 16, 2020, the award grant date.
•To address the competitive landscape and significant recruiting pressures: Given Mr. Wilson’s successful track record as CEO, the intensely competitive landscape for executives of Mr. Wilson’s caliber, and the significant recruiting efforts made for him as a result, the Board of Directors determined to take definitive action to retain him.
The Board of Directors believed that making this larger than normal grant on a one-time basis was in the best interests of stockholders given the heightened competition for top executive talent and the need to continue to retain and motivate Mr. Wilson. In May 2020, the Board of Directors approved—on a one-time-basis—a fiscal 2021 equity award with a target value of $30 million for Mr. Wilson. By comparison, the target value of Mr. Wilson’s fiscal 2020 equity award was $15 million.
In May 2021, the Board of Directors approved a fiscal 2022 annual equity award for Mr. Wilson with a target value of $18 million. This award was granted on June 16, 2021, and will be disclosed in the compensation tables in our fiscal 2022 proxy statement.
Compensation Principles
Philosophy and Objectives
Our business is based on harnessing creativity and technology to create games that engage and entertain our players. As a knowledge-based business, we believe that the skills, expertise, and experience of our employees, including our NEOs, are unique and are the critical factors that contribute to our overall performance and enhance stockholder value. To drive continued successful operational and financial performance, we must attract, motivate, reward, and retain top executive talent. Accordingly, our executive compensation program is designed to:

•pay for performance by creating incentives tied to our business results;
•create direct alignment with our stockholders by providing equity ownership in the Company;
•provide highly competitive compensation to attract and retain top executive talent;
•reward and motivate strong individual performance and leadership; and
•avoid undue compensation-related risk.

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Executive Compensation Matters
Compensation and Governance Practices
The Compensation Committee regularly reviews our executive compensation program to ensure that we maintain strong governance standards in our executive compensation program. Below is a summary of our key compensation and governance practices.

What We Do	What We Don’t Do

Structure executive compensation to link pay and performance
Provide a high percentage of variable, at-risk pay; approximately 94% of NEO compensation is variable and at-risk
Cap performance-based annual bonus awards
Require our executives to satisfy robust stock holding requirements
Conduct an annual risk assessment of our executive compensation program
Maintain a clawback policy covering cash and equity incentives
Evaluate our compensation peer group at least annually
Engage an independent compensation consultant to advise the Compensation Committee
Conduct regular stockholder outreach

No “single-trigger” change in control arrangements
No excise tax gross-ups upon a change in control
No executive employment contracts (other than as required by local jurisdictions)
No repricing of options without stockholder approval
No hedging or pledging of EA stock
No excessive perquisites
No payment of dividends or dividend equivalents on unearned or unvested equity awards

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Executive Compensation Matters

Our NEOs’ Fiscal 2021 Compensation
Target Total Direct Compensation for Fiscal 2021
Our pay-for-performance approach rewards the achievement of Company-wide financial and business objectives, individual performance, and the creation of long-term value for stockholders, while also recognizing the dynamic and highly competitive nature of our business and the market for top executive talent. The majority of the compensation that our NEOs receive is performance-based, with 85% delivered in the form of long-term equity incentives, to align their interests with those of our stockholders. For fiscal 2021, approximately 96% of our CEO’s target total direct compensation opportunity and 91% of the average of our NEOs’ (excluding our CEO) target total direct compensation opportunity was “at-risk” in the form of an annual performance cash bonus opportunity, and long-term equity awards comprised of PRSUs and RSUs, as set forth below.

CEO

NEOs (Excluding CEO)

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Executive Compensation Matters
Our Elements of Pay
The Compensation Committee believes that the target total direct compensation for each NEO should be consistent with market practices for executive talent, allow us to attract and retain the highest caliber of executive talent in our industry, and reflect each NEO’s individual experience, responsibilities, and performance. There are three main elements of NEO compensation: (1) annual base salary, (2) annual performance cash bonuses, and (3) long-term equity awards.
Target Total Direct Compensation for Fiscal 2021

	CEO	Other NEOs	Characteristics	Purpose	Focus and Impact
Annual Base Salary			Fixed cash component	Base salary serves to attract and retain high-performing executives.	Commensurate with level of responsibilities, complexity, a competitive market analysis for similar positions and individual performance, and internal compensation alignment.
Annual Performance Cash Bonus Awards			Annual payout based on: Company performance (50% Company financial performance and 50% Company business performance against preset goals), with an individual performance modifier	Our annual performance cash bonus program is designed to motivate our executives to achieve challenging short-term performance goals that are important to the Company’s long-term growth.	Designed to reward executives for actions that create stockholder value with performance in line with short-term financial, strategic and individual goals, while remaining competitive with the market for similar positions at our peers, and internal compensation alignment.
Long-Term Equity Awards
The majority of each NEO’s target total direct compensation should be provided in the form of long-term equity incentives.
The mix of time-based RSUs and performance-based RSUs aligns the interests of our NEOs and our stockholders and promotes long-term retention of a strong leadership team in an industry and geographic area that is highly competitive for executive talent.

Further strengthen the alignment of executives’ interests with those of long-term stockholders, taking into consideration factors such as Company performance, each NEO’s role, individual performance, the value of unvested equity awards, grant date fair value of the award, competitive market practices, and internal compensation alignment.

RSU			35-month vesting schedule
PRSU			3-year performance period Payouts tied to TSR Relative to NASDAQ-100 Index

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Executive Compensation Matters
Base Salary
Base salary is the fixed cash component that is market competitive for the role to attract and retain high-performing executives. Base salaries for our NEOs are reviewed annually by the Compensation Committee and the Board of Directors. To determine an executive’s base salary, the Compensation Committee, and the Board of Directors for Mr. Wilson, with assistance from the Compensation Committee’s independent compensation consultant, consider factors such as individual performance; the market for similar positions, including the pay practices for comparable positions at the companies in our peer group; level of responsibilities; complexity of role; experience; and internal compensation alignment.
As part of its May 2020 annual compensation review, the Compensation Committee, and the Board of Directors, in the case of Mr. Wilson, approved fiscal 2021 base salary increases, effective June 1, 2020, as set forth below. The increases for Messrs. Wilson, Jorgensen, Moss and Bruzzo were between 3.6% and 5.9% of base salary (as shown in the table below). These increases were made in recognition of their performance and contributions during the previous year and were in line with Company-wide base salary merit increases for strong performers. Ms. Miele received a 10% increase in base salary in recognition of her increased scope of responsibilities, which includes leading all game development for our worldwide studios, market competitive practices for game development talent, and her exceptional performance and contributions during the previous year.

NEO	Base Salary for Fiscal 2020 ($)	Base Salary for Fiscal 2021 ($)	% Increase
Mr. Wilson	1,200,000	1,260,000	5.0%
Mr. Jorgensen	850,000	900,000	5.9%
Ms. Miele	691,875	765,000	10.0%
Mr. Moss	691,875	720,000	3.6%
Mr. Bruzzo	691,875	720,000	3.6%
Annual Performance Cash Bonus Awards
Our annual performance cash bonus program is designed to motivate our executives to achieve challenging short-term performance goals that are important to the Company’s long-term growth. Our NEOs participate in the Executive Bonus Plan, which governs bonuses paid to our Section 16 officers. The Executive Bonus Plan establishes the maximum bonus awards that may be paid to an NEO for the fiscal year, and operates in conjunction with the EA Bonus Plan, our Company-wide bonus plan that applies to over 86% of our employees globally. Annual performance cash bonuses for our NEOs are determined based on Company performance (comprised of Company financial and business performance, weighted equally) and individual performance. The structure of the annual performance cash bonus program for our NEOs is described below.

Base Salary	X	Target Bonus Percentage (% of Base Salary)	X	Company Performance (Company Bonus Pool Funding)	X	Individual Performance Modifier (IPM)	=	NEO Bonus Payout
50% Company Financial Performance
+
50% Company Business Performance

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Executive Compensation Matters
Process to Determine Performance Cash Bonus Awards
During the first quarter of each fiscal year, the Compensation Committee selects the Executive Bonus Plan participants, performance period, performance measures, and the formula used to determine the maximum bonus funding under the plan for each participating NEO. All NEOs were selected to participate in the Executive Bonus Plan for fiscal 2021.

Approve target bonus percentages and maximum award amounts	Set performance goals	Determine Company bonus pool funding	Conduct individual performance assessments and determine individual performance modifiers (IPMs)
Step 1: Approve Target Bonus Percentages and Maximum Award Amounts
Approve Target Bonus Percentages
Each fiscal year, the Compensation Committee, and the Board of Directors for Mr. Wilson, sets the amounts of the target annual performance cash bonus awards as a percentage of each NEO’s base salary (“target bonus”) based on factors including individual performance, the market for similar positions, level of responsibilities, complexity of role, pay practices at our peer group for comparable positions, and internal compensation alignment. For fiscal 2021, the Board of Directors, in the case of Mr. Wilson, and the Compensation Committee, in the case of the other NEOs, determined that there would be no increases in the target bonus percentages for Messrs. Wilson, Jorgensen, Moss and Bruzzo. The Compensation Committee approved an increase of 10% to Ms. Miele’s target bonus percentage in recognition of her increased scope of responsibilities, which includes leading all game development for our worldwide studios, market competitive practices for game development talent, and her exceptional performance and contributions during the previous year.
Fiscal 2021 Target Bonus Percentages

	Annualized Base Salary for Fiscal 2021 ($)	Target Bonus Percentage for Fiscal 2021
Mr. Wilson	1,250,000	200%
Mr. Jorgensen	891,667	125%
Ms. Miele	753,375	110%
Mr. Moss	715,875	100%
Mr. Bruzzo	715,875	100%
Performance cash bonus awards represented approximately 58% of the average of our NEOs’ annual target total cash compensation for fiscal 2021, thus putting at risk a significant portion of our NEOs’ cash compensation.
Maximum Award Amounts
The Executive Bonus Plan establishes the maximum bonus award that may be paid to an NEO. For fiscal 2021, the Compensation Committee selected non-GAAP net income as the performance measure to determine the maximum award amounts because profitability (as measured by net income) is a key business focus in any year. The maximum bonus award for each NEO was established as the lower of: (1) 600% of each respective NEO’s annual base salary, not to exceed $5 million, and (2) 1.0% of our fiscal 2020 non-GAAP net income for our CEO, or 0.5% for all other NEOs. For our CEO, no bonus payout is made if net income is less than 80% of our fiscal 2021 plan.
Looking ahead to fiscal 2022: In line with stockholder feedback received and as described above under “Stockholder Outreach and Our Response,” beginning in fiscal 2022, the maximum bonus award for each NEO will be capped at two times each NEO’s target bonus percentage. This change is intended to align maximum award amounts to peer and market practice.

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Executive Compensation Matters
Step 2: Set Performance Goals
To align our NEOs’ bonus payouts to the performance of the Company, each NEO’s annual performance cash bonus award is tied to the bonus funding percentage applied to our overall Company bonus pool. Funding of the Company bonus pool is based 50% on our financial performance, and 50% on our business performance, based on pre-established goals. The Compensation Committee believes that this funding formula is appropriate because it balances our annual financial performance with our execution against strategic and operating objectives, which are critical drivers of our long-term success. The Compensation Committee may exercise discretion, subject to the maximum payout percentages, to further adjust the Company bonus pool funding percentage.
Company Financial Performance
For fiscal 2021, the Compensation Committee approved the following two equally weighted Company financial performance goals. Despite the challenges and increased uncertainty created by the global COVID-19 pandemic, no adjustments were made to these goals during the fiscal year.

Non-GAAP Net Revenue of $5,550 million (50% weighting)	Non-GAAP Diluted Earnings Per Share of $4.90 (50% weighting)
The Compensation Committee selected these metrics because they are key indicators of our financial performance.
When making compensation decisions for our NEOs, we use non-GAAP financial measures to evaluate the Company’s financial performance and the performance of our management team against non-GAAP targets. Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements. For more information regarding our use of non-GAAP financial measures for our compensation programs, please refer to the information provided under the heading “About Non-GAAP Financial Measures” in Appendix A below.
Company Business Performance
For the Company business performance component of our bonus pool funding, the Compensation Committee assesses performance against the Company’s strategic priorities and objectives established for the fiscal year. For fiscal 2021 our Board of Directors approved strategic and operating objectives that map to five key focus areas that in turn align with our three strategic pillars and, as a knowledge-based business driven by the skills, expertise and experience of our global talent pool, objectives relating to our people. Within each of the five key focus areas described below, certain specific and quantifiable goals and objectives were established, but they are not disclosed for competitive reasons. The Compensation Committee reviews Company attainment against these goals and objectives periodically during the fiscal year. See “Step 3: Determine Company Bonus Pool Funding” below, for more information on these goals and objectives. Our fiscal 2021 business objectives were designed to measure our success in creating amazing games and content, expanding our live services business, growing our audience, fostering healthy communities for our players, and maintaining the health, wellbeing, safety, and productivity of our workforce, all while navigating the challenges of the global COVID-19 pandemic.

Deliver amazing games and content	Offer live services that extend and enhance the experience	Connect more players, across more platforms, and more ways to play		Support, develop and inspire our people

Games Create the greatest and most innovative games and content that surprise and amaze our players, creators, and viewers.	Services Offer the services players want that extend gameplay and enhance how they interact with and connect to their games and friends, across games and platforms.	Audience Expand frictionless access to a connected world of play, by helping more players discover, buy, and enjoy amazing game experiences.	Healthy Communities Foster a safe and transparent environment for players and viewers by addressing online safety, healthy play, and fair play in and around our games.	People Maintain the health and productivity of our workforce as we navigate the Company through a series of unprecedented crises.

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Executive Compensation Matters
Step 3: Determine Company Bonus Pool Funding
In May 2021, the Compensation Committee approved an overall Company bonus pool funding percentage of 155% of aggregate employee target bonuses, based on equally weighted funding percentages of 180% for our Company financial performance and 130% for our Company business performance, as described below.
Company Financial Performance
In fiscal 2021, our non-GAAP net revenue of $6.190 billion was approximately 112% of our $5.550 billion target and reflected a 15.2% increase from our actual fiscal 2020 non-GAAP net revenue of $5.372 billion. Our non-GAAP diluted earnings per share of $5.75 for fiscal 2021 was approximately 117% of our $4.90 target and reflected a 19.5% increase from our actual fiscal 2020 non-GAAP diluted earnings per share of $4.81. As a result, the Compensation Committee approved a funding percentage of 180% for the Company financial performance component, based on the equal weighting of non-GAAP net revenue and non-GAAP diluted earnings per share.

	Threshold	Target	Maximum
Non-GAAP Net Revenue (in millions)
Non-GAAP Diluted EPS
Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements.
Company Business Performance
At the end of the fiscal year, the Compensation Committee reviewed the Company’s business performance against the key objectives established for the year. The Compensation Committee takes a holistic approach to evaluating Company performance against our strategic and operating objectives and does not assign a specific weighting to any one factor within the five key focus areas. The Compensation Committee approved a funding percentage 130% for the business performance component, based on its evaluation of the many achievements against strategic goals highlighted below, including growth in live services and subscriptions, our expanded platform and audience reach, and the acquisitions of Codemasters, Glu Mobile, and Metalhead Software, all of which drive transformational growth and position the Company for long-term success and were achieved during the global pandemic while our employees worldwide worked from home.

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Executive Compensation Matters

Strategic and Operating Objectives	Key Measures	Key Highlights
Games: Create the greatest and most innovative games and content that surprise and amaze our players, creators, and viewers	•Number of new game releases •Growth in live services and other net bookings as well as mobile net bookings against fiscal 2021 plan
•Navigated a major platform transition to next generation consoles and launched 13 new games, achieving our fiscal 2021 title offerings, while our global game development teams worked remotely
•Record live services and other net bookings of $4.6 billion for fiscal 2021, exceeding fiscal 2021 plan
•Delivered year-over-year mobile net bookings growth, exceeding fiscal 2021 plan; launched FIFA Mobile in Korea, FIFA Mobile in Japan and Madden Mobile 21
•Completed the acquisitions of Codemasters, Glu Mobile and Metalhead Software, accelerating our global leadership within racing entertainment and the growth of our mobile business, while also adding valuable IP to our portfolio

Services: Offer the services players want that extend gameplay and enhance how they interact with and connect to their games and friends, across games and platforms	•Percentage availability of services •Improved metrics in player engagement, conversion, and satisfaction
•Achieved over 99.7% availability of all services in fiscal 2021, meeting our fiscal 2021 plan target, while our global workforce remained fully distributed
•Saw record levels of engagement across several of our key franchises, including Apex Legends, with no material service interruptions
•EA Desktop, our PC platform, drove positive player sentiment

Audience: Expand frictionless access to a connected world of play, by helping more players discover, buy, and enjoy amazing game experiences	•Growth in subscriber base •Platform expansion, measured by platform title launches •Drive increased engagement through competitive gaming initiatives
•Reached over 500 million players across our player network within mobile, console and PC
•Expanded content reach through title launches on Game Pass Ultimate, Steam, Stadia, Switch and Gen 5 consoles, including the launch of Star WarsTM: Jedi Fallen Order on Google Stadia and FIFA 21 and Madden NFL 21 on PS5 and Xbox Series X

Healthy Communities: Foster a safe and transparent environment for players and viewers by addressing online safety, healthy play, and fair play in and around our games	•Develop initiatives and principles to support healthy play, online safety, and fair play
•Established Positive Play group to help build safe, fair, and inclusive communities, and introduced Positive Play Charter
•Launched playtime tracking, monthly spend limits for teens, and FIFA in-game dashboards
•Launched time and spend controls on Origin

People: Maintain the health and productivity of our global workforce as we navigate the Company through a series of unprecedented crises	•Maintain employee engagement eSat scores •Strengthen workforce diversity representation year-over-year •Providing meaningful support to our global workforce during COVID-19
•Record employee engagement scores, with manager eSat scores significantly above target for fiscal 2021
•EA’s organic business increased global women and underrepresented talent year-over-year as a percentage of total employees, employees in technical roles and in people management roles
•Supported the health, safety, and wellbeing of our global workforce during the COVID-19 pandemic, including by providing employees:

◦unlimited paid sick time during the first seven months of the pandemic, in addition to our regular paid time off and paid sick leave policies;
◦80 hours of paid time off for caregiving reasons relating to the pandemic;
◦COVID-19 support payments totaling approximately $32.5 million during fiscal 2021 to assist employees with work-from-home and other pandemic-related expenses, with additional payments to be made in fiscal 2022;
◦ergonomic assessments, and additional mental and physical health and wellbeing services; and
◦additional rewards for certain essential on-site workers.

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Executive Compensation Matters
Step 4: Conduct Individual Performance Assessments and Determine IPMs
Conduct Individual Performance Assessments
As described above, individual performance is a key factor in determining the amount of each NEO’s annual bonus. Each year, the Board of Directors for Mr. Wilson, and the Compensation Committee, in consultation with Mr. Wilson and our Chief People Officer, for all NEOs except Mr. Wilson, review and approve the individual performance objectives for the NEOs.
For Mr. Wilson, the individual objectives are based 60% on non-GAAP financial objectives, and 40% on strategic and operating objectives. For all other NEOs, the individual objectives are based on strategic and operating objectives tailored to the functions led by each NEO and aligned to the achievement of our overall fiscal 2021 plan, as well as qualitative factors including leadership, talent development, and goals related to diversity and inclusion initiatives. Each NEO’s individual performance result is based on the Board of Director’s or the Compensation Committee’s assessment of the NEO’s overall performance, including achievement of individual objectives set earlier in the fiscal year.
Determine Individual Performance Modifiers (IPMs)
At the end of each fiscal year, the Board of Directors for Mr. Wilson, and the Compensation Committee, in consultation with Mr. Wilson and our Chief People Officer, for all other NEOs, assess the individual performance of our NEOs, and, based on that assessment, determine each NEO’s individual performance modifier, or IPM, at a percentage between 0% and 200%. Consistent with our pay-for-performance philosophy, a higher individual performance assessment would result in a higher IPM, and vice-versa, so that an executive with a lower assessment could receive less than his or her target bonus. If an NEO meets a high level of performance expectations, he or she would receive an IPM of 100%. To receive an IPM of 200%, the NEO must demonstrate sustained, truly extraordinary performance, and the Board of Directors and Compensation Committee expect that assigning an IPM at this level would occur in rare circumstances only. With the exception of our CEO, the performance assessment for each of our executives is based wholly on a qualitative assessment of each executive officer’s performance, considering his or her overall performance for the year, impact on our business and culture, demonstrated results, as well as the executive’s strong leadership, strategic vision, execution on key objectives, and management capabilities. No single factor is determinative. For Mr. Wilson, the Board of Directors considered the achievement of the fiscal 2021 financial and strategic objectives, weighted 60% and 40%, respectively, that were established for him for the fiscal year.
Determination of Fiscal 2021 Performance Cash Bonus Awards for our NEOs
NEOs’ Leadership in Response to the Unprecedented Challenges of the COVID-19 Pandemic
The Board of Directors and the Compensation Committee believe that the NEOs’ exceptional leadership managing the Company and our global employees was critical in driving the Company’s many successes this year despite the extreme challenges of the COVID-19 pandemic, with stay-at-home orders, a fully-distributed workforce, and health and safety concerns, among others. Throughout fiscal 2021 our NEOs executed strategies to address employee health, safety and wellbeing, business continuity, risk mitigation, security, and information technology to respond to the rapidly evolving situation of the pandemic, while at the same time delivering on our title plan, growing our live services business, and generating strong financial performance.
Under the NEOs’ leadership, we:
•mobilized quickly to support our global workforce by enabling employees to work from home;
•supported the health, safety and wellbeing of our global workforce, including by providing unlimited paid sick time during the first seven months of the pandemic, 80 hours of paid time off for caregiving reasons relating to the pandemic, ergonomic assessments, additional mental health and wellbeing services, and COVID-19 support payments totaling approximately $32.5 million during fiscal 2021 to assist with work-from-home and other pandemic-related expenses, with additional payments to be made in fiscal 2022;
•achieved record employee satisfaction scores across the organization as we focused on our employees’ safety and wellbeing as a key priority during this time;
•enhanced our information technology systems to support our distributed workforce, maintain productivity, increase security, and mitigate the disruption to operations brought about by stay-at-home orders;
•adapted our operations, including our content development processes, enabling us to continue to deliver on our strategic objectives;
•navigated a major platform transition to next generation consoles while also delivering on our title plan, launching 13 new games during the fiscal year, all while our employees worked from home across the globe; and
•through our amazing games and live services, brought our global gaming community together virtually to maintain social connections during a time of physical distancing.
The Board of Directors and the Compensation Committee considered these exceptional achievements and contributions when assessing the performance of our NEOs and approving their individual performance modifiers.

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Executive Compensation Matters
Fiscal 2021 Performance Cash Bonus Award for our CEO
In determining Mr. Wilson’s actual performance cash bonus award for fiscal 2021, the Board of Directors considered the weighting and achievement of Mr. Wilson’s fiscal 2021 financial and strategic objectives, as set forth below. The Board of Directors takes a holistic approach to evaluating the achievement of the CEO’s financial and strategic and operating objectives and does not assign a specific weighting to any one factor within these two categories. The key results that influenced the Board of Directors’ decisions regarding Mr. Wilson’s performance are listed below.

Mr. Wilson Chief Executive Officer

Individual Performance Modifier
After reviewing his achievements for fiscal 2021, the Board of Directors approved an IPM of 129% for Mr. Wilson.
Key Highlights for Fiscal 2021
To determine Mr. Wilson’s actual performance cash bonus award, the Board of Directors considered Mr. Wilson’s performance against the financial and strategic and operating objectives for fiscal 2021, as highlighted below. The Board of Directors also considered Mr. Wilson’s leadership and contributions in successfully navigating the Company through the challenges of the COVID-19 pandemic, as described above.

Non-GAAP Financial Objectives (60% weight):

(in millions, except earnings per share)	Target	Actual(1)
Net Revenue	$5,550	$6,190
Gross Profit	$4,168	$4,705
Operating Expenses	$2,399	$2,629
Diluted Earnings Per Share(2)	$4.90	$5.75
Operating Cash Flow	$1,650	$1,934

(1)Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements.
(2)For purpose of measuring achievement of Mr. Wilson’s diluted earnings per share objective, a share count of 292 million was used.

Strategic and Operating Objectives (40% weight):
Under Mr. Wilson’s leadership, the Company executed on key strategic and operating objectives that were established for the fiscal year and that our CEO is responsible for delivering. These objectives were designed to position Electronic Arts as a digital interactive entertainment platform by, among other things, investing in the next generation of gaming, growing our portfolio, and enabling more players to connect with and engage with each other and our games, as highlighted below.
Games
Under Mr. Wilson’s leadership, we delivered amazing games and content and executed on key objectives and growth drivers to position EA for continued growth. During fiscal 2021 we:
•delivered on our fiscal 2021 release slate, launching 13 major games during fiscal 2021, including FIFA 21, Madden NFL 21, NHL 21, Star WarsTM: Squadrons, Medal of HonorTM: Above and Beyond, and Need for SpeedTM Hot Pursuit Remastered;
•achieved $6.190 billion in net bookings for the fiscal year, a 15.2% increase over fiscal 2020;
•completed the acquisitions of Codemasters, Glu Mobile, and Metalhead Software, accelerating our global leadership within racing entertainment and the growth of our mobile business, while also adding valuable intellectual property to our portfolio and strengthening our global talent pool.

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Executive Compensation Matters

Services
During fiscal 2021, we offered live services that extend gameplay and enhance how players interact with and connect to their games and friends, across games and platforms. We achieved:
•record live services and other net bookings of $4.6 billion for the fiscal year;
•FIFA Ultimate Team players grew 16% year-over-year; and
•key service availability metrics for the fiscal year.
Audience
We connected more players, across more platforms, and more ways to play, while bringing our global gaming community together virtually to maintain social connections during the COVID-19 pandemic. Under Mr. Wilson’s leadership we:
•launched the platform expansion for our portfolio with Star WarsTM: Jedi Fallen Order on Google Stadia and FIFA 21 and Madden NFL 21 on PS5 and Xbox Series X;
•reached over 500 million players across our player network within mobile, console and PC; and
•had over 100 million players of Apex LegendsTM life to date on console/PC, and Season 8 had more than 12 million weekly average players; and
•saw a record number of new players join Madden NFL on console/PC during fiscal 2021.
Healthy Communities
During fiscal 2021, we fostered a safe and transparent environment for players and viewers by addressing online safety, healthy play, and fair play in and around our games. Under Mr. Wilson’s leadership we:
•established our Positive Play group to help build safe, fair, and inclusive communities, and introduced our Positive Play Charter; and
•launched playtime tracking, monthly spend limits for teens, and FIFA in-game dashboards.
People
During fiscal 2021, we supported our global workforce, focusing on health, wellbeing, and safety first and foremost, as we navigated the challenges of the COVID-19 pandemic, while also demonstrating our commitment to diversity and inclusion in the workforce. Under Mr. Wilson’s leadership we:
•maintained high employee satisfaction score averages;
•published our first annual Impact Report, detailing our commitments and progress in important social and environmental focus areas, including to build diverse and healthy teams;
•EA’s organic business increased global women and underrepresented talent year-over-year as a percentage of total employees, employees in technical roles and in people management roles; and
•supported our global workforce during the COVID-19 pandemic by providing additional paid time off, COVID-19 support payments, and other benefits to support the safety, mental health and wellbeing of our employees.

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Executive Compensation Matters
Fiscal 2021 Performance Cash Bonus Awards for the Other NEOs
In determining the actual performance cash bonus awards for our other NEOs, Mr. Wilson and our Chief People Officer reviewed each NEO’s achievements against the individual performance objectives for fiscal 2021 and provided their recommendations to the Compensation Committee for review and approval. The key results that influenced the Compensation Committee’s decisions regarding each NEO’s individual performance are listed below.

Mr. Jorgensen Chief Operating Officer and Chief Financial Officer

Mr. Jorgensen is responsible for EA’s financial management, operational effectiveness, and developing business strategies and opportunities for EA’s long-term growth.
Individual Performance Modifier
After reviewing his achievements for fiscal 2021, the Compensation Committee approved an IPM of 128% for Mr. Jorgensen.
Key Highlights for Fiscal 2021
To determine Mr. Jorgensen’s actual performance cash bonus award, the Compensation Committee considered that the Company exceeded its non-GAAP net revenue target and its non-GAAP earnings per share target in fiscal 2021, as well as Mr. Jorgensen’s individual performance, as highlighted below. The Compensation Committee also considered Mr. Jorgensen’s leadership and contributions in successfully navigating the Company through the challenges of the COVID-19 pandemic, as described above.
Under Mr. Jorgensen’s leadership during fiscal 2021, the Company:
•achieved record cash flow provided by operations in fiscal 2021 of $1.934 billion, while continuing to efficiently manage the Company’s operating expenses;
•saw growth across EA’s broad portfolio and diverse business models, including live services, for which we achieved record net bookings of $6.190 billion for the fiscal year;
•announced a new two-year share repurchase program to repurchase up to $2.6 billion of EA common stock;
•initiated a quarterly dividend for the first time in EA history; declared a cash dividend of $0.17 per share of EA common stock in Q3 and Q4 of fiscal 2021, returning over $98 million to stockholders;
•raised $1.5 billion in debt financing at historically low interest rates;
•successfully completed the acquisitions of Codemasters, Glu Mobile and Metalhead Software, accelerating our global leadership within racing entertainment and the growth of our mobile business, while also adding valuable IP to our portfolio and strengthening our global talent pool; and
•effectively managed communications with investors and stockholders.

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Executive Compensation Matters

Ms. Miele Chief Studios Officer

Ms. Miele leads EA’s Worldwide Studios. She brings her expertise to empower transformative innovation at the creative heart of EA to deliver amazing games and experiences for our players around the world.
Individual Performance Modifier
After reviewing her achievements for fiscal 2021, the Compensation Committee approved an IPM of 140% for Ms. Miele.
Key Highlights for Fiscal 2021
To determine Ms. Miele’s actual performance cash bonus award, the Compensation Committee considered that the Company exceeded its non-GAAP net revenue target and its non-GAAP earnings per share target in fiscal 2021, as well as Ms. Miele’s individual performance, as highlighted below. The Compensation Committee also considered Ms. Miele’s leadership and contributions in successfully navigating the Company through the challenges of the COVID-19 pandemic, as described above.
Under Ms. Miele’s leadership, our worldwide studios delivered exceptional, high-quality experiences across our portfolio, all against the background of the ongoing pandemic. During fiscal 2021, Ms. Miele:
•oversaw the delivery of new games, services, and content, generating revenue and platform growth, including:
•the successful launch of 13 new games during fiscal 2021: Command & Conquer Remastered, Burnout Paradise Remastered, Madden NFL 21, FIFA 21, Rocket Arena, Star WarsTM: Squadrons, UFC® 4, Medal of HonorTM: Above and Beyond, Need for SpeedTM Hot Pursuit Remastered, and It Takes Two;
•growth in our FIFA and Madden NFL franchises with the release of FIFA 21 and Madden NFL 21, with FIFA 21, life-to-date, having more than 25 million console/PC players;
•saw a record number of new players join Madden NFL on console/PC during fiscal 2021;
•Apex LegendsTM recording its second consecutive year of growth, and The SimsTM 4 recording its sixth consecutive year of growth, with almost 36 million players life to date;
•her oversight and leadership of the development of future IP related to players-first titles, including College Football and Skate;
•restructured EA Mobile, which positioned us for further growth and facilitated the Glu Mobile acquisition;
•recruited new leaders into our Worldwide Studios organization, and further developed our talent pipeline;
•improved and deepened player engagement with our products, with increased digital revenue driven by live service engagement; and
•connected more players, across more platforms, and more ways to play.

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Executive Compensation Matters

Mr. Moss Chief Technology Officer

Mr. Moss leads the strategy and vision behind EA’s Digital Platform, Frostbite Engine, and Information Technology organizations. He oversees mechanisms to ensure the most seamless experience for players, including Identity & Fraud, Security, Data, Games Services, Infrastructure, Mobile Platform and Frostbite Engine to drive the future of the gameplay experience.
Individual Performance Modifier
After reviewing his achievements for fiscal 2021, the Compensation Committee approved an IPM of 128% for Mr. Moss.
Key Highlights for Fiscal 2021
To determine Mr. Moss’ actual performance cash bonus award, the Compensation Committee considered that the Company exceeded its non-GAAP net revenue target and its non-GAAP earnings per share target in fiscal 2021, as well as Mr. Moss’ individual performance, as highlighted below. The Compensation Committee also considered Mr. Moss’s leadership and contributions in successfully navigating the Company through the challenges of the COVID-19 pandemic, as described above.
During fiscal 2021, Mr. Moss:
•oversaw the successful scaling and enhancement of EA’s digital platform, the technology supporting our growing digital business;
•was responsible for ensuring platform performance, security, stability, availability, and timely delivery of the Company’s games and services;
•achieved greater than 99.7% of availability of all services in fiscal 2021;
•championed the use of technology, including enhanced collaboration and productivity platforms and tools, to ensure that our global workforce, including our game developers, had the necessary resources to work from home seamlessly in a secure and reliable environment;
•oversaw the transition of our games to next generation consoles, including the successful launches of FIFA 21 and Madden NFL 21 on next-gen consoles;
•continued to lead and oversee EA’s proprietary game engine technology, Frostbite; and
•led the development of EA’s new technological innovations.

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Executive Compensation Matters

Mr. Bruzzo EVP, Marketing, Commercial and Positive Play

Mr. Bruzzo leads EA’s marketing and commercial operations and positive play. In addition to overseeing these organizations, he is responsible for EA’s long-term planning focused on initiatives that build meaningful connections with EA’s player base around the world, including business partnerships that concentrate on player health, community, inclusion, and positive play.
Individual Performance Modifier
After reviewing his achievements for fiscal 2021, the Compensation Committee approved an IPM of 128% for Mr. Bruzzo.
Key Highlights for Fiscal 2021
To determine Mr. Bruzzo’s actual performance cash bonus award, the Compensation Committee considered that the Company exceeded its non-GAAP net revenue target and its non-GAAP earnings per share target in fiscal 2021, as well as Mr. Bruzzo’s individual performance, as highlighted below. The Compensation Committee also considered Mr. Bruzzo’s leadership and contributions in successfully navigating the Company through the challenges of the COVID-19 pandemic, as described above.
During fiscal 2021, Mr. Bruzzo:
•launched successful multichannel global marketing campaigns for EA’s major titles, including Apex LegendsTM, to help increase sales across EA’s broad portfolio and diverse business models, including live services;
•developed marketing campaigns to broaden the reach of EA’s subscription services, increasing our active subscriber base across four platforms;
•strengthened EA’s Positive Play mandate, which is focused on building better, healthier communities inside and outside of our games, by introducing EA’s Positive Play Charter, an updated set of community guidelines with clear consequences for players who engage in offensive or abusive acts in EA games and channels;
•created events and campaigns to deepen EA’s player relationships with a focus on engagement and retention, including:
•our “Stay Home, Play Together” initiative to bring the gaming community together while staying safe by staying home, with events for FIFA 20, Apex LegendsTM, The SimsTM 4, and Madden NFL 20; and
•EA Play Live, which was reimagined as a live broadcast event with significant audience growth year-over-year.

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Executive Compensation Matters
Fiscal 2021 Performance Cash Bonus Awards
The Board of Directors for Mr. Wilson, and the Compensation Committee, in consultation with Mr. Wilson and our Chief People Officer, for all other NEOs, approved actual performance cash bonus payouts for the NEOs for fiscal 2021, as set forth below:

	Target Annual Bonus Award	Company Bonus Pool Funding Percentage (155%)	Individual Performance Modifier	Actual Fiscal 2021 Performance Cash Bonus
Mr. Wilson	$2,500,000	$3,875,000	129%	$5,000,000
Mr. Jorgensen	$1,114,583	$1,727,604	128%	$2,211,333
Ms. Miele	$817,125	$1,266,544	140%	$1,773,162
Mr. Moss	$715,875	$1,109,606	128%	$1,420,296
Mr. Bruzzo	$715,875	$1,109,606	128%	$1,420,296
Equity Compensation
Fiscal 2021 Annual Equity Awards
Annual equity awards for fiscal 2021 were granted in June 2020 and were comprised of a mix of performance-based and time-based RSUs. Mr. Wilson’s annual equity award is split 60/40 between PRSUs and RSUs. All other NEOs’ annual equity awards are split 50/50 between PRSUs and RSUs. PRSUs vest based on the Company’s TSR relative to those companies listed in the NASDAQ-100 Index, and RSUs vest over 35 months, each as described below. The award mix serves to align the interests of our NEOs and our stockholders and to promote long-term retention of a strong leadership team in an industry and geographic area that is highly competitive for executive talent. Approximately 85% of our NEOs’ (including our CEO) average aggregate annual target total direct compensation for fiscal 2021 was delivered in the form of long-term equity incentives.

All Other NEOs’ Equity Mix	CEO Mix

Annual equity awards are designed to reward an executive for continued excellence, aid in retention, and provide incentives based on the attainment of long-term performance objectives. In May 2020, the Compensation Committee, and the Board of Directors for Mr. Wilson, approved fiscal 2021 annual equity awards for our NEOs based on their evaluation of Company performance; each NEO’s role and responsibilities; individual performance; retention considerations; competitive market practices, including comparative market data; and internal compensation alignment among our executive officers. In determining award size, the Compensation Committee and the Board of Directors also considered competitive recruiting pressures and the NEOs’ leadership in response to the challenges of the COVID-19 pandemic.

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Executive Compensation Matters
Our Fiscal 2021 CEO Annual Equity Award
In May 2020, the Board of Directors approved—on a one-time basis—an enhanced fiscal 2021 annual equity award for Mr. Wilson. The target value of Mr. Wilson’s equity award was $30 million, with 60% of the award granted in the form of PRSUs and 40% of the award granted in the form of RSUs. This award was granted to Mr. Wilson on June 16, 2020, before our 2020 annual meeting. As described above under “Executive Summary—Our Fiscal 2021 CEO Annual Equity Award,” the Board of Directors believes that Mr. Wilson has the strategic vision necessary to transform Electronic Arts into a digital interactive entertainment platform, has created exceptional value for stockholders during his seven-year tenure as CEO, and the Board of Directors is committed to retaining him. Moreover, the Board of Directors believed that making this larger than normal grant on a one-time basis was in the best interests of stockholders given the heightened competition for top executive talent (as described above under “Executive Summary—Recruiting and Retention Challenges and Considerations”) and the need to continue to retain and motivate Mr. Wilson. For these reasons, in May 2020, the Board of Directors approved—on a one-time-basis—a fiscal 2021 equity award for Mr. Wilson with a target value of $30 million. By comparison, the target value of his fiscal 2020 equity award was $15 million.
On May 20, 2021, the Board of Directors approved a fiscal 2022 annual equity award for Mr. Wilson with a target value of $18 million. This award was granted on June 16, 2021, and will be disclosed in the compensation tables in our fiscal 2022 proxy statement.
Target Value of Fiscal 2021 Annual Equity Awards
The following table shows the target value of the annual equity awards granted to our NEOs in June 2020, as approved by the Compensation Committee on May 13, 2020 and the Board of Directors on May 14, 2020, for Mr. Wilson. On June 16, 2020, the grant date, the values set forth below were converted into a number of PRSUs or RSUs, as applicable, based on the June 16, 2020 closing price of our common stock of $125.73, rounded down to the nearest whole unit.

	Target PRSUs ($)	RSUs ($)
Mr. Wilson	18,000,000	12,000,000
Mr. Jorgensen	4,000,000	4,000,000
Ms. Miele	4,000,000	4,000,000
Mr. Moss	3,500,000	3,500,000
Mr. Bruzzo	3,500,000	3,500,000
Performance-Based Restricted Stock Units
Looking ahead to fiscal 2022: As discussed above under “Stockholder Outreach and Our Response,” the Compensation Committee approved substantive changes to our PRSU program for NEOs beginning in fiscal 2022, including eliminating the lookback feature, replacing annual vesting with three-year cliff vesting, and increasing the rigor of the payout scale to better align with market and peer practice. These key changes were made in consultation with the Compensation Committee’s new independent compensation consultant and management, after considering feedback from stockholders. Key highlights of the changes in comparison to the fiscal 2021 PRSU awards are highlighted below.
Fiscal 2021 PRSUs: For fiscal 2021, 60% of our CEO’s annual equity award, and 50% in the case of all other NEOs’ annual equity awards, was granted in the form of performance-based restricted stock units. To encourage our executives to focus on long-term stock price performance and to foster retention, performance for the fiscal 2021 PRSUs is measured over a three-year performance period. Our PRSU program structure for fiscal 2021 is described below.
•Award Tranches and Vesting Measurement Periods: Each PRSU award is comprised of three tranches. The first, second, and third tranches are eligible to vest after the conclusion of 12-month, 24-month and 36-month measurement periods, respectively, that correspond to our fiscal year or years (each, a “Vesting Measurement Period”). As discussed above under “Stockholder Outreach and Our Response,” beginning in fiscal 2022, each component (relative TSR, net bookings and operating income) of the NEOs’ PRSU awards will cliff vest after the end of a three-year performance period and will not vest annually.

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Executive Compensation Matters
•Relative NASDAQ-100 TSR Percentile: The number of PRSUs that an NEO may earn is based upon our TSR performance relative to the TSR of the companies in the NASDAQ-100 Index (the “Relative NASDAQ-100 TSR Percentile”) over the applicable Vesting Measurement Period. As discussed above under “Stockholder Outreach and our Response,” one-third of our NEOs’ fiscal 2022 PRSU awards will vest based on relative TSR performance, with the remaining two-thirds vesting based on the attainment of net bookings and operating income performance goals, weighted equally.
•Relative NASDAQ-100 TSR Percentile Modifier and Payout Scale: Target vesting of PRSUs is tied to above-median performance compared to the NASDAQ-100 Index. If our Relative NASDAQ-100 TSR Percentile is at the 60th percentile at the end of a Vesting Measurement Period, 100% of the target PRSUs for the applicable tranche will be earned. The percentage of PRSUs earned will be adjusted upward by 3% or downward by 2% for each percentile above or below the 60th percentile, respectively. The Relative NASDAQ-100 TSR Percentile Modifier, which can range from 0% to 200%, is based on the change in our stock price during the applicable Vesting Measurement Period using a 90-day trailing average stock price.
The following table illustrates the percentage of target PRSUs that could be earned at a Vesting Opportunity based on the Company’s Relative NASDAQ-100 TSR Percentile.

Relative NASDAQ-100 TSR Percentile	1st to 10th	11th	25th	40th	60th	75th	90th	94th to 100th
Relative NASDAQ-100 TSR Percentile Modifier	0%	2%	30%	60%	100%	145%	190%	200%
As discussed above under “Stockholder Outreach and Our Response,” we have modified the payout scale for the relative TSR portion of fiscal 2022 PRSU awards to align to peer and market practice. As a result, no PRSUs with respect to the relative TSR component of the PRSU awards will vest if our Relative NASDAQ-100 TSR Percentile is below the 25th percentile, and we will continue to require above-market performance to earn the target number of shares.
•Vesting Opportunities: For each tranche, the number of PRSUs eligible to be earned for the applicable Vesting Measurement Period can range from 0% to 200% of the target PRSUs for such tranche. Earned PRSUs generally will vest and be converted into shares one month prior to the first, second and third anniversaries of the date of grant (which we call “Vesting Opportunities”). The illustration below depicts how the number of shares earned is calculated.

Target PRSUs	X	Relative NASDAQ-100 TSR Percentile Modifier	=	Shares Earned
•Remaining Award Units: As an incentive to keep our executives focused on long-term TSR performance and to balance the overall payout opportunity, our PRSU program provides an opportunity for our executives to earn PRSUs at the second and third Vesting Opportunities that were not earned at the first and second Vesting Opportunities, respectively, in an amount capped at 100% of the target number of PRSUs unearned from the previous Vesting Opportunities (“Remaining Award Units”). Shares subject to any Remaining Award Units are earned only if the Company’s Relative NASDAQ-100 TSR Percentile improves over the subsequent cumulative 24-month and/or 36-month Vesting Measurement Periods for the award. Under this scenario, all unearned PRSUs in excess of the target number of PRSUs eligible to be earned are forfeited. As described above under “Stockholder Outreach and Our Response,” we have eliminated this lookback feature from the relative TSR portion of fiscal 2022 PRSU awards.
•Negative TSR Cap: The number of PRSUs that can be earned is capped at 200% of the target PRSUs available for vesting at a Vesting Opportunity. However, if the Company’s TSR at the end of a Vesting Measurement Period is negative on an absolute basis, the number of PRSUs that can be earned is capped at 100% of the target PRSUs available to vest at the corresponding Vesting Opportunity, regardless of whether the Company’s Relative NASDAQ-100 TSR Percentile is ranked above the 60th percentile at the end of a Vesting Measurement Period. This negative TSR cap will continue to apply to our fiscal 2022 PRSU awards.
Restricted Stock Units
RSUs reward absolute long-term stock price appreciation, promote retention, facilitate stock ownership, and align our NEOs’ interests to those of our stockholders. RSU awards granted to our NEOs as part of their annual equity awards cliff vest as to one-third of the award eleven months following the grant date, with the remainder of the award vesting in approximately equal increments every six months thereafter. For fiscal 2021, 40% of the total target value of our CEO’s annual equity award was made in the form of RSUs, and 50% of the total target value of each of our other NEOs’ annual equity awards was made in the form of RSUs.
Vesting of Performance Awards with Performance Periods Ending in Fiscal 2021
The following disclosure is with respect to PRSUs and PIRSUs that were earned at the end of fiscal 2021 based on performance. Notwithstanding the satisfaction of the relevant performance goals, the awards discussed below did not vest until May of 2021 and, as a result, the vesting will be reflected in the compensation tables included in our fiscal 2022 proxy statement. See our fiscal 2020 proxy statement for a description of the awards included in this year’s compensation tables.

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Executive Compensation Matters
PRSU Awards
The graphic below illustrates the percentage of target PRSUs for the (1) first tranche of the fiscal 2021 PRSU awards, (2) second tranche of the fiscal 2020 PRSU awards, and (3) third tranche of the fiscal 2019 PRSU awards, in each case, that were earned for the 12-month, 24-month and 36-month measurement periods ending April 3, 2021 and vested in May 2021.

PRSU Award: Performance Period and Grant Date	Measurement Period	90-day average stock price (at start of Vesting Measurement Period)	90-day average stock price (at end of Vesting Measurement Period)	EA TSR	Relative TSR Percentile	Vest Date	Percentage of Target PRSUs Vested May 2021

Fiscal 2021 Award (FY 2021 - FY 2023) June 2020	Tranche One: 12-month measurement period ending April 3, 2021	$117.12	$138.77	18.5%	24th	May 2021 (First Vesting Opportunity)	28%

Fiscal 2020 Award (FY 2020 - FY 2022) June 2019	Tranche Two: 24-month measurement period ending April 3, 2021	$95.27	$138.77	45.7%	52nd	May 2021 (Second Vesting Opportunity)	84%

Fiscal 2019 Award (FY 2019 - FY 2021) June 2018	Tranche Three: 36-month measurement period ending April 3, 2021	$129.87	$138.77	6.9%	18th	May 2021 (Third Vesting Opportunity)	16%(1)

(1)The June 2018 PRSU delivered shares in respect of Remaining Award Units that did not vest at the first or second Vesting Opportunities for the award. Specifically, 12% of the target number of Tranche One PRSUs were earned at the third Vesting Opportunity for the award, and 12% of the target number of Tranche Two PRSUs were earned at the third Vesting Opportunity for the award. As described above, we have eliminated this lookback feature from the relative TSR portion of fiscal 2022 PRSU awards.
PIRSU Awards
As described in our fiscal 2018 proxy statement, in fiscal 2018, Messrs. Wilson, Jorgensen and Moss were granted performance-based incremental restricted stock units (“PIRSUs”). Vesting of the PIRSUs was based on the achievement of aggressive growth targets in the Company’s non-GAAP net revenue and free cash flow (“FCF”), weighted equally, over a four-year performance period ending on April 3, 2021. These performance measures were chosen to emphasize the importance of long-term, sustained strategic growth, as well as the cash generation capability of the business necessary to finance continued growth and investment requirements and to return value to stockholders. To earn any of the shares subject to the PIRSUs, the threshold level of performance had to be met for the applicable performance measure. Achievement of the performance measures at threshold, target or maximum levels would result in payouts of 50%, 100% or 200% of the portion of the target award allocated to each metric, with linear interpolation applying to attainment between these levels. The target performance levels were based on the Company’s long-term strategic plan reviewed by the Board Directors and were intended to be challenging based on anticipated growth over the performance period and to provide appropriate incentives for management to continue to grow the business from the baseline of record financial and operating achievements in fiscal 2017.
The table below shows the percentage of target PIRSUs that vested at the end of the four-year performance period based on our actual attainment against the applicable metric. Based on the combined level of attainment for each performance metric, 124,602, 83,067, and 58,147 PIRSUs vested on May 26, 2021 for Messrs. Wilson, Jorgensen and Moss, respectively.

Performance Metric	Target ($ millions)	Payout (as % of Target)
Non-GAAP Net Revenue (50% weighting)		80.5%
Free Cash Flow (50% weighting)		103.1%
Appendix A to this Proxy Statement provides a reconciliation between our non-GAAP financial measures and our audited financial statements. For more information regarding our use of non-GAAP financial measures for our compensation programs, please refer to the information provided under the heading “About Non-GAAP Financial Measures” in Appendix A below.

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Executive Compensation Matters
Benefits and Retirement Plans
We provide a wide array of employee benefit programs to our regular employees, including our NEOs, based upon their country of employment. In the United States, our employee benefit programs for eligible employees include medical, dental, prescription drug, vision care, disability insurance, life insurance, accidental death and dismemberment (“AD&D”) insurance, flexible spending accounts, business travel accident insurance, an educational reimbursement program, an adoption assistance program, an employee assistance program, an employee stock purchase plan, paid time off, and relocation assistance.
We offer retirement plans to our employees based upon their country of employment. In the United States, our employees, including our NEOs, are eligible to participate in a tax-qualified 401(k) plan, with a Company discretionary matching contribution of up to 6% of eligible compensation. The amount of the total matching contribution is determined based on the Company’s fiscal year performance. We also maintain a nonqualified deferred compensation plan in which executive-level employees, including our NEOs and our directors, are eligible to participate. None of our NEOs participated in the deferred compensation plan during fiscal 2021.
Perquisites and Other Personal Benefits
While our NEOs generally receive the same benefits that are available to our other regular employees, they also receive certain additional benefits, including access to a Company-paid physical examination program, and greater maximum benefit levels for life insurance, AD&D, and long-term disability coverage. We consider these benefits to be standard components of a competitive executive compensation package. Our officers with a ranking of vice president and above and certain worldwide studio organization employees are also eligible to participate in the EA Executive and Studio Leadership Digital Game Benefit program. Company reimbursed or provided air and ground transportation generally is limited to business travel.
The Process for Determining Our NEOs’ Compensation
Role of the Board of Directors, Compensation Committee, Compensation Consultant and Management
Our Board of Directors makes compensation decisions and approves the target total direct compensation for our CEO, in consultation with the Compensation Committee and the Compensation Committee’s independent compensation consultant. The Compensation Committee makes compensation decisions and approves the target total direct compensation for our other NEOs after receiving input, at the Compensation Committee’s request, from our CEO, our Chief People Officer, and the Compensation Committee’s independent compensation consultant.
Our CEO and Chief People Officer assist the Compensation Committee by providing information on corporate and individual performance, market compensation data and practices, and other executive compensation matters. At the beginning of each fiscal year, our CEO and Chief People Officer review the performance of our other NEOs for the prior fiscal year and make recommendations to the Compensation Committee regarding the annual base salary, bonus targets, and annual equity awards for our NEOs (other than with respect to themselves). The Compensation Committee reviews and discusses these recommendations with our CEO and Chief People Officer and consider them as one factor in determining and approving the compensation of our NEOs.
The Compensation Committee engaged Compensia to advise on our fiscal 2021 executive compensation program, assist the Compensation Committee in reviewing and updating our compensation peer group, review and assess our compensation programs to determine if any changes needed to be made to remain market competitive, and advise on other executive compensation-related developments and trends. In January 2021, the Compensation Committee engaged Semler Brossy to advise on our executive compensation program, review and assess our compensation programs, advise on changes to our executive compensation program for fiscal 2022 and in response to our stockholder outreach, and other executive compensation-related developments and trends. Of the six meetings held by the Compensation Committee during fiscal 2021, Compensia attended three meetings in 2020 and Semler Brossy attended three meetings in 2021. Neither Compensia nor Semler Brossy provided services to the Company, other than executive compensation advice to the Compensation Committee. The Compensation Committee has reviewed the independence of Compensia and Semler Brossy and determined that neither Compensia’s nor Semler Brossy’s engagement raised any conflicts of interest. For information on the independence of Compensia and Semler Brossy, see the section of this Proxy Statement under the subheading “Compensation Committee” above.

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Executive Compensation Matters
Executive Compensation Decision-Making Approach
The Board of Directors and the Compensation Committee believe that executive compensation should be evaluated holistically. They consider a variety of factors to guide their compensation decision-making process for our NEOs. These include:
•Market trends, market data, and competitive environment: An evaluation of market trends and the competitive landscape for executive talent, which includes a review of the market practices of our peer group and other larger technology companies with which we compete for talent such as Alphabet, Amazon, Apple and Facebook, as well as compensation data for our peer group and executive compensation survey data of our peer group, including the Radford Global Technology Survey.
•Corporate performance: An assessment of our financial, operating, and strategic performance.
•Individual performance: A review of the NEO’s level of responsibilities, scope and complexity of role, experience, and tenure, as well as other factors unique to each NEO, including retention considerations.
•Internal compensation alignment: A review to determine internal pay parity among our NEOs.
Peer Group
Each year, the Compensation Committee, with the independent compensation consultant’s advice and input, selects a group of peer companies (“peer group”) to use as a reference to better understand the competitive market for executive talent in our industry sectors and geographic region. The Compensation Committee engages in a quantitative and qualitative assessment to identify companies for the peer group:
•that are similar to us, based on a combination of factors including revenue, market capitalization, total stockholder return, net income, and number of employees;
•in the gaming, technology/internet, and entertainment industries;
•with which we compete for executive talent; and
•other relevant factors, including the number of current peer companies that identify EA as a peer and the percentage of shared peers.
Where some companies may not be similar in size to us based on quantitative factors, they still may be included in our peer group based on the qualitative factors described above. Based on public filings through June 1, 2021, the Company was at the 39th percentile with respect to annual revenues and at the 50th percentile with respect to market capitalization compared to our peers.
The Compensation Committee approved a peer group of 19 companies for fiscal 2021 compensation decisions. For each member of our peer group, one or more of the factors listed above was an appropriate reason for inclusion in our peer group. This peer group was the same as the fiscal 2020 peer group.

Video Game	Technology/Internet		Entertainment/Toys/Games

Activision Blizzard, Inc.	Adobe Inc.	Intuit Inc.	AMC Networks Inc.
Take-Two Interactive Software, Inc.	Autodesk, Inc.	NVIDIA Corporation	CBS Corporation(3)
	Booking Holdings Inc.	salesforce.com, inc.	Discovery, Inc.
Zynga Inc.	eBay, Inc.	Symantec Corporation(2)	Netflix, Inc.
	Expedia Group, Inc.	VMware, Inc.	Hasbro, Inc.
IAC/InteractiveCorp
(1)In February 2020, the Compensation Committee determined to remove Symantec Corporation and CBS Corporation as peers (due to Symantec’s sale of its enterprise security business to Broadcom Inc. and CBS’s merger with Viacom) once predecessor executive compensation data was no longer available for these companies. Predecessor executive compensation data was available for these companies when the Board of Directors and the Compensation Committee made its fiscal 2021 compensation decisions in May 2020.
(2)As in existence prior to the sale of its enterprise security business to Broadcom Inc. in November 2019.
(3)As in existence prior to its merger with Viacom, which was completed in December 2019.

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Executive Compensation Matters
Comparative Market Data
As part of its decision-making process, the Board of Directors and the Compensation Committee review peer group data when assessing the appropriateness and reasonableness of compensation levels and mix to determine if our compensation program aligns pay with performance, fairly rewards our executives for individual performance and contributions to our corporate performance and provides adequate retention and incentive value. The independent compensation consultant conducts a comprehensive analysis of our executive compensation program using publicly available compensation information on our peer group. Where sufficient peer group market data is not available for a specific executive position, the independent compensation consultant uses compensation survey data from the Radford Global Technology Survey, which consists of a broader group of similarly-sized technology companies, to understand competitive positioning. The independent compensation consultant’s analysis includes a comparison of the base salary, target total cash compensation, long-term incentives and target total direct compensation of each of our NEOs against executives holding similar positions in our peer group or from compensation survey data, where applicable. The Compensation Committee and the Board of Directors use the peer group and survey data provided by the independent compensation consultant as a reference rather than as a strict guide for compensation decisions and retain flexibility in determining NEO compensation.
Given the intense competitive market for executive talent, including considerations of the projected costs to hire and/or replace our top executives, for fiscal 2021 compensation decisions, the Board of Directors and the Compensation Committee considered many factors, including market trends, market data and the competitive environment; corporate and individual performance; and internal compensation alignment. The Board of Directors and the Compensation Committee also considered benchmarking and market position, and reviewed information about the 50th and 75th percentiles for target total direct compensation (base salary, bonus target and annual equity awards) for our NEOs but did not make compensation decisions strictly based on market positioning.
Other Compensation Practices and Policies
Change in Control Arrangements and Severance
Our executives with a ranking of senior vice president and above are eligible to participate in the Electronic Arts Inc. Change in Control Plan (the “CiC Plan”), which is a “double-trigger” change in control plan that provides payments and benefits if these executives incur a qualifying termination of employment in connection with a change in control. For more information on the CiC Plan, please refer to the information included under “Executive Compensation Tables—Potential Payments Upon Termination or Change in Control” below.
We also maintain a severance plan (the “Severance Plan”) that applies generally to our regular full-time U.S.-based employees. Under the Severance Plan, eligible employees (including our executive officers) whose employment is involuntarily terminated in connection with a reduction in force may receive a cash severance payment and premiums for continued health benefits, if such benefits are continued pursuant to COBRA. Any severance arrangements with our NEOs, whether paid pursuant to the Severance Plan or otherwise, require the prior approval of the Compensation Committee. In the event of a change in control of the Company, any cash severance payable under the Severance Plan may be reduced, in whole or in part, by any amount paid under the CiC Plan.
Stock Ownership Holding Requirements for Section 16 Officers
In February 2021 in response to stockholder feedback, the Board of Directors adopted stock ownership guidelines with stricter holding requirements for our CEO and Section 16 officers who are executive vice presidents than under our previous stock ownership guidelines. Under these updated stock ownership guidelines, Section 16 officers must maintain stock ownership equal to the minimum ownership requirements listed in the table below.

Position	Stock Ownership Value as a Multiple of Base Salary
	Current Guidelines	Prior Guidelines
CEO	10x	5x
Executive Vice President	3x	2x
Senior Vice President	1x	1x
We test the stock ownership holding requirement on an annual basis, and any Section 16 officer not in compliance with these guidelines must hold 50% of any net after-tax shares vesting from equity awards until the applicable requirement is met. As of April 3, 2021, the last day of fiscal 2021, each of our executive officers had either met his or her then-applicable stock ownership holding requirement or had not yet reached the date on which he or she is required to meet his or her ownership requirements, which is generally 50 months from the date of hire, appointment, or promotion. For promotions, executives must maintain their prior-level minimum holding requirements during any applicable transition period.

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Executive Compensation Matters
Compensation Recovery (Clawbacks)
In February 2021 in response to stockholder feedback, the Board of Directors adopted an expanded Clawback Policy. The expanded Clawback Policy applies to current and former Section 16 officers of the Company. Under the Clawback Policy, if the Company is required to restate its financial results and the Board of Directors (or a committee thereof) determines that a covered officer engaged in an act of misconduct that resulted in the restatement, the Board of Directors (or a committee thereof) has the authority to recoup any excess incentive compensation (including cash and equity incentives) paid to a covered officer during the three years before the restatement.
In addition, our equity award agreements provide that if an employee engages in fraud or other misconduct that contributes to an obligation to restate the Company’s financial statements, the Compensation Committee may terminate the equity award and recapture any equity award proceeds received by the employee within the 12-month period following the public issuance or filing of the financial statements required to be restated.
Risk Considerations
The Compensation Committee considers, in establishing and reviewing our compensation programs, whether the programs encourage unnecessary or excessive risk taking and has concluded that they do not. See the section of this Proxy Statement entitled “Oversight of Risk Issues—Compensation Risk Assessment” above for an additional discussion of risk considerations.
Impact of Tax Treatment
The Tax Cuts and Jobs Act of 2017 (the “Tax Act”) amended Section 162(m) of the Internal Revenue Code by removing the exception for qualified performance-based compensation and expanding it to cover the chief financial officer, thereby reducing the potential for deductible executive compensation for 2017 and later years. Further, once any of our employees is considered a “covered employee” under Section 162(m) of the Internal Revenue Code, that person will remain a “covered employee” so long as the individual receives compensation from us. Transition rules under the Tax Act allow payments made pursuant to written binding contracts in effect as of November 2, 2017 (if they are not materially modified after that date), to be deductible based on the pre-Tax Act rules. To the extent applicable to our existing contracts and awards, we intend to deduct such payments as appropriate, but there is no guarantee that such payments will be deductible.
We do not intend to change our pay-for-performance approach to awarding executive pay even though the Tax Act effectively eliminated the tax benefits of awarding qualifying performance-based compensation. The Compensation Committee believes it is important to retain discretion and maximum flexibility in designing appropriate executive compensation programs and establishing competitive forms and levels of executive compensation that are in the best interests of the Company and our stockholders.
Section 409A of the Internal Revenue Code imposes additional significant taxes and penalties on the individual if an executive officer, director or other service provider is entitled to “deferred compensation” that does not comply with the requirements of Section 409A of the Internal Revenue Code. We have structured deferred compensation in a manner intended to comply with or be exempt from Section 409A of the Code, and the regulations and other guidance promulgated thereunder. We do not provide any executive officer, including any NEO, with any excise tax “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Internal Revenue Code.

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Executive Compensation Matters
Compensation Committee Report on
Executive Compensation
The following Compensation Committee Report on Executive Compensation shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) except to the extent that EA specifically incorporates it by reference into a filing.
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
COMPENSATION COMMITTEE MEMBERS
Luis Ubiñas (Chair)
Leonard S. Coleman
Jay C. Hoag
Heidi Ueberroth

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Executive Compensation Matters
Executive Compensation Tables
Fiscal 2021 Summary Compensation Table
The following table shows information concerning the compensation earned by or awarded to our Chief Executive Officer, our Chief Operating and Financial Officer, and our next three most highly compensated executive officers, in each case, for fiscal 2021, and, where applicable, fiscal 2020 and fiscal 2019. We refer to these individuals collectively as the “Named Executive Officers” or “NEOs.”

Name and Principal Position for Fiscal 2021	Fiscal Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Andrew Wilson Chief Executive Officer	2021	1,249,615	32,870,225	5,000,000	45,980	39,165,820
	2020	1,200,000	16,022,956	4,000,000	142,795	21,365,751
	2019	1,192,308	17,090,597	—	37,166	18,320,071
Blake Jorgensen Chief Operating and Financial Officer	2021	891,346	8,637,819	2,211,333	18,226	11,758,724
	2020	850,000	16,864,334	1,700,000	96,247	19,510,581
	2019	850,000	8,545,299	—	16,564	9,411,863
Laura Miele Chief Studios Officer	2021	752,928	8,637,819	1,773,162	19,248	11,183,157
	2020	691,745	14,137,880	1,175,000	79,900	16,084,525
	2019	675,000	6,266,288	—	11,544	6,952,832
Kenneth Moss Chief Technology Officer	2021	715,716	7,558,024	1,420,296	18,905	9,712,941
	2020	691,745	12,367,266	1,125,000	79,710	14,263,721
	2019	675,000	6,266,288	—	13,592	6,954,880
Chris Bruzzo Chief Marketing Officer	2021	715,716	7,558,024	1,420,296	18,457	9,712,493
	2020	691,745	5,340,920	1,125,000	71,597	7,229,262
	2019	675,000	5,696,866	—	15,326	6,387,192
(1)Represents the aggregate grant date fair value of RSUs, PRSUs, and with respect to fiscal 2020, the PRSUs granted in November 2019 (“November 2019 PRSUs”). Grant date fair value is determined for financial statement reporting purposes in accordance with FASB ASC Topic 718 and the amounts shown may not reflect the actual value realized by the recipient. For RSUs, grant date fair value is calculated using the closing price of our common stock on the grant date. For the PRSUs and November 2019 PRSUs, which are subject to market conditions related to total stockholder return, the grant date fair value reported is based upon the probable outcome of such conditions using a Monte-Carlo simulation model. For additional information regarding the valuation methodology for RSUs, PRSUs, and November 2019 PRSUs, see Note 15, “Stock-Based Compensation and Employee Benefit Plans,” to the Consolidated Financial Statements in our Annual Report. The PRSUs granted to our NEOs in fiscal 2021 are referred to as “Market-Based Restricted Stock Units” in Note 15, “Stock-Based Compensation and Employee Benefit Plans,” to the Consolidated Financial Statements in our Annual Report.
The actual vesting of the PRSUs and November 2019 PRSUs will be between 0% and 200% of the target number of PRSUs and November 2019 PRSUs granted. The value of the PRSUs granted in fiscal 2021 on the date of grant assuming the highest level of performance conditions will be achieved is $35,999,768 for Mr. Wilson, $7,999,948 for Mr. Jorgensen, $7,999,948 for Ms. Miele, $6,999,892 for Mr. Moss, and $6,999,892 for Mr. Bruzzo, which is based on maximum vesting of the PRSUs multiplied by the closing price of our common stock on the grant date of $125.73. For additional information regarding the specific terms of the PRSUs granted to our NEOs in fiscal 2021, see the “Fiscal 2021 Grants of Plan-Based Awards Table” below.
(2)Represents amounts awarded to each NEO under the Executive Bonus Plan. For additional information about the annual performance cash bonuses paid to our NEOs in fiscal 2021, see “Our NEOs’ Fiscal 2021 Compensation—Annual Performance Cash Bonus Awards” in the “Compensation Discussion and Analysis” above.
(3)Amounts shown for fiscal 2021 represent (a) $1,270 in premiums paid on behalf of each NEO under Company sponsored group life insurance, AD&D and long-term disability programs and (b) Company matching contributions under the Company’s 401(k) plan of $17,169, $16,465, $16,834, $16,679, and $16,679 for Mr. Wilson, Mr. Jorgensen, Ms. Miele, Mr. Moss, and Mr. Bruzzo, respectively. For Mr. Wilson, the amount also includes membership dues of $25,000 for an executive organization; $660 for video game codes and $684 for a gift basket in recognition of his twenty years of service with the Company.

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Fiscal 2021 Grants of Plan-Based Awards Table
The following table shows information regarding non-equity incentive and equity plan-based awards granted to our NEOs during fiscal 2021.

			Estimated Possible Payouts Under Non- Equity Incentive Plan Awards(2)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(4) (#)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date(1)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew Wilson
Annual Bonus Opportunity	—	—	2,500,000	5,000,000	—	—	—	—	—
PRSUs	6/16/2020	5/14/2020	—	—	2,863	143,163	286,326	—	20,870,302
RSUs	6/16/2020	5/14/2020	—	—	—	—	—	95,442	11,999,923
Blake Jorgensen
Annual Bonus Opportunity	—	—	1,114,583	3,343,750	—	—	—	—	—
PRSUs	6/16/2020	5/13/2020	—	—	636	31,814	63,628	—	4,637,845
RSUs	6/16/2020	5/13/2020	—	—	—	—	—	31,814	3,999,974
Laura Miele
Annual Bonus Opportunity	—	—	817,125	2,451,375	—	—	—	—	—
PRSUs	6/16/2020	5/13/2020	—	—	636	31,814	63,628	—	4,637,845
RSUs	6/16/2020	5/13/2020	—	—	—	—	—	31,814	3,999,974
Kenneth Moss
Annual Bonus Opportunity	—	—	715,875	2,147,625	—	—	—	—	—
PRSUs	6/16/2020	5/13/2020	—	—	556	27,837	55,674	—	4,058,078
RSUs	6/16/2020	5/13/2020	—	—	—	—	—	27,837	3,499,946
Chris Bruzzo
Annual Bonus Opportunity	—	—	715,875	2,147,625	—	—	—	—	—
PRSUs	6/16/2020	5/13/2020	—	—	556	27,837	55,674	—	4,058,078
RSUs	6/16/2020	5/13/2020	—	—	—	—	—	27,837	3,499,946
(1)Each grant was approved on the approval date indicated above by our Compensation Committee, or the Board of Directors for our CEO, for the grant on the specific grant date indicated above.
(2)The amounts shown represent the target and maximum amount of cash bonus plan awards provided for under the Executive Bonus Plan for all NEOs. The target amounts are pre-established as a percentage of salary and the maximum amounts represent the greatest payout that could be made under the Executive Bonus Plan. For more information regarding our NEOs’ bonus targets for fiscal 2021, an explanation of the amount of salary and bonus targets in proportion to total compensation and the actual cash bonus earned by each NEO for fiscal 2021, see the sections titled “Our NEOs’ Fiscal 2021 Compensation” in the “Compensation Discussion and Analysis” above.
(3)Represents awards of PRSUs granted to each of our NEOs under our 2019 Equity Incentive Plan. The PRSUs are earned over a three-year performance period. The number of PRSUs that may be earned and eligible to vest is based on EA’s Relative NASDAQ-100 TSR Percentile measured over 12-month, 24-month cumulative and 36-month cumulative periods, subject to the NEO’s continuous employment with us through the applicable vesting date(s). For additional information regarding the specific terms of the PRSUs granted in fiscal 2021, see the section titled “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Fiscal 2021 Annual Equity Awards—Performance-Based Restricted Stock Units” in the “Compensation Discussion and Analysis” above.
(4)Represents awards of RSUs granted to our NEOs under our 2019 Equity Incentive Plan. RSUs vested as to one-third of the units on May 16, 2021; the remainder of the units will vest in approximately equal increments every six months thereafter until the award is fully vested on May 16, 2023, subject to the NEO’s continued employment with us through each applicable vesting date. For additional information regarding the specific terms of the RSUs granted to our NEOs in fiscal 2021, see the section titled “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Fiscal 2021 Annual Equity Awards—Restricted Stock Units” in the “Compensation Discussion and Analysis” above.
(5)Amounts determined pursuant to FASB ASC Topic 718. For grants of RSUs, represents the aggregate grant date fair value of RSUs calculated using the closing price of our common stock on the date of grant. For grants of PRSUs that are subject to market conditions related to total stockholder return, the grant date fair value reported is based upon the probable outcome of such conditions using a Monte-Carlo simulation method. For a more detailed discussion of the valuation methodology and assumptions used to calculate grant date fair value, see Note 15 “Stock-Based Compensation and Employee Benefit Plans,” to the Consolidated Financial Statements in our Annual Report; the PRSUs granted to our NEOs in fiscal 2021 are referred to as “Market-Based Restricted Stock Units” in Note 15 to the Consolidated Financial Statements in our Annual Report.

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Outstanding Equity Awards at Fiscal 2021 Year-End Table
The following tables show information regarding outstanding stock options, RSUs, PRSUs, November 2019 PRSUs and PIRSUs held by our NEOs as of the end of fiscal 2021.
All outstanding equity awards were granted pursuant to our 2000 Equity Incentive Plan, as amended (the “2000 EIP”) or, for grants after August 8, 2019, our 2019 Equity Incentive Plan (the “2019 EIP”). The market value of the unvested RSUs, PRSUs, November 2019 PRSUs and PIRSUs is determined by multiplying the number of unvested units by $137.96, the per share closing price of the Company’s common stock on April 1, 2021, the last trading day of fiscal 2021.

	Option Awards(1)
		Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($) (e)	Option Expiration Date (f)
Name (a)	Option Grant Date	Exercisable (b)	Unexercisable (c)
Laura Miele	6/16/2014	13,706	—	35.70	6/16/2024
Kenneth Moss	7/16/2014	122,850	—	37.12	7/16/2024
Chris Bruzzo	9/16/2014	19,402	—	37.02	9/16/2024
(1)All outstanding options were vested and exercisable as of April 3, 2021, the last day of fiscal 2021.

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	Stock Awards
Name (a)	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Andrew Wilson	6/16/2017	124,602	(1)	17,190,092	—		—
	6/18/2018	6,903	(2)	952,338	—		—
	6/17/2019	22,717	(3)	3,134,037	31,913	(4)	4,402,717
	6/16/2020	13,361	(5)	1,843,284	129,802	(6)	17,907,484
	6/18/2018	8,629	(7)	1,190,457	—		—
	6/17/2019	40,567	(7)	5,596,623	—		—
	6/16/2020	95,442	(7)	13,167,178	—		—
Blake Jorgensen	6/16/2017	83,067	(1)	11,459,923	—		—
	6/18/2018	3,450	(2)	475,962	—		—
	6/17/2019	11,358	(3)	1,566,950	15,957	(4)	2,201,428
	11/18/2019	—		—	77,009	(8)	10,624,162
	6/16/2020	2,969	(5)	409,603	28,845	(6)	3,979,456
	6/18/2018	4,314	(7)	595,159	—		—
	6/17/2019	20,283	(7)	2,798,243	—		—
	6/16/2020	31,814	(7)	4,389,059	—		—
Laura Miele	6/18/2018	2,530	(2)	349,039	—		—
	6/17/2019	8,330	(3)	1,149,207	11,702	(4)	1,614,408
	11/18/2019	—		—	71,875	(8)	9,915,875
	6/16/2020	2,969	(5)	409,603	28,845	(6)	3,979,456
	6/18/2018	3,164	(7)	436,505	—		—
	6/17/2019	14,875	(7)	2,052,155	—		—
	6/16/2020	31,814	(7)	4,389,059	—		—
Kenneth Moss	6/16/2017	58,147	(1)	8,021,960	—		—
	6/18/2018	2,530	(2)	349,039	—		—
	6/17/2019	8,330	(3)	1,149,207	11,702	(4)	1,614,408
	11/18/2019	—		—	56,473	(8)	7,791,015
	6/16/2020	2,598	(5)	358,420	25,239	(6)	3,481,972
	6/18/2018	3,164	(7)	436,505	—		—
	6/17/2019	14,875	(7)	2,052,155	—		—
	6/16/2020	27,837	(7)	3,840,393	—		—
Chris Bruzzo	6/18/2018	2,300	(2)	317,308	—		—
	6/17/2019	7,572	(3)	1,044,633	10,639	(4)	1,467,756
	6/16/2020	2,598	(5)	358,420	25,239	(6)	3,481,972
	6/18/2018	2,876	(7)	396,773	—		—
	6/17/2019	13,522	(7)	1,865,495	—		—
	6/16/2020	27,837	(7)	3,840,393	—		—
(1)Represents PIRSUs that were earned based on the achievement of the non-GAAP net revenue and FCF goals over the four-year performance period ending April 3, 2021. The earned PIRSUs vested on May 26, 2021. For additional information regarding the specific terms of the PIRSUs granted to certain of our NEOs, see the discussion under the section titled “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Vesting of Performance Awards with Performance Periods Ending in Fiscal 2021—PIRSU Awards” in the “Compensation Discussion and Analysis” above.

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(2)Represents the third tranche of PRSUs granted in June 2018 that were earned based on EA’s Relative NASDAQ-100 TSR Percentile for the 36-month measurement period ending April 3, 2021, plus Remaining Award Units in respect of the first and second tranches of the PRSUs that were earned because EA’s Relative NASDAQ-100 TSR Percentile for the 36-month measurement period ending April 3, 2021 was higher than the preceding 24-month measurement period ending March 28, 2020. The earned PRSUs (and Remaining Award Units) vested on May 18, 2021. For additional information regarding the specific terms of the PRSUs granted to our NEOs, including the actual percentage attainment for the PRSUs (and Remaining Award Units) that were earned at the end of fiscal 2021 and vested in May 2021, see the discussion under the sections titled “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Fiscal 2021 Annual Equity Awards—Performance-Based Restricted Stock Units” and “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Vesting of Performance Awards with Performance Periods Ending in Fiscal 2021—PRSU Awards” in the “Compensation Discussion and Analysis” above.
(3)Represents the second tranche of PRSUs granted in June 2019 that were earned based on EA’s Relative NASDAQ-100 TSR Percentile for the 24-month measurement period ending April 3, 2021. The earned PRSUs vested on May 17, 2021. For additional information regarding the specific terms of the PRSUs granted to our NEOs, including the actual percentage attainment for the outstanding PRSUs that were earned at the end of fiscal 2021 and vested in May 2021, see the discussion under the sections titled “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Fiscal 2021 Annual Equity Awards—Performance-Based Restricted Stock Units” and “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Vesting of Performance Awards with Performance Periods Ending in Fiscal 2021—PRSU Awards” in the “Compensation Discussion and Analysis” above.
(4)Represents the third tranche of PRSUs granted in June 2019 assuming target achievement, plus Remaining Award Units at 2% and 16% of target for each of the first and second tranches. These PRSUs (plus, if applicable, any Remaining Award Units) are available to be earned at the end of the 36-month measurement period ending April 2, 2022 based on EA’s Relative NASDAQ-100 TSR Percentile for such measurement period. Any earned PRSUs would be eligible to vest in May 2022. For additional information regarding the specific terms of the PRSUs granted to our NEOs, see the discussion under the section titled “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Fiscal 2021 Annual Equity Awards—Performance-Based Restricted Stock Units” in the “Compensation Discussion and Analysis” above.
(5)Represents the first tranche of PRSUs granted in June 2020 that were earned based on EA’s Relative NASDAQ-100 TSR Percentile for the 12-month measurement period ending April 3, 2021. Any earned PRSUs vested on May 16, 2021. For additional information regarding the specific terms of the PRSUs granted to our NEOs, including the actual percentage attainment for the outstanding PRSUs that were earned at the end of fiscal 2021 and vested in May 2021, see the discussion under the sections titled “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Fiscal 2021 Annual Equity Awards—Performance-Based Restricted Stock Units” and “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Vesting of Performance Awards with Performance Periods Ending in Fiscal 2021—PRSU Awards” in the “Compensation Discussion and Analysis” above.
(6)Represents the second and third tranches of PRSUs granted in June 2020 assuming target achievement, plus Remaining Award Units at 72% of target for the first tranche. The second and third tranches of these PRSUs (plus, if applicable, any Remaining Award Units) are available to be earned at the end of the 24-month measurement period ending April 2, 2022 and the 36-month measurement period ending April 1, 2023, respectively, based on EA’s Relative NASDAQ-100 TSR Percentile for the applicable measurement period. Any earned PRSUs would be eligible to vest in May 2022 and May 2023, as applicable. For additional information regarding the specific terms of the PRSUs granted to our NEOs, see the discussion under the section titled “Our NEOs’ Fiscal 2021 Compensation—Equity Compensation—Fiscal 2021 Annual Equity Awards—Performance-Based Restricted Stock Units” in the “Compensation Discussion and Analysis” above.
(7)Represents an award of RSUs that vested or will vest as to one-third of the units one month prior to the first anniversary of the grant date, with the remainder of the units to vest in approximately equal increments every six months thereafter until the award is fully vested one month prior to the third anniversary of the grant date.
(8)Represents the November 2019 PRSUs, assuming target achievement. One-half of the November 2019 PRSUs are available to be earned and converted into shares on each of the second and fourth anniversaries of the grant date, based on EA’s Relative NASDAQ-100 TSR Percentile for the first and second measurement periods, respectively.

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Fiscal 2021 Option Exercises and Stock Vested Table
The following table shows all stock options exercised and the value realized upon exercise, as well as all RSUs and PRSUs that vested, and the value realized upon vesting by our NEOs during fiscal 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Andrew Wilson	716,389	67,284,918	116,021	13,715,281
Blake Jorgensen	24,275	2,163,145	55,989	6,618,841
Laura Miele	—	—	38,498	4,551,333
Kenneth Moss	—	—	42,540	5,028,814
Chris Bruzzo	19,000	1,783,530	36,652	4,332,942
(1)The value realized upon the exercise of stock options is calculated by: (a) subtracting the option exercise price from the market value of EA common stock on the date of exercise to determine the realized value per share, and (b) multiplying the realized value per share by the number of shares of EA common stock underlying the options exercised.
(2)Represents shares of EA common stock released upon vesting of RSUs and PRSUs during fiscal 2021.
(3)The value realized upon vesting of RSUs and PRSUs is calculated by multiplying the number of RSUs and PRSUs vested by the closing price of EA common stock on the trading day prior to the vesting date.
Potential Payments Upon Termination or Change in Control
Termination of Employment
Our NEOs have not entered into employment agreements with the Company. In connection with a termination of employment, all outstanding equity awards held by our NEOs will be forfeited unless the applicable NEO’s employment is terminated for reasons due to death, disability, or in connection with a change in control of the Company.
Treatment of Equity Awards Upon Death or Disability
Time-Based RSUs. Our equity award agreements for all award recipients, including our NEOs, provide that any unvested RSUs will vest in full on the date of a participant’s death, as long as the participant has been employed by us for at least 12 months prior to the termination date. In addition, our award agreements provide that if a participant’s employment terminates due to disability after the first anniversary of the grant date for an award, a pro-rata portion of the next tranche of RSUs scheduled to vest after the termination date will vest as of the date of such termination. The purpose of the accelerated vesting is to assist the employee’s family given a death or disability can have a devastating financial impact.
Performance-Based RSUs. The equity award agreements for our relative TSR PRSUs provide that in the event of an NEO’s death, any unvested PRSUs as of the date of death will remain eligible to vest on the regularly scheduled vest dates for the applicable award, based on our actual Relative NASDAQ-100 TSR Percentiles for any measurement periods in the performance period that have not been completed as of the date of death. The same treatment applies if an NEO terminates employment due to disability, except that the number of unvested PRSUs that remain eligible to vest on the regularly scheduled vest dates for the applicable award is determined on a pro-rata basis, based on the number of months worked by the NEO from the beginning of the performance period through the date of termination, divided by the number of months in the applicable measurement period.
PIRSUs. The award agreements for our PIRSUs provide that if an NEO’s employment terminates due to death or disability, the PIRSUs will vest on a pro-rata basis on the termination date based on actual achievement of the performance measures prior to the date of termination. As described in the “Compensation Discussion and Analysis” above, vesting of the PIRSUs was based on the achievement of aggressive growth targets in the Company’s non-GAAP net revenue and FCF, weighted equally, over a four-year performance period ending on April 3, 2021. Based on our actual performance, the PIRSUs were earned at 98.3% of target and vested on May 26, 2021. Assuming an NEO’s employment terminated due to death or disability on April 3, 2021, the last day of our fiscal year, 100% of the earned PIRSUs would vest on the date of such termination instead of on May 26, 2021.

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Executive Compensation Matters
Termination of Employment in Connection with a Change in Control
Electronic Arts Change in Control Plan
Our NEOs participate in the Electronic Arts Inc. Change in Control Plan (the “CiC Plan”). The CiC Plan is a “double-trigger” plan, which provides Senior Vice Presidents and above with payments and benefits if their employment is terminated without “cause” or if they resign for “good reason” (each, as defined in the CiC Plan) during the three-month period preceding or 18-month period following a change in control of the Company (and the Compensation Committee determines the termination of employment was made in connection with the change in control). The CiC Plan payments and benefits include a lump sum cash severance payment, consisting of 1.5 times (or 2 times for the CEO) the sum of the NEO’s annual base salary, as in effect immediately prior to the date of termination, and the NEO’s target annual cash bonus opportunity for the year of termination, continued health benefits or equivalent payments for up to 18 months (or 24 months for our CEO), and full vesting of all outstanding and unvested equity awards, other than performance-based equity awards, the vesting of which is governed by the terms of the applicable equity award agreements, as described below.
The CiC Plan does not provide for any additional payments or benefits (for example, tax gross-ups or reimbursements) in the event that the payments under the CiC Plan and other arrangements offered by the Company or its affiliates cause an executive officer to owe an excise tax under Sections 280G and 4999 of the Code (“Section 280G”). However, the CiC Plan provides that, if an executive officer would receive a greater net after-tax benefit by having his or her CiC Plan payments reduced to an amount that would avoid the imposition of the Section 280G excise tax, his or her payment will be reduced accordingly.
As a condition to our NEOs’ right to receive the payments and benefits provided under the CiC Plan, the NEO is required to execute a release of claims against the Company (unless the requirement is waived) that includes a no defamation provision.
Performance-Based RSUs
Pursuant to the terms of the PRSUs granted each year in June and the PRSUs granted in November 2019, if a change in control of the Company occurs prior to the expiration of the performance period and the NEO remains employed by the Company or the Company’s successor entity, the PRSUs may vest on their scheduled vesting date(s) following the change in control of the Company. The Company’s Relative NASDAQ-100 TSR Percentile as of the effective date of the change in control will be applied to determine the number of PRSUs earned and eligible to vest (“Eligible Units”) at each remaining vesting opportunity in the applicable vesting measurement period(s).
If the employment of the NEO is terminated without “cause” or the NEO resigns for “good reason” during the three-month period preceding or 18-month period following a change in control of the Company, and the Compensation Committee determines the termination of employment was made in connection with the change in control (a “Qualifying Termination”), the Eligible Units will vest in full upon the date of such Qualifying Termination, subject to the timely execution of a severance agreement and release of claims against the Company. Any reduction of the recipient’s awards in respect of Section 280G would be applied in the same manner with respect to the PRSUs as under the CiC Plan.
PIRSUs
The award agreements for the PIRSUs provide that if there is a change in control of the Company prior to the completion of the four-year performance period, the number of units eligible to vest will be determined as of the effective date of the change in control of the Company and will remain eligible to vest on the regularly scheduled vest date, or if earlier, will vest in full on the later of the date of the change in control and the date of a Qualifying Termination. As described in the “Compensation Discussion and Analysis” above, vesting of the PIRSUs was based on the achievement of aggressive growth targets in the Company’s non-GAAP net revenue and FCF, weighted equally, over a four-year performance period ending on April 3, 2021. Based on our actual performance for the performance period, the PIRSUs were earned at 98.3% of target and vested on May 26, 2021. Assuming a Qualifying Termination occurred on April 3, 2021, the earned PIRSUs would vest on the date of such termination, instead of May 26, 2021, subject to the timely execution of a severance agreement and release of claims against the Company. Any reduction of the recipient’s awards in respect of Section 280G would be applied in the same manner with respect to the PRSUs as under the CiC Plan.
Estimated Potential Payments Upon Termination
The following table sets forth an estimate of the potential payments and benefits under the terms of our equity award agreements and the CiC Plan that would be payable to our NEOs assuming they incurred a qualifying termination of employment due to death, disability or in connection with a change in control, in each case, on April 3, 2021, the last day of fiscal 2021. For purposes of the estimates below, we used the closing price of our common stock on April 1, 2021 (the last trading day of fiscal 2021) of $137.96 per share.

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Name	Cash Severance ($)(1)	RSUs ($)(2)	PRSUs ($)(3)	PIRSUs ($)(4)	Other ($)(5)	Total ($)
Andrew Wilson
Termination due to Death	—	19,954,258	—(3)	17,190,092	—	37,144,350
Termination due to Disability	—	2,801,278	—(3)	17,190,092	—	19,991,370
Qualifying Termination	7,560,000	19,954,258	12,750,125	17,190,092	56,434	57,510,909
Blake Jorgensen
Termination due to Death	—	7,782,462	—(3)	11,459,923	—	19,242,385
Termination due to Disability	—	1,400,432	—(3)	11,459,923	—	12,860,355
Qualifying Termination	3,037,500	7,782,462	14,400,403	11,459,923	27,416	36,707,704
Laura Miele
Termination due to Death	—	6,877,720	—(3)	—	—	6,877,720
Termination due to Disability	—	1,027,112	—(3)	—	—	1,027,112
Qualifying Termination	2,409,750	6,877,720	12,800,343	—	42,871	22,130,684
Kenneth Moss
Termination due to Death	—	6,329,053	—(3)	8,021,960	—	14,351,013
Termination due to Disability	—	1,027,112	—(3)	8,021,960	—	9,049,072
Qualifying Termination	2,160,000	6,329,053	10,734,392	8,021,960	42,871	27,288,276
Chris Bruzzo
Termination due to Death	—	6,102,661	—(3)	—	—	6,102,661
Termination due to Disability	—	933,575	—(3)	—	—	933,575
Qualifying Termination	2,160,000	6,102,661	3,481,834	—	42,871	11,787,366
(1)Represents the sum of each NEO’s annual base salary as of April 3, 2021 and target cash bonus opportunity for fiscal 2021, respectively, multiplied by 2 for Mr. Wilson and by 1.5 for Mr. Jorgensen, Ms. Miele, Mr. Moss and Mr. Bruzzo.
(2)Termination due to Death: Represents the value of unvested RSUs that would accelerate and vest in full assuming a termination date of April 3, 2021.
Termination due to Disability: Represents the value of unvested RSUs that would accelerate on a pro-rata basis assuming a termination date of April 3, 2021, based on the number of months the NEO worked during the 12-month period preceding the next regularly scheduled vest date following the termination date, divided by twelve. The RSUs will only accelerate and vest if the first anniversary of the grant date has passed.
Qualifying Termination: Represents the value of unvested RSUs that would accelerate and vest in full on a qualifying termination of employment in connection with a change in control occurring on April 3, 2021.
(3)Termination due to Death: Upon a termination due to death, PRSUs remain eligible to vest on their regularly scheduled vest dates, based on our actual Relative NASDAQ-100 TSR Percentiles at the end of the applicable measurement periods. For purposes of this table, no value is attributed to outstanding PRSUs which would have remained eligible to vest based on actual performance at the end of the applicable measurement periods because neither the level of performance that will be achieved nor the market price of our common stock at the time of vesting could be determined as of April 3, 2021.
Termination due to Disability: Upon a termination due to disability, PRSUs remain eligible to vest on their regularly scheduled vest dates on a pro-rata basis, based on our actual Relative NASDAQ-100 TSR Percentiles at the end of the applicable measurement periods. For purposes of this table, no value is attributed to outstanding PRSUs which would have remained eligible to vest based on actual performance at the end of the applicable measurement periods because neither the level of performance that will be achieved nor the market price of our common stock at the time of vesting could be determined as of April 3, 2021.
Qualifying Termination: Represents the estimated value of unvested PRSUs that would accelerate and vest assuming a Qualifying Termination occurred on April 3, 2021. For purposes of this table we have applied the actual vesting percentages to these awards based on our Relative NASDAQ-100 TSR Percentiles as of April 3, 2021, as follows: (a) the PRSUs granted in June 2018 would accelerate and vest as to 16% of the target number of units for the third tranche of the award, plus Remaining Award Units equal to 12% of the target number of units for the first and second tranches of the award; (b) the PRSUs granted in June 2019 would accelerate and vest as to 84% of the target number of units for the second and third tranches of the award; (c) the PRSUs granted in June 2020 would accelerate and vest as to 28% of the target number of units for the first, second and third tranches of the award; and (d) the PRSUs granted in November 2019 would accelerate and vest as to 90% of the target number of units for the first and second tranches of the award.
(4)Represents the value of the PIRSUs that were earned at 98.3% of target based on actual attainment of the non-GAAP net revenue and FCF goals at the end of the four-year performance period ending April 3, 2021, and that vested on May 26, 2021.
(5)Includes 24 months of post-termination health benefits for Mr. Wilson and 18 months of post-termination health benefits for Messrs. Jorgensen, Moss and Bruzzo, and Ms. Miele.

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Executive Compensation Matters
Fiscal 2021 Pay Ratio
For fiscal 2021, the annual total compensation of our median employee was $123,935, and the annual total compensation of Mr. Wilson, was $39,165,820. The ratio of these amounts is 316 to 1. This ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act
To identify our median employee, we used a consistently applied compensation measure (“CACM”) to all employees on our worldwide payroll as of January 4, 2021, including full time, part-time, regular, and temporary employees.
Our CACM consisted of the following elements of compensation, as obtained from our internal payroll systems:
•base salary as of January 4, 2021 (annualized for permanent employees on leave of absence or not employed for the full year);
•discretionary bonuses (performance or other bonuses) paid to employees in calendar year 2020;
•the grant date fair market value of equity awards granted to employees in calendar year 2020; and
•exchange rates were applied as of the determination date to convert all non-U.S. currencies into U.S. dollars.
Other than annualizing base salary for permanent employees, we did not make any compensation adjustments whether for cost of living or otherwise in the identification process. Our employee population data described above does not include approximately 770 employees of Codemasters, which we acquired in February 2021.
The median employee’s annual total compensation for fiscal 2021 was determined using the same methodology used to determine Mr. Wilson’s annual total compensation set forth in the “Fiscal 2021 Summary Compensation Table.”
SEC regulations permit companies to adopt a variety of methodologies, apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices and other factors unique to their workforce and business operations when calculating their pay ratio. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.
Equity Compensation Plan Information
The following table shows information, as of April 3, 2021, regarding shares of our common stock authorized for issuance under our 2019 EIP, our 2000 EIP, which terminated on August 8, 2019, and our 2000 Employee Stock Purchase Plan, as amended (“ESPP”).

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	8,805,727(1)	$35.71(2)	17,259,101(3)
Equity compensation plans not approved by security holders	—	—	—
Total	8,805,727		17,259,101
(1)Includes (a) 267,353 shares of common stock issuable upon exercise of outstanding options under the 2000 EIP with a weighted-average exercise price of $35.71; (b) 3,654,121 unvested time-based and performance-based restricted stock unit awards outstanding under the 2000 EIP; and (c) 4,884,253 unvested time-based and performance-based restricted stock unit awards outstanding under the 2019 EIP.
(2)Outstanding restricted stock unit awards subject to time-based and/or performance-based vesting (e.g., RSUs, PRSUs, November 2019 PRSUs and PIRSUs) do not have an exercise price and therefore are not included in the calculation of the weighted-average exercise price.
(3)Each full value award granted under the 2019 EIP reduces the number of shares available for issuance under our 2019 EIP by 1.43 shares and each stock option granted reduces the number of shares available for issuance by 1 share. The 17,259,101 shares remaining available for future issuance under our 2019 EIP and ESPP includes (a) 12,383,284 shares available for issuance under the 2019 EIP based on the 1.43 reduction for full-value awards, and (b) 4,875,817 shares available for purchase by our employees under the ESPP.

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Audit Matters
Selection and Engagement of Independent Registered Public Accounting Firm
KPMG LLP has audited the financial statements of the Company and its consolidated subsidiaries since fiscal 1987. The Audit Committee and the Board of Directors believe that KPMG LLP’s long-term knowledge of EA and its subsidiaries is valuable to the Company as set forth in more detail below. Representatives from KPMG have direct access to the members of the Audit Committee and Board of Directors. We expect one or more representatives of KPMG LLP to attend the Annual Meeting in order to respond to appropriate questions from stockholders and make a statement if they desire to do so.
Services Provided by the Independent Auditor
KPMG LLP audits our consolidated operations and provides statutory audits for legal entities within our international corporate structure. Having one audit firm with a strong global presence responsible for these audits ensures that a coordinated approach is used to address issues that may impact our businesses across multiple geographies and legal entities. Few audit firms have the knowledge of our sector and the capability of servicing our global audit requirements. KPMG LLP has the geographical scope that our operations require and the accounting expertise in the matters relevant to our sector. In addition, KPMG LLP’s experience working with the Company gives them the institutional knowledge to understand our operations and processes, which we believe helps them address the relevant issues and improves the quality of the audit.
In appointing KPMG LLP as our independent auditors for fiscal 2022, the Audit Committee and the Board of Directors have considered the performance of KPMG LLP in fiscal 2021, as well as in prior years, and have taken into account the alternative options available to the Company. The Audit Committee and the Board of Directors have determined that it is in the best interest of the Company to continue KPMG LLP’s engagement.
We believe the experience and expertise held by the members of the Audit Committee give them the necessary skills to evaluate the relationship between the Company and its independent auditors and to oversee auditor independence. The Audit Committee periodically considers whether there should be rotation of our independent external audit firm. The Audit Committee is empowered under its charter to obtain advice and assistance from outside legal, accounting and other advisors as it deems appropriate.
At each meeting of the Audit Committee, Company management is provided the opportunity to meet in private session with the Audit Committee to discuss any issues relating to KPMG LLP’s engagement. Similarly, KPMG LLP regularly meets in private session with the Audit Committee with no members of Company management present.
Audit Partner Rotation
Our KPMG LLP lead audit partner has been working on the Company’s audit since the first quarter of fiscal 2021. Our KPMG LLP concurring audit partner has been working on the Company’s audit since the first quarter of fiscal 2020. Each audit partner may serve a maximum of five years on the Company’s audit. Candidates are proposed by KPMG LLP based on their expertise and experience and are vetted by Company management and a recommendation is made to the Audit Committee. The Audit Committee has final approval of the lead audit partner and the concurring audit partner.

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Audit Matters
Fees of Independent Auditors
The aggregate fees billed for the last two fiscal years for each of the following categories of services are set forth below:

Description of Fees	Year Ended March 31, 2021	Year Ended March 31, 2020
Audit(1)	$5,127,000	$4,669,000
Audit-related services(2)	38,000	276,000
Tax services(3)	20,000	57,000
Total	$5,185,000	$5,002,000
(1)Audit Fees. This category includes the annual audit of the Company’s financial statements and internal control over financial reporting (including quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-Q), and services normally provided by the independent auditors in connection with regulatory filings. This category also includes consultation on matters that arose during, or as a result of the audit or review of financial statements, statutory audits required for non-US subsidiaries, and other documents filed with the SEC, as well as Sarbanes-Oxley Section 404 compliance consultation, a comfort letter, as well as fees related to the Codemasters acquisition.
(2)Audit-Related Fees: This category consists of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” In both fiscal 2021 and 2020, these fees were for accounting consultations and services in the U.S. and in connection with other regulatory filings in international jurisdictions.
(3)This category includes compliance services rendered for U.S. and foreign tax compliance and returns, and transfer pricing documentation.
Pre-approval Procedures
The Audit Committee is required to pre-approve the engagement of, and fees incurred by, KPMG LLP to perform audit and other services for the Company and its subsidiaries. The Company’s procedures for the pre-approval by the Audit Committee of all services provided by KPMG LLP and the related fees comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. In some cases, pre-approval for a particular category or group of services and the related fees are provided by the Audit Committee for up to a year, subject to a specific budget and to regular management reporting. In other cases, the Chair of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services and the related fees up to a specified dollar limit, and such pre-approvals are then communicated to the full Audit Committee. The Audit Committee reviews quarterly the status of all pre-approved services and the related fees to date and approves any new services and the related fees to be provided.
In determining whether to grant a pre-approval, the Audit Committee considers the level of non-audit fees incurred to date as a percentage of the total annual fees paid to KPMG LLP. In addition, the Audit Committee considers additional factors to assess the potential impact on auditor independence of KPMG LLP performing such services, including whether the services are permitted under the rules and recommendations of the Public Company Accounting Oversight Board, the American Institute of Certified Public Accountants, and the NASDAQ Stock Market, whether the proposed services are permitted under EA’s policies, and whether the proposed services are consistent with the principles of the SEC’s auditor independence rules. The Company also annually confirms with each of its directors and executive officers whether there are any relationships that they are aware of with KPMG LLP that may impact the auditor independence evaluation. The Audit Committee considered and determined that fees for services other than audit and audit-related services paid to KPMG LLP during fiscal 2021 are compatible with maintaining KPMG LLP’s independence.

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Audit Matters
Report of the Audit Committee of the Board of Directors
The following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall this information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that EA specifically incorporates it by reference into a filing.
The Audit Committee of the Board of Directors operates under a written charter, which was most recently amended in May 2018. The Audit Committee is currently comprised of three non-employee directors, each of whom in the opinion of the Board of Directors meets the current independence requirements and financial literacy standards of the NASDAQ Stock Market Rules, as well as the independence requirements of the SEC. During fiscal 2021, the Audit Committee consisted of Richard A. Simonson, Jeffrey T. Huber and Talbott Roche. The Board of Directors has determined that Mr. Simonson meets the criteria for an “audit committee financial expert” as set forth in applicable SEC rules.
The Company’s management is primarily responsible for the preparation, presentation and integrity of the Company’s financial statements. EA’s independent registered public accounting firm, KPMG LLP (the “independent auditors”), is responsible for performing an independent audit of the Company’s (1) financial statements and expressing an opinion as to the conformity of the financial statements with U.S. generally accepted accounting principles, and (2) internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing an opinion thereon.
The Audit Committee assists the Board of Directors in its oversight responsibility with respect to the integrity of EA’s accounting policies, internal control function and financial reporting processes. The Audit Committee reviews EA’s quarterly and annual financial statements prior to public earnings releases and submission to the SEC; oversees EA’s internal audit function; consults with the independent auditors and EA’s internal audit function regarding internal controls and the integrity of the Company’s financial statements; oversees tax and treasury matters; oversees EA’s enterprise risk management program; assesses the independence of the independent auditors; and is directly responsible for the appointment, retention, compensation and oversight of the independent auditors. In this context, the Audit Committee has met and held discussions with members of management, EA’s internal audit function and the independent auditors. Company management has represented to the Audit Committee that the Company’s consolidated financial statements for the most recently completed fiscal year were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with Company management and the independent auditors. Company management also has represented to the Audit Committee that the Company’s internal control over financial reporting was effective as of the end of the Company’s most recently completed fiscal year, and the Audit Committee has reviewed and discussed the Company’s internal control over financial reporting with management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required to be discussed by the applicable requirements of the PCAOB, including the quality and acceptability of the Company’s financial reporting and internal control processes. The Audit Committee also has discussed with the Company’s independent auditors the scope and plans for their annual audit and reviewed the results of that audit with management and the independent auditors.
In addition, the Audit Committee received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding their communications with the Audit Committee concerning independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee also has considered whether the provision of any non-audit services (as described above under the heading “Audit Matters” — “Fees of Independent Auditors”) and the employment of former KPMG LLP employees by the Company are compatible with maintaining the independence of KPMG LLP.
The members of the Audit Committee are not engaged in the practice of auditing or accounting. In performing its functions, the Audit Committee necessarily relies on the work and assurances of the Company’s management and the independent auditors.
In reliance on the reviews and discussions referred to in this report and in light of its role and responsibilities, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements for fiscal 2021 be included for filing with the SEC in the Company’s Annual Report. The Audit Committee also has approved the selection of KPMG LLP as the Company’s independent auditors for fiscal 2022.
AUDIT COMMITTEE
Richard A. Simonson (Chair)
Jeffrey T. Huber
Talbott Roche

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Stock Ownership Information
Security Ownership of Certain Beneficial Owners and Management
The following table shows, as of June 4, 2021, the number of shares of our common stock owned by our directors, NEOs, our directors and executive officers as a group, and beneficial owners known to us holding more than 5% of our common stock. As of June 4, 2021, there were 286,041,708 shares of our common stock outstanding. Except as otherwise indicated, the address for each of our directors and executive officers is c/o Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

Stockholder Name	Shares Owned(1)	Right to Acquire(2)	Percent of Outstanding Shares(3)
Blackrock, Inc.(4)	23,793,414	—	8.31%
Vanguard Group Inc.(5)	22,162,337	—	7.75%
Andrew Wilson(6)	234,173	—	*
Blake Jorgensen	87,004	—	*
Laura Miele	36,032	13,706	*
Kenneth Moss	216,657	122,850	*
Chris Bruzzo	27,658	9,902	*
Leonard S. Coleman	36,240	15,684	*
Jay C. Hoag(7)	135,376	1,769	*
Jeffrey T. Huber(8)	85,907	13,641	*
Lawrence F. Probst III(9)	485,648	78,630	*
Talbott Roche	14,507	1,769	*
Richard A. Simonson	43,582	66,675	*
Luis A. Ubiñas	—	57,175	*
Heidi J. Ueberroth	4,563	4,499	*
All executive officers and directors as a group (16) persons(10)	1,469,522	386,300	0.65%
*      Less than 1%
(1)Unless otherwise indicated in the footnotes, includes shares of common stock for which the named person has sole or shared voting and investment power. This column excludes shares of common stock that may be acquired through stock option exercises, which are included in the column “Right to Acquire.”
(2)Includes (a) shares of common stock that may be acquired through stock option exercises and releases of RSUs within 60 days of June 4, 2021, (b) in the case of Mr. Simonson, reflects 53,034 RSUs that have vested but have been deferred, (c) in the case of Mr. Coleman, reflects 13,915 RSUs that have vested but have been deferred, (d) in the case of Mr. Ubiñas, reflects 50,534 RSUs that have vested but have been deferred and (e) in the case of Ms. Ueberroth, reflects 2,730 RSUs that have vested but have been deferred.
(3)Calculated based on the total number of shares owned plus the number of shares that may be acquired through stock option exercises and the release of vested RSUs within 60 days of June 4, 2021.
(4)As of March 31, 2021, based on information contained in a report on Form 13F-HR filed with the SEC on May 7, 2021 by Blackrock, Inc. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)As of March 31, 2021, based on information contained in a report on Form 13F-HR filed with the SEC on May 14, 2021 by Vanguard Group Inc. The address for Vanguard Group Inc. is PO Box 2600, V26, Valley Forge, PA 19482-2600.
(6)Shares of common stock are held by Mr. Wilson’s family trust and Mr. Wilson has investment power over, and pecuniary interest in, all such shares.
(7)Represents 637 shares of common stock held directly by Mr. Hoag and 134,739 shares of common stock held by entities affiliated with Mr. Hoag, as follows: (a) 25,359 shares held by the Hoag Family Trust U/A Dtd 8/2/94 (the “Hoag Family Trust”) and (b) 109,380 shares held by Hamilton Investments Limited Partnership. Mr. Hoag, a director of the Company, is a trustee of Hoag Family Trust and a general partner and limited partner of Hamilton Investments Limited Partnership but disclaims beneficial ownership of the shares held or beneficially owned by such entities except to the extent of his pecuniary interest therein. The address for each of Mr. Hoag and the entities affiliated with Mr. Hoag is c/o TCV, 250 Middlefield Road, Menlo Park, CA 94025.
(8)Includes 13,493 shares of common stock held directly by Mr. Huber, 67,412 shares of common stock held by Mr. Huber’s family trust and 5,002 shares of common stock and 11,872 vested options held by the Maywood Trust U/A/D 9/19/2012 of which Mr. Huber is the sole trustee.
(9)Includes 73,297 shares of common stock held directly by Mr. Probst, 29,294 shares of common stock held by Mr. Probst’s grantor’s retained annuity trust, in which 14,647 shares are held in trust for Lawrence F. Probst IV and 14,647 shares are held in trust for Scott Probst; and 383,057 shares of common stock held by the Probst Family L.P. of which Mr. Probst is a partner.
(10)Includes all executive officers and directors of EA as of the date of this filing.

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Stock Ownership Information
Stock Ownership Requirements
Stock Ownership Guidelines for Directors
Each non-employee director is required, within five years of becoming a director, to own a number of shares of EA common stock having a value of at least five years’ annual retainer for service on our Board of Directors.
Non-employee directors are permitted to include the value of vested, but deferred, RSUs toward their ownership requirement. As of the end of fiscal 2021, each of our directors had fulfilled his or her ownership requirements. Mr. Hoag is eligible to satisfy his ownership requirements through holdings of EA common stock by investment vehicles over which Mr. Hoag maintains investment control and pecuniary interest. Mr. Huber is eligible to satisfy his ownership requirements through holdings of EA common stock through certain trusts over which Mr. Huber maintains investment control and pecuniary interest.
Stock Ownership Holding Requirements for Section 16 Officers
In February 2021 in response to stockholder feedback, the Board of Directors adopted stock ownership guidelines with stricter holding requirements for our CEO and Section 16 officers who are executive vice presidents than under our previous stock ownership guidelines. For more information on these stricter stock ownership holding requirements, please see the discussion above under the heading “Compensation Discussion and Analysis — Other Compensation Practices and Policies”.
Insider Trading, Anti-Hedging and Anti-Pledging Policies
We maintain an insider trading policy designed to promote compliance by our employees and directors with both federal and state insider trading laws. In addition, our insider trading policy prohibits our directors, executive officers, employees and family members of any director, executive officer or employee or others living in their respective households, from engaging in any hedging transaction with the Company’s securities, buying the Company’s securities on margin, or otherwise trading in any derivative of the Company’s securities (including put and/or call options, swaps, forwards or futures contracts, short sales or collars). Our directors and Section 16 officers also are prohibited from pledging our stock as collateral for any loan.

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Proposals to be Voted on

PROPOSAL 1

Election of Directors
At the Annual Meeting, stockholders will elect eight directors to hold office for a one-year term until the next annual meeting (or until their respective successors are appointed). All nominees have consented to serve a one-year term, if elected. For additional information regarding the nominees and our corporate governance practices, including our director resignation policies and refreshment practices, please see the sections of this Proxy Statement entitled “Proxy Highlights,” and “Board of Directors and Corporate Governance.”
The 2021 election of directors will be uncontested. Accordingly, EA’s Amended and Restated Bylaws provide that in an uncontested election of directors each nominee must receive more votes cast “for” than “against” his or her election or re-election in order to be elected or re-elected to the Board of Directors.
The Board of Directors has nominated the following directors to stand for election or re-election. Each of our director nominees currently serves on the Board and was elected to a one-year term at the 2020 annual meeting, except for Mr. Bruce who is standing for initial election at the Annual Meeting. Mr. Lawrence F. Probst III and Mr. Jay Hoag are not standing for re-election at the Annual Meeting. In connection with Mr. Probst’s decision to not stand for re-election, the Board of Directors appointed Mr. Andrew Wilson, EA’s Chief Executive Officer and a member of the Board of Directors since 2013, as Chair of the Board of Directors, effective upon the Annual Meeting and subject to Mr. Wilson’s re-election to the Board of Directors at the Annual Meeting. Also, effective at the Annual Meeting, the size of the Board will be reduced from nine members to eight members while the Board of Directors engages in succession planning.

•Kofi A. Bruce •Leonard S. Coleman •Jeffrey T. Huber	•Talbott Roche •Richard A. Simonson	•Luis A. Ubiñas •Heidi J. Ueberroth •Andrew Wilson

The Board of Directors recommends a vote FOR each of the nominees.

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Proposals to be Voted on

PROPOSAL 2

Advisory Vote to Approve Named Executive Officer Compensation
In accordance with the SEC’s proxy rules, we seek an advisory, non-binding stockholder vote with respect to the compensation of our NEOs for fiscal 2021. This vote, which is undertaken by us annually, is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the compensation philosophy, policies and practices, as disclosed in this Proxy Statement.
Approval of this proposal, commonly known as a “say-on-pay” proposal, requires the affirmative vote of a majority of the voting shares present at the Annual Meeting in person or by proxy and voting for or against the proposal.
We traditionally have received strong support for our say-on-pay proposals including 94%, 86%, and 96% of the votes cast in our favor at the 2019, 2018 and 2017 annual meetings, respectively. We were disappointed that the 2020 advisory say-on-pay proposal did not receive majority support. In response to the 2020 say-on-pay vote, EA’s management and the Compensation Committee took decisive steps to respond to the vote outcome and stockholder feedback. For example, we granted no special equity awards in fiscal 2021 following our August 2020 annual meeting, and no special equity awards outside of our regular compensation program will be granted in fiscal 2022 to any of our NEOs. We changed our fiscal 2022 PRSU program to add financial and operating metrics (net bookings and operating income) to increase line-of-sight for our NEOs and align our long-term incentive program with our broader business strategy, while maintaining strong alignment to results for our stockholders. We also changed our fiscal 2022 PRSU program to eliminate annual vesting and replace it with three-year cliff vesting, remove the lookback feature, and align the relative TSR payout scale to market and peer practice. We also increased our stock ownership guidelines for our executives and expanded our Clawback Policy.
EA’s management, the Compensation Committee and the Board of Directors are committed to maintaining pay-for-performance alignment in our executive compensation programs. Our pay-for-performance approach is designed to reward the achievement of Company-wide financial and business objectives, individual performance, and the creation of long-term value for stockholders, while also recognizing the dynamic and highly competitive nature of our business and the market for top executive talent. We encourage you to review carefully the “Compensation Discussion and Analysis” and accompanying compensation tables and narrative discussion for a more detailed description of our executive compensation program and decisions.
We are asking our stockholders to indicate their support for the compensation paid to our named executive officers, by voting “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the Company’s stockholders approve, on a non-binding, advisory basis, the compensation of the named executive officers for fiscal 2021, as disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosures in this Proxy Statement.”
Although the vote is advisory and non-binding, our Board of Directors and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote, along with other relevant factors, in evaluating the future compensation of our named executive officers. We currently intend to hold the next non-binding advisory vote to approve the compensation of our named executive officers at our 2022 Annual Meeting.

The Board of Directors recommends a vote FOR the approval of the foregoing resolution.

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Proposals to be Voted on

PROPOSAL 3

Ratification of the Appointment of KPMG LLP, Independent Public Registered Accounting Firm
The Audit Committee has appointed KPMG LLP as the Company’s independent auditors for the fiscal year ending March 31, 2022. Ratification of the appointment of KPMG LLP as our independent auditors is not required by our Amended and Restated Bylaws or otherwise. The Board of Directors has determined to submit this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting in person or by proxy and voting for or against the proposal. If the stockholders do not ratify the appointment, the Audit Committee will review its future selection of auditors. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

The Board of Directors recommends a vote FOR the ratification of KPMG LLP as our independent auditors for the fiscal year ending March 31, 2022.

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Proposals to be Voted on

PROPOSAL 4

Amend and Restate our Certificate of Incorporation to Permit Stockholders to Act by Written Consent
Our Board of Directors has unanimously approved, and recommends that our stockholders approve, our Amended and Restated Certificate of Incorporation (the “Charter”) to enable stockholders who comply with the applicable requirements and procedures set forth in our Charter to act by written consent (the “Company Written Consent Proposal”). Currently, stockholders may only act at in-person or virtual stockholders’ meetings. The description in this Proposal 4 should be read in conjunction with the full text of the Charter, which is filed by the Company as Appendix B to this Proxy Statement and marked to show the proposed modifications. If Proposal 4 is approved by our stockholders, we will promptly file the Charter with the Secretary of State of the State of Delaware, at which point it will become effective.
•Consistent with the Board of Directors’ strong track record of stockholder responsiveness, our Board of Directors is recommending that stockholders approve a written consent right in the Company’s Certificate of Incorporation.
•Our Board of Directors recommends a written consent right that implements an orderly, consistent and deliberative process that provides fairness and transparency in connection with stockholders’ ability to exercise this right.
Supporting Discussion
Currently our Charter does not permit stockholders to act by written consent. Following the receipt of a stockholder proposal for our 2020 annual meeting regarding written consent, our Board of Directors committed to understanding stockholder perspectives in this area and included this topic as part of its stockholder engagement efforts in late 2020 and early 2021. We heard mixed reactions from our stockholders. Some stockholders were opposed to written consent and believed that our current governance practices and avenues by which stockholders can raise matters for consideration are robust and sufficient (including the ability for stockholders to call a special meeting); other stockholders viewed written consent as a fundamental governance right that should be offered to stockholders, regardless of a company’s underlying governance profile. Several of our largest stockholders stressed that if we adopt written consent, we should include in our Charter amendments appropriate safeguards for the interests of all of our stockholders so that the right is not misused.
After considering stockholder feedback solicited as part of the Company’s engagement efforts, and consistent with the Board’s strong track record of stockholder responsiveness, our Board of Directors has declared advisable, and is submitting to stockholders for approval, this Amended and Restated Charter.
Overview of the Written Consent Right
The Board of Directors determined that it would be in the best interests of the Company and its stockholders to implement an orderly, consistent and deliberative written consent process that provides fairness and transparency in connection with stockholders’ ability to exercise this right. The Board of Directors considered the stockholder feedback discussed above, market practice with regard to the procedures in place at companies that have adopted written consent and related additional considerations, and determined to adopt a written consent right with certain procedural and informational requirements:
•To ensure adequate underlying support before committing Company resources to the consent solicitation process, the Charter will require that stockholder seeking to act by written consent must own, individually or in the aggregate, at least 25% of our outstanding shares of common stock to request that the Board of Directors set a record date to determine the stockholders entitled to act by written consent. This 25% ownership threshold is the same ownership threshold required for stockholders to call a special meeting, which the Board of Directors believes is appropriate so that a limited group of stockholders cannot use written consent to push forward an action that lacks sufficient support to merit calling a special meeting. The Board of Directors believes that this 25% threshold, which is consistent with market practice, permits stockholders to initiate action around a matter that has achieved a critical mass of support.

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Proposals to be Voted on

•To ensure that all stockholders have a voice, stockholders that seek to act by written consent must solicit written consents from all stockholders entitled to vote on the matter, giving each stockholder the right to consider and act on the proposal, similar to what would be done at a stockholder meeting. This protection eliminates the possibility that a small group of stockholders could act without a democratic process for determining the merits of any proposed action.
•To ensure transparency, stockholders that seek to act by written consent must provide the Company with similar information that would be required to propose such action at a stockholder meeting.
•To provide the Board of Directors with sufficient time to evaluate and respond to a valid stockholder request for a record date, the Board of Directors must act and fix a record date by the later of (1) twenty days after delivery of such request and (2) five days after delivery by the stockholders of any information reasonably requested in good faith by the Company to determine the validity of such request. The record date must be no more than ten days after the date on which the resolution fixing the record date is adopted.
•To provide stockholders with sufficient time to consider the proposal, as well as to provide the Board of Directors the opportunity to present its views regarding the proposed action, no executed consents may be delivered until 60 days after the delivery of a valid request to set a record date.
•To protect against duplicative matters or other abuses, the Charter will provide that the written consent process is not available in a limited number of circumstances, including:
•The business requested to be conducted through written consent is not a proper subject for stockholder action under applicable law or that involves a violation of applicable law;
•A substantially similar item of business was covered at a stockholder meeting called by the Board of Directors that was held within 90 days prior to the record date request;
•The record date request is received within 90 days prior to the anniversary of EA’s last annual meeting of stockholders;
•A substantially similar item will be covered at a stockholder meeting to be held (1) within 90 days after EA’s receipt of the request for a record date, or (2) at any time provided that EA announced the meeting by the time that it receives the request for a record date;
•If the record date request was made in a manner that violates applicable law; or
•In certain cases, the requesting stockholders revoke their request or their stock ownership falls below the 25% threshold.
•To promote management’s focus on EA’s business, the Charter will provide that a consent will not be effective unless it is delivered to the Company within 60 days of the earliest-dated consent delivered to the Company, but in no event later than 120 days after the record date.

Required Vote and Impact of Vote
To pass, the Company Written Consent Proposal requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon. If the Company’s stockholders approve the Company Written Consent Proposal, we will promptly file with the Secretary of State of the State of Delaware the Charter attached to this Proxy Statement as Appendix B to implement the written consent right. If the Company’s stockholders do not approve the Company Written Consent Proposal, stockholders will not have the ability to act by written consent.
As described below in Proposal 5, the Company was notified that a stockholder intends to present a proposal for consideration at the Annual Meeting that also addresses stockholders’ ability to act by written consent. Although the Company Written Consent Proposal and the stockholder proposal concern the same subject matter, the terms and effects of each proposal differ, including the fact that the stockholder proposal is not binding (it requests that the Board of Directors consider the matter, but does not amend either the Charter or the Company’s Amended and Restated Bylaws).

The Board of Directors recommends a vote FOR the amendment and restatement of our Charter to permit stockholders to act by written consent.

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Proposals to be Voted on

PROPOSAL 5

Stockholder Proposal on Written Consent
The Company has been advised that James McRitchie and Myra K. Young, 9295 Yorkship Court, Elk Grove, CA 95758, who have indicated that they are beneficial owners of at least $2,000 in market value of EA’s common stock, intend to submit the following proposal at the Annual Meeting.
Proposal 5 — Written Consent
Shareholders of Electronic Arts Inc. (EA) request that our board of directors take such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon are present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.
This proposal topic won 95%-support at a Dover Corporation shareholder meeting and 88%-support at an AT&T shareholder meeting. And that was before the shareholder ability to call a special in-person shareholder meeting was essentially eliminated by the 2020 pandemic. Last year the topic won majority support at NetApp, OGE Energy, HP, and Stanley Black & Decker.
This proposal topic won 53% support at our 2020 annual meeting, despite the pandemic. Written consent can be structured so that all shareholders get notice of a proposed action. Plus, in 2020 CMG management also ignored the fact that winning written consent would require 60%-approval of shares voted at a typical annual meeting, since many shareholders do not vote.
With the near universal use of online annual shareholder meetings, which can last only 10-minutes, the shareholder right to call a special meeting has been severely reduced in value. Shareholders can be restricted in making their views known at online shareholder meetings because constructive questions and comments can be easily screened out by the incumbent management and board.
For example, the 2020 Goodyear shareholder meeting was spoiled for shareholders by a trigger-happy management mute button. (Goodyear’s virtual meeting creates issues with shareholder, https://www.crainscleveland.com/manufacturing/goodyears-virtual-meeting-creates-issues-shareholder)
AT&T would not allow shareholders to speak. (AT&T investors denied a dial-in as annual meeting goes online, https://whbl.com/2020/04/17/att-investors-denied-a-dial-in-as-annual-meeting-goes-online/1007928/)
The Bank of New York Mellon Corporation (BK) said it adopted written consent in 2019 after 45%-support for a written consent shareholder proposal. This compares to the 53% support at Electronic Arts in 2020. BK’s action was taken a year before the pandemic put an end to the vast majority of in-person shareholder meetings – perhaps forever.
Now more than ever shareholders need to have the option to take action outside of a shareholder meeting and send a wake-up call to management, if need be, since tightly controlled online shareholder meetings have the potential to dramatically reduce shareholder engagement and management transparency.
Please vote yes:
Shareholder Right to Act by Written Consent - Proposal 5

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Proposals to be Voted on

The Company’s Statement in Opposition to Proposal 5
Our Board of Directors recommends a vote “AGAINST” this proposal because it is not in the best interests of the Company or its stockholders, particularly in light of the Company Written Consent Proposal (Proposal 4) which, if passed, will enable stockholders who comply with the applicable requirements and procedures set forth in our Charter to act by written consent.
•This stockholder proposal is unnecessary. In Proposal 4 of this Proxy Statement, the Board of Directors has recommended that stockholders approve a written consent right that implements the subject matter of this stockholder proposal.
•The written consent right recommended by the Board of Directors (Proposal 4) implements an orderly, consistent and deliberative process that provides fairness and transparency in connection with stockholders’ ability to exercise this right.
The stockholder proposal is unnecessary and moot in light of the Company Written Consent Proposal.
The Board of Directors believes that the stockholder proposal is unnecessary and moot in light of Proposal 4, the Company’s proposal to enable stockholders to act by written consent. The stockholder proposal requests that the Board of Directors take “such steps as may be necessary to permit written consent by shareholders entitled to cast the minimum number of votes that would be necessary to authorize the action at a meeting at which all shareholders entitled to vote thereon are present and voting. This includes shareholder ability to initiate any appropriate topic for written consent.” As described in further detail in Proposal 4, after engaging with the Company’s stockholders to understand their positions on whether the Company should adopt a written consent right and appropriate parameters in light of the Company’s existing strong corporate governance practices, the Board of Directors unanimously approved the proposed amendment and restatement of the Company’s Charter to implement a written consent right.
If Proposal 4 is approved by stockholders, stockholders will have the right to act by written consent. We will promptly file the Charter with the Secretary of State of the State of Delaware. We told the proponent for this stockholder proposal that the Board of Directors would recommend adoption of a written consent right in the proxy (Proposal 4) and they declined to withdraw this Proposal 5. We also note that the stockholder proposal is advisory in nature and therefore not binding (it requests that the Board of Directors consider the matter but its approval does not result in the amendment of either the Company’s Charter or Bylaws).
The written consent right as set forth in Proposal 4/Company Written Consent Proposal will add to EA’s strong corporate governance practices that promote Board accountability and responsiveness to stockholders.
The Board of Directors believes that EA’s governance practices demonstrate and promote accountability and advance long-term value creation. The written consent right as set forth in Proposal 4/Company Written Consent Proposal will add to EA’s key substantive stockholder rights and strong corporate governance practices, which include:
•25% Special Meeting Right: Our special meeting right allows stockholders owning at least 25% or more of our outstanding shares to call special meetings.
•Active Stockholder Engagement Program: We regularly engage with our stockholders to solicit their feedback regarding issues including executive compensation and corporate governance and have taken actions to implement stockholder feedback when warranted.
•Robust Lead Director Structure: Our Lead Independent Director, who is selected by the independent directors, has clearly enumerated powers and authorities, such as chairing executive sessions of the Board of Directors and other meetings of the Board of Directors in the absence of the Chairman and the ability to call meetings of the independent directors.
•Majority-Independent Board of Directors: All director nominees except our CEO are independent under NASDAQ rules and have deep expertise in gaming, technology, finance, media, sports, investments, and stockholder value creation.
•Strong Director Succession and Refreshment Practices: Our Board of Directors has an appropriate mix of shorter-tenured directors and longer-tenured directors. 38% of our director nominees have served for fewer than six years.
•Diverse Board of Directors: Our Board of Directors reflects diversity in experience, skills, race, ethnicity, age and gender. 62% of our director nominees identify as female or from an underrepresented community.

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Proposals to be Voted on

•Annual Elections of Board of Directors: We do not have a classified Board of Directors. All of our directors are elected annually by our stockholders.
•Majority Voting: We have a majority voting standard for the election of directors in uncontested elections.
•No Dual Class: We have a single class of common stock, with equal voting rights (one vote per share) for all stockholders.
•Proxy Access: We have adopted a proxy access right applying corporate best practices, allowing stockholders holding 3% or more of our common stock for 3 or more years to include director nominations in our proxy statement.
•No Supermajority Provisions: Our governance documents do not contain provisions requiring a supermajority stockholder vote on any issue.
•No Stockholder Rights Plan in Place: We do not maintain a stockholder rights plan.
The Board of Directors recommends a vote AGAINST the stockholder proposal regarding written consent.
Required Vote
Approval of this proposal requires the affirmative vote of a majority of the voting shares present at the meeting or by proxy and voting for or against the proposal.

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Other Information
Commonly Asked Questions and Answers
1. Why am I receiving these materials and how do I attend the virtual meeting?
You are receiving these materials in connection with the Company’s solicitation of proxies for use at our Annual Meeting, which will take place virtually at www.virtualshareholdermeeting.com/EA2021 on Thursday, August 12, 2021 at 2:00 p.m. local time. We have adopted a virtual format for the Annual Meeting this year to protect our stockholders and employees in light of continuing public health and safety considerations posed by the COVID-19 pandemic. In structuring the virtual meeting, our goal is to provide stockholders the same opportunity to participate as they would have at an in-person meeting.
This Proxy Statement describes proposals on which you, as a stockholder, are being asked to vote. It also gives you information on the proposals that will be considered at the Annual Meeting, as well as other information so that you can make an informed decision. As a stockholder, you are invited to attend the Annual Meeting and are requested to vote on the items of business described in this Proxy Statement.
2. How do I attend the virtual meeting?
This year’s Annual Meeting will be accessible only through the Internet. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on the record date, June 18, 2021. To attend the Annual Meeting, go to www.virtualshareholdermeeting.com/EA2021 and log-in using the 16-digit control number on your Notice or proxy card next to the label “Control Number” for postal mail recipients or within the email for electronic delivery recipients. We encourage you to join 15 minutes before the start time. Stockholders may submit questions online during the Annual Meeting at www.virtualshareholdermeeting.com/EA2021. A copy of the Annual Meeting rules of conduct will be available online at the Annual Meeting. The list of stockholders will be available for inspection by stockholders during the meeting at www.virtualshareholdermeeting.com/EA2021. There will not be a physical location for the Annual Meeting, and you will not be able to attend the Annual Meeting in person. If you have difficulty accessing or participating in the virtual Annual Meeting, please call the technical support number that will be posted on the Annual Meeting website log-in page. We will have technicians available to assist you.
3. Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access on the Internet instead of mailing printed copies. Stockholders will receive printed copies of the proxy materials only if they request them. Instead, the Notice, which was mailed to our stockholders, provides instructions on how to access and review all of the proxy materials on the Internet. The Notice also describes how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting those materials in the Notice or you may contact the Company directly. The Company will provide you without charge, upon request, a paper or email copy of our proxy materials (paper copies will be sent by first class mail). Any such request should be directed as follows: Corporate Secretary, Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065 or call (650) 628-1500.
4. How can I get electronic access to the proxy materials?
The proxy card provides instructions on how to inform us to send future proxy materials to you electronically by email. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to our proxy website. Your election to receive proxy materials by email will remain in effect until you terminate it. We encourage you to receive future proxy materials by email. Doing so will allow us to provide you with the information you need in a timelier manner, will save us the cost of printing and mailing documents to you, and will help conserve natural resources.
5. Can I vote my shares by filling out and returning the Notice?
No. However, the Notice provides instructions on how to vote on the Internet, by telephone, by mail or by attending the Annual Meeting virtually at www.virtualshareholdermeeting.com/EA2021 and following the instructions on the website.

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Other Information
6. Who can vote at the Annual Meeting?
Stockholders who owned common stock as of the close of business on June 18, 2021 may attend and vote at the Annual Meeting. If your shares are registered directly in your name with our transfer agent, Computershare, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote at the Annual Meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you are also invited to attend the Annual Meeting. As a beneficial owner, you are not the stockholder of record and may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting. Each share of common stock is entitled to one vote. There were [________] shares of common stock outstanding on the record date, June 18, 2021.
A quorum is required to conduct business at the Annual Meeting. A quorum exists if a majority of EA’s outstanding voting shares, or at least [________] shares, as of June 18, 2021 is present or represented by proxies at the Annual Meeting. On June 18, 2021, a total of [________] shares of common stock were outstanding and entitled to vote.
Shares are counted as present or represented at the Annual Meeting if:
•They are entitled to vote at the Annual Meeting and are present at the Annual Meeting, or
•The stockholder has voted on the Internet, by telephone or a properly submitted proxy card prior to 11:59 p.m. Eastern Time on August 11, 2021.
If a quorum is not present, we may propose to adjourn the Annual Meeting to solicit additional proxies and reconvene the Annual Meeting at a later date.
7. What am I voting on?
We are asking you to:
•Elect Kofi A. Bruce, Leonard S. Coleman, Jeffrey T. Huber, Talbott Roche, Richard A. Simonson, Luis A. Ubiñas, Heidi J. Ueberroth and Andrew Wilson to the Board of Directors to hold office for a one-year term (Proposal 1);
•Cast an advisory vote to approve named executive officer compensation (Proposal 2);
•Ratify the appointment of KPMG LLP as the Company’s independent public registered accounting firm for the fiscal year ending March 31, 2022 (Proposal 3);
•Amend and Restate our Certificate of Incorporation to permit stockholders to act by written consent (Proposal 4); and
•Consider and vote upon a stockholder proposal, if properly presented at the Annual Meeting, on whether to allow stockholders to act by written consent (Proposal 5).
8. How do I vote my shares if I won’t be able to attend the Annual Meeting?
You do not need to attend the Annual Meeting in order to vote. You may, instead, vote on the Internet, by telephone or by mail (if you have received printed proxy materials) prior to 11:59 p.m. Eastern Time on August 11, 2021. By doing so, you are giving a proxy appointing Andrew Wilson (the Company’s Chief Executive Officer), Blake Jorgensen (the Company’s Chief Operating Officer and Chief Financial Officer) and Jacob Schatz (the Company’s General Counsel and Corporate Secretary) or any of them, each with power of substitution, to vote your shares at the Annual Meeting, or any adjournment thereof, as you have instructed. If a proposal comes up for a vote at the Annual Meeting for which you have not indicated an instruction, Mr. Wilson, Mr. Jorgensen and Mr. Schatz, or any one of them, will vote your shares in the manner recommended by the Board of Directors and according to their best judgment. Even if you currently plan to attend the Annual Meeting, it is a good idea to vote on the Internet, by telephone or, if you received printed proxy materials, to complete and return your proxy card before the meeting date, in case your plans change.

On the Internet or by Telephone	By Mail
If you have Internet access, you may submit your proxy online by following the instructions provided in the Notice or, if you receive printed proxy materials, the proxy card. You may also vote by telephone by following the instructions provided on your proxy card or voting instruction card.	If you receive printed proxy materials, you may submit your proxy by mail by signing your proxy card or, for shares held in street name, by following the voting instructions included by your broker, trustee or nominee, and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

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Other Information
9. What does it mean if I receive more than one Notice or proxy card?
It means that you have multiple accounts at the transfer agent or with brokers. Please complete and return all proxy cards or follow the instructions on each proxy card to vote on the Internet or by telephone, to ensure that all your shares are voted.
10. I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?
The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice, Annual Report and this Proxy Statement to multiple stockholders who share the same last name and address and who have consented to householding, unless the Company has received contrary instructions from one or more of those stockholders. This procedure reduces the environmental impact of the Company’s annual meetings and reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice, Annual Report and this Proxy Statement to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.
To receive free of charge a separate copy of the Notice, Annual Report and this Proxy Statement, or separate copies of these documents in the future, stockholders may write to our Corporate Secretary at 209 Redwood Shores Parkway, Redwood City, CA 94065 or call (650) 628-1500.
If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the mailing address or phone number above. Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
11. What if I change my mind after I give my proxy?
You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:
•Sending a signed statement to the Company that the proxy is revoked (you may send such a statement to the Corporate Secretary at our corporate headquarters address listed above);
•Signing and returning another proxy with a later date;
•Voting on the Internet or by telephone at any time prior to 11:59 p.m. Eastern Time on August 11, 2021 (your latest vote is counted); or
•Voting at the Annual Meeting.
If your shares are held by a broker, bank or other nominee or trustee, you may contact the record holder of your shares directly.
Your proxy will not be revoked if you attend the Annual Meeting but do not vote.
12. Who will count the votes?
A representative of Broadridge Financial Solutions will tabulate the votes and act as the inspector of election for our Annual Meeting.
13. How are votes counted?
You may vote “for,” “against” or “abstain” with respect to each of the nominees to the Board of Directors and on each of the proposals. A share voted “abstain” with respect to any proposal is considered present at the Annual Meeting for purposes of establishing a quorum and entitled to vote with respect to that proposal but is not considered a vote cast with respect to that proposal. Thus, abstentions will not affect the outcome of Proposals 1, 2, 3 or the stockholder proposal. Under the Delaware General Corporation Law (“DGCL”), Proposal 4 requires that a majority of our outstanding common stock vote “for” Proposal 4 in order for it to be approved. Thus, a share voted “abstain” with respect to Proposal 4 has the same impact as a share voted “against” Proposal 4. If you sign and return your proxy without voting instructions, your shares will be voted as recommended by the Board of Directors and according to the best judgment of Mr. Wilson, Mr. Jorgensen and Mr. Schatz, or any one of them.
14. What is the effect of a “broker non-vote” on the proposals to be voted on at the Annual Meeting?
If your shares are held by a broker, bank or other nominee or trustee and you do not provide your broker, bank or other nominee or trustee with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owners and instructions are not given. These matters are referred to as “non-routine” matters. Proposals 1, 2, 4 and the stockholder proposal are “non-routine”. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are considered present at the Annual Meeting for purposes of establishing a quorum and entitled to vote with respect to that proposal but are not considered votes cast on that proposal. Broker non-votes will have the same impact as a vote ”against” on Proposal 4. Broker non-votes will not affect the outcome of Proposals 1, 2 or the stockholder proposal. Proposal 3, the ratification of KPMG LLP as our independent auditor for fiscal 2022, is a “routine” proposal and no broker non-votes are expected. If your shares are held of record by a bank, broker, or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted.

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Other Information
15. How many votes must the nominees receive to be elected as directors?
In an uncontested election, our Amended and Restated Bylaws require each nominee to receive more votes cast “for” than “against” his or her re-election in order to be re-elected to the Board of Directors. Since we are not aware of any intention by any stockholder to nominate one or more candidates to compete with the Board of Directors’ nominees for re-election at the Annual Meeting, the 2021 election will be uncontested.
In accordance with our Corporate Governance Guidelines, the Board of Directors expects an incumbent director to tender his or her resignation if he or she fails to receive the required number of votes for re-election in an uncontested election. In such an event, the Nominating and Governance Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board of Directors. The director whose resignation is under consideration will abstain from participating in any decision regarding his or her resignation. The Nominating and Governance Committee and the Board of Directors may consider any factors they deem relevant in deciding whether to recommend and accept, as applicable, a director’s resignation. The Board of Directors will act on the Nominating and Governance Committee’s recommendation within 90 days from the date of the certification of election results and will publicly disclose its decision promptly thereafter.
Shares represented by your proxy will be voted by EA’s management “for” the re-election of the eight nominees recommended by EA’s Board of Directors unless you vote against any or all of such nominees or you mark your proxy to “abstain” from so voting.
16. What happens if one or more of the nominees is unable to serve or for good cause will not serve?
If, prior to the Annual Meeting, one or more of the nominees notifies us that he or she is unable to serve, or for good cause will not serve, as a member of the Board of Directors, the Board of Directors may reduce the number of directors or select a substitute nominee or substitute nominees, as the case may be. In the latter case, if you have completed and returned your proxy card, Mr. Wilson, Mr. Jorgensen and Mr. Schatz, or any of them, may vote for any nominee designated by the incumbent Board of Directors to fill the vacancy. They cannot vote for more than eight nominees.
17. How many votes are required to approve each of the other proposals?
The advisory vote to approve named executive officer compensation (Proposal 2), the ratification of KPMG LLP as our independent auditor (Proposal 3) and the stockholder proposal (Proposal 5) must receive a “for” vote from a majority of the voting shares present at the Annual Meeting in person or by proxy and voting for or against these proposals. Under the DGCL, the proposal to amend and restate our Charter to permit stockholders to act by written consent (Proposal 4) must receive a “for” vote from a majority of our outstanding common stock. As advisory votes, the results of voting on Proposal 2 and the stockholder proposal are non-binding. Although these votes are non-binding, the Board of Directors and its committees value the opinions of our stockholders and will consider the outcome of these votes, along with other relevant factors, in evaluating the compensation program for our named executive officers and evaluating the matter presented by the stockholder proposal.
Shares represented by your proxy will be voted by EA’s management in accordance with the Board of Directors’ recommendation unless you vote otherwise on your proxy or you mark your proxy to “abstain” from voting. Abstentions and broker non-votes will have no effect on the outcome of Proposals 2, 3 or the stockholder proposal. Abstentions and broker non-votes will have the same impact as a vote “against” Proposal 4.
18. What is the deadline to propose matters for consideration at the 2022 annual meeting of stockholders?
Proposals to be considered for inclusion in our proxy materials: No later than February 25, 2022. All proposals must comply with Rule 14a-8 under the Exchange Act.
Other proposals to be brought at our 2022 annual meeting: No earlier than April 14, 2022 and no later than May 14, 2022. The submission must include certain information concerning the stockholder and the proposal, as specified in the Company’s Amended and Restated Bylaws.
19. What is the deadline to nominate individuals for election as directors at the 2022 annual meeting of stockholders?
Director nominations for inclusion in our proxy materials (proxy access nominees): No earlier than March 15, 2022 and no later than April 14, 2022. The nomination must include certain information concerning the stockholder or stockholder group and the nominee, as specified in Section 1.6 of the Company’s Amended and Restated Bylaws.
Director brought pursuant to our advance notice bylaws: No earlier than April 14, 2022 and no later than May 14, 2022. The nomination must include certain information concerning the stockholder and the nominee, as specified in Section 1.5 of the Company’s Amended and Restated Bylaws.
20. Where should I send proposals and director nominations for the 2022 annual meeting of stockholders?
Stockholder proposals and director nominations should be sent in writing to Jacob Schatz, Corporate Secretary at Electronic Arts Inc., 209 Redwood Shores Parkway, Redwood City, CA 94065.

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Other Information
21. How can I obtain a copy of the Company’s Amended and Restated Bylaws?
Our Amended and Restated Bylaws are included as an exhibit to a Current Report on Form 8-K we filed with the SEC on August 9, 2019, which you may access through the SEC’s electronic data system called EDGAR at www.sec.gov. You may also request a copy of our Amended and Restated Bylaws by contacting our Corporate Secretary at the address above.
22. How can I listen to the live audio webcast of the Annual Meeting?
You can listen to the live audio webcast of the Annual Meeting by going to the Investor Relations section of our website at http://ir.ea.com. An archived copy of the webcast will also be available on our website for one year following the Annual Meeting. Please note that participation in the question and answer portion of the Annual Meeting will be limited to those attending.
23. Where do I find the voting results of the meeting?
We may announce preliminary voting results at the Annual Meeting. We will also publish the final results on Form 8-K, which we will file with the SEC within four business days after the Annual Meeting. Once filed, you can request a copy of the Form 8-K by contacting our Investor Relations department at (650) 628-0406. You can also get a copy on the Internet at http://ir.ea.com or through the SEC’s electronic data system called EDGAR at www.sec.gov.
24. Who will pay for this proxy solicitation?
We will bear the costs of soliciting proxies from our stockholders. These costs include preparing, assembling, printing, mailing and distributing the notices, proxy statements, proxy cards and annual reports. If you choose to access the proxy materials and/or vote on the Internet, you are responsible for the Internet access charges you may incur. If you choose to vote by telephone, you are responsible for the telephone charges you may incur. In addition, some of our officers, directors, employees and other agents may also solicit proxies personally, by telephone and by electronic and regular mail, and we will pay these costs. We have retained Morrow Sodali, LLC for a fee of $12,500 plus reasonable out-of-pocket expenses, to help us solicit proxies from brokers, bank nominees and other institutional stockholders. EA will also reimburse brokerage houses and other custodians for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the beneficial owners of the Company’s common stock.
25. How is the Company’s fiscal year calculated?
The Company’s fiscal year is reported on a 52- or 53-week period that ends on the Saturday nearest March 31. Our results of operations for fiscal 2021 contained 53 weeks and ended on April 3, 2021. For simplicity of disclosure, fiscal periods are referred to as ending on a calendar month end, even if the technical end of a fiscal period was not the last day of a calendar month.
Thus, in this Proxy Statement, “fiscal 2022,” “fiscal 2021,” “fiscal 2020” and “fiscal 2019” refer to our fiscal years ending or ended (as the case may be) on March 31, 2022, 2021, 2020 and 2019 respectively.
26. Who can I call with any questions about my shares?
If you hold shares in street name, you may contact your broker. If you are a stockholder of record, you may call our transfer agent, Computershare, at (800) 736-3001 or (781) 575-3100 for international callers or visit their website at www.computershare.com/investor.
Other Business
The Board of Directors does not know of any other matter that will be presented for consideration at the Annual Meeting except as specified in the notice of the Annual Meeting. If any other matter does properly come before the Annual Meeting, or at any adjournment or postponement of the Annual Meeting, it is intended that the proxies will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

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Appendix A:
Supplemental Information for CD&A
The “Compensation Discussion and Analysis” above contains certain non-GAAP financial measures, which are used internally by our management and Board of Directors in our compensation programs. The table below reconciles these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (“GAAP”).
Calculation of Non-GAAP Financial Measures (FY21 – For purposes other than our PIRSU Awards)

(in millions, except earnings per share)	Fiscal Year Ended March 31, 2021
GAAP net revenue	$5,629
Change in deferred net revenue (online-enabled games)	561
Non-GAAP net revenue	$6,190
GAAP gross profit	$4,135
Acquisition-related expenses	4
Change in deferred net revenue (online-enabled games)	561
Stock-based compensation	5
Non-GAAP gross profit	$4,705
GAAP operating expenses	$3,089
Acquisition-related expenses	(30)
Stock-based compensation	(430)
Non-GAAP operating expenses	$2,629
GAAP net income	$837
Acquisition-related expenses	34
Change in deferred net revenue (online-enabled games)	561
Stock-based compensation	435
Income tax rate adjustments	(188)
Non-GAAP net income	$1,679
GAAP diluted earnings per share	$2.87
Non-GAAP diluted earnings per share	$5.75
GAAP diluted shares	292
Non-GAAP diluted shares	292
Calculation of Non-GAAP Financial Measures (PIRSU Awards - 4 Year Aggregate)

(in millions)	Fiscal Year 2018 through Fiscal Year 2021 (4-Year Aggregate)
GAAP net revenue	$21,266
Change in deferred net revenue (online-enabled games)	608
Mobile Platform Fees	(349)
Non-GAAP net revenue (as reported)	$21,525
FY21 Change in Presentation*	(189)
Non-GAAP net revenue (PIRSU actuals)	$21,336

Cash Provided by Operating Activities	$6,970
Capital Expenditures	(490)
Free Cash Flow (as reported)**	$6,480
Adjustments for exceptional tax items***	385
Free Cash Flow (PIRSU actuals)	$6,865

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Appendix A: Supplemental Information for CD&A
*Fiscal 2021 non-GAAP net revenue was adjusted to be comparable with prior periods and with the non-GAAP net revenue attainment target for the PIRSUs. For more information, see below under “Mobile Platform Fees”.
**    Free cash flow is defined as cash provided by operations (a GAAP measure) minus capital expenditures over the 4-year performance period of the PIRSUs.
***  Free cash flow was adjusted during the performance period for exceptional tax items such as the impact of the U.S. Tax Cuts and Jobs Act of 2017.
About Non-GAAP Financial Measures
Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We compute non-GAAP financial measures using the same consistent method. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures. The Company uses certain non-GAAP financial measures when establishing performance-based targets. These measures adjust for certain items that may not be indicative of the Company’s core business, operating results or future outlook. We believe that these non-GAAP financial measures provide meaningful supplemental information about the Company’s operating results primarily because they exclude amounts that we do not consider part of ongoing operating results when planning and forecasting for future periods and when assessing the performance of the organization. When making compensation decisions for our executives, we utilize non-GAAP financial measures to evaluate the Company’s financial performance and the performance of our management team.
The Company’s target and actual non-GAAP financial measures are calculated with reference to adjustments to GAAP financial measures. These adjustments exclude the following items, as applicable:
•Change in deferred net revenue (online-enabled games)
•Mobile platform fees
•Acquisition-related expenses
•Stock-based compensation
•Income tax rate adjustments
We believe it is appropriate to exclude these items for the following reasons:
Change in Deferred Net Revenue (Online-enabled Games)
The majority of our games, and related extra-content and services have online connectivity whereby a consumer may be able to download updates on a when-and-if-available basis (“future update rights”) for use with the original game software. In addition, we may also offer a hosted connection for online playability (“online hosted service”), that permits consumers to play against each other without a separate fee. Because the majority of our sales of our online-enabled games include future update rights and/or online hosted service performance obligations, GAAP requires us to allocate a portion or all of the transaction price to these performance obligations which are recognized ratably over an estimated offering period. Our deferred net revenue balance is increased by the revenue being deferred for current sales and is reduced by the recognition of revenue from prior sales (this is referred to as the “change in the deferred revenue” balance). Our management excludes the impact of the net change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.
Mobile Platform Fees
For transactions after April 1, 2018, GAAP requires companies to assess whether a third-party partner for sales transactions (such as the Apple App Store and Google Play Store) is an “agent” or a “principal” to determine if revenue should be reported net or gross of the fees retained by that third-party. In certain relationships, our management has determined that we (and not the third-party partner) are the principal for sales transactions. Thus, for GAAP reporting purposes, we report revenue from these third-party partners on a gross basis and the related platform fees as cost of revenue. As a result, both revenue and cost of revenue increase by the amount of these platform fees. Prior to fiscal year 2021, our management classified all platform fees as a reduction of revenue, regardless of whether we or the third-party partner is the principal to the transaction, providing a consistent comparison of the amount of money received from our third-party partner. At the beginning of fiscal year 2021, we changed the way in which we present non-GAAP net revenue to align with GAAP net revenue measures. Non-GAAP net revenue from mobile platform partners is now presented gross of platform provider fees.

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Appendix A: Supplemental Information for CD&A
Acquisition-Related Expenses
GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include expensing acquired intangible assets, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, our management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration, if any) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, our management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.
Stock-Based Compensation
When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, we place a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants.
Income Tax Rate Adjustments
The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team. Accordingly, the Company applies the same tax rate to its non-GAAP financial results and generally does not include one-time tax benefits. During fiscal 2021, the Company applied a tax rate of 18% to determine the non-GAAP income tax expense.

2021 Proxy Statement	89

Appendix B:
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ELECTRONIC ARTS INC.
ARTICLE I
The name of the corporation is Electronic Arts Inc. (the “Company”).
ARTICLE II
The address of the registered office of the Company in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.
ARTICLE III
The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
ARTICLE IV
The total number of shares of stock of all classes which the Company is authorized to issue is 1,010,000,000 shares, consisting of 1,000,000,000 shares of Common Stock, par value $0.01 per share ~~("Common Stock")~~, and 10,000,000 shares of Preferred Stock, par value $0.01 per share.
The Board of Directors is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the shares of any such series (but not below the number of shares of such series then outstanding).
ARTICLE V
The stockholders of the Company shall have the power to adopt, amend or repeal the Bylaws. The Board of Directors of the Company shall also have the power to adopt, amend or repeal Bylaws of the Company, except insofar as Bylaws adopted by the stockholders shall otherwise provide.
ARTICLE VI
Election of Directors need not be by written ballot unless a stockholder demands election by written ballot at a stockholder meeting and before voting begins, or unless the Bylaws of the Company shall so provide.
ARTICLE VII
A Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the Director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transactions from which the Director derived an improper personal benefit.
If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

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Appendix B: Amended and Restated Certificate of Incorporation
Neither any amendment nor repeal of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director of the Company existing at the time of such amendment, repeal or adoption of an inconsistent provision.
ARTICLE VIII
(a)Any action required or permitted to be taken by the stockholders of the Company must be taken at a duly called annual or special meeting of such holders ~~and may not be taken~~ or by consent in writing by such holders.
(b)Except as otherwise required by law, special meetings of stockholders of the Company for any purpose or purposes may be called only (i) by the Chairman of the Board of Directors pursuant to a resolution stating the purpose or purposes thereof or (ii) by the Board of Directors upon written request by one or more stockholders owning, in the aggregate, at least 25% of the Company’s outstanding shares entitled to vote on the matter or matters to be brought before the proposed special meeting, determined in accordance with the provisions of the Company’s Bylaws, and who otherwise comply with such other requirements and procedures set forth in the Company’s Bylaws, as now or hereinafter in effect.
(c)Subject to the rights of the holders of any series of Preferred Stock to elect additional Directors or to consent to specific actions taken by the corporation and to other provisions of this Amended and Restated Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this ARTICLE VIII. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice (in writing and not by electronic transmission) addressed to the Secretary of the Company and delivered to the Company and signed by one or more stockholders of record (or their duly authorized agents) that, at the time the notice is delivered, own in the aggregate, at least 25% (the “Requisite Consent Percent”) of the Company’s then outstanding shares entitled to vote on the action or actions proposed to be taken by written consent, request that a record date be fixed for such purpose. For purposes of satisfying the Requisite Consent Percent under this ARTICLE VIII, “own”, “owning”, “owned” and “ownership” shall have the meaning set forth in the Company’s Bylaws. The written notice must contain the information set forth in paragraph (d) of this ARTICLE VIII. Following receipt of the notice, the Board of Directors shall, by the later of (i) twenty (20) calendar days after delivery of the notice, and (ii) five (5) calendar days after delivery of all information requested by the Company to determine the validity of the request or to determine whether the action to which the request relates may be effected by written consent, determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) calendar days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted.
(d)Any stockholder’s notice required by paragraph (c) of this ARTICLE VIII must describe the action that the stockholder proposes to take by consent. For each such proposal, every notice by a stockholder must include (i) evidence of ownership reasonably satisfactory to the Company as to each stockholder of record, or if such stockholder is a nominee or custodian the beneficial owner(s) on whose behalf the notice is submitted, (ii) the text of the proposal (including the text of any resolutions to be effected by consent and the language of any proposed amendment to the bylaws of the corporation), (iii) the reasons for soliciting consents for the proposal, (iv) any material interest in the proposal held by the stockholder and the beneficial owner, if any, on whose behalf the action is to be taken, (v) the information, representations, and completed and signed questionnaires, to the extent applicable, then required to be set forth in a stockholder’s notice pursuant to the advance notice provisions in the Company’s Bylaws, as if the action or actions proposed to be taken by written consent were a nomination or other business proposed to be brought before a meeting of stockholders, (vi) an agreement to solicit consents in accordance with subparagraph (f) of this ARTICLE VIII, and (vii) any other information relating to the stockholder, the beneficial owner, or the proposal that would be required to be disclosed in filings in connection with the solicitation of proxies or consents pursuant to Section 14 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder). The Company may require any stockholder seeking to take action by written consent to furnish such other information as may reasonably be required by the Company to determine the validity of a request for a record date, and to determine whether such request relates to an action that may be effected by written consent under this ARTICLE VIII and applicable law. In connection with an action or actions proposed to be taken by written consent, stockholders seeking to take action by written consent shall further update and supplement the information previously provided to the Company in connection therewith, if necessary, so that the information shall be true and correct as of the record date to the same extent as would be required by the advance notice provisions in the Company’s Bylaws as of the record date for a meeting of stockholders if such action were a nomination or other business proposed to be brought before a meeting of stockholders, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Company not later than five (5) business days after the record date.

2021 Proxy Statement	91

Appendix B: Amended and Restated Certificate of Incorporation
(e)Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to in this paragraph and in paragraph (e) as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by this ARTICLE VIII but not later than 120 days after the record date (or such later date as may be determined in good faith by the Board of Directors (and which determination shall be conclusive and binding) in the event it concludes, consistent with its fiduciary duties, that additional time is required for stockholders to deliver consents), Consents signed by a sufficient number of stockholders to take such action are so delivered to the Company. A written consent shall not be valid if it purports to provide (or if the person signing such consent provides, through instructions to an agent or otherwise) that it will be effective at a future time or at a time determined upon the happening of an event.
(f)Stockholders may take action by written consent only if the stockholder seeking to take action by written consent solicits consents from all stockholders of the Company entitled to vote on the action or actions proposed to be taken by written consent pursuant to and in accordance with this ARTICLE VIII, Regulation 14A of the Exchange Act (without reliance upon any exemption in Regulation 14A, including the exemption contained in clause (iv) of Rule 14a-1(l)(2) or Rule 14a-2(b) thereunder) (or any subsequent provisions replacing such Act or regulations), and applicable law.
(g)No consents may be delivered to the Company until (i) 60 days after the delivery of a valid request to set a record date that meets all of the requirements of this ARTICLE VIII, or (B) such later date as may be determined in good faith by the Board of Directors (and which determination shall be conclusive and binding) in the event it concludes, consistent with its fiduciary duties, that additional time is required for stockholders to make an informed decision in connection with such consent. Every Consent must be delivered to the Company by delivery to the Secretary of the Company at its principal place of business. Delivery must be made by hand or by certified or registered mail, return receipt requested and in accordance with the other provisions of Section 228 of the DGCL not inconsistent with this ARTICLE VIII. The Company shall not be required to accept a Consent given by electronic transmission unless a paper reproduction of the consent is delivered in accordance with the preceding sentence. Within five (5) business days after receipt of the earliest dated Consent delivered to the Company in the manner provided above, the Secretary of the Company shall engage an independent inspector of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. The cost of retaining the inspector of election shall be borne by the Company. Consents and revocations shall be delivered to the inspector of elections upon receipt by the Company. As soon as consents and revocations are received, the inspector shall review the consents and revocations and shall maintain a count of the number of valid and unrevoked consents. The inspector shall not reveal the count to the soliciting stockholder or their representatives. In the event the inspectors determine that valid and unrevoked consents representing a sufficient number of shares to approve the actions proposed to be taken by consent have been delivered, the inspector shall inform the Company and the soliciting stockholders of that determination, and in any event the inspectors shall inform the Company and the soliciting stockholders of the number of valid, unrevoked consents received by the inspectors as of the close of business on the thirtieth (30th) day following the earliest-dated consent delivered to the Company.
(h)Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, no action may be taken by written consent except in accordance with this ARTICLE VIII and applicable law. Notwithstanding anything in this Amended and Restated Certificate of Incorporation to the contrary, if the Board of Directors shall determine in good faith (and which determination shall be conclusive and binding) that any request to take any stockholder action by written consent was not properly made in accordance with, or relates to an action that may not be effected by written consent pursuant to, this ARTICLE VIII, the Company’s Bylaws, or applicable law, or the stockholder or stockholders seeking to take such action do not otherwise comply with this ARTICLE VIII, the Company’s Bylaws, or applicable law, then the Board of Directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. No action by written consent without a meeting shall be effective until such date as the Secretary, such other officer or agent of the Company as the Board of Directors may designate, or the inspector certify to the Company that the consents delivered to the Company in accordance with this ARTICLE VIII represent at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The action by written consent will take effect as of the date and time of such certification and will not relate back to the date that the written consents were delivered to the Company.
(i)A request to take action by written consent may be revoked by a stockholder’s written revocation delivered to, or mailed and received by, the Secretary at any time, and any stockholder signing a request may revoke such request as to the voting shares that such person owns at any time by written revocation delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company. If, as a result of such revocation(s), there no longer are valid and unrevoked requests from stockholders who own the Requisite Consent Percent of the Company’s then outstanding shares entitled to vote on the action or actions proposed to be taken by written consent, then the Board of Directors shall not be required to fix a record date. Further, in the event that the stockholder seeking to take action by written consent withdraws the request, the Board of Directors, in its discretion, may cancel the action by written consent and any consents relating to such action shall be null and void.
(j)The Board of Directors shall not be obligated to set a record date (and no related action may be taken by written consent) if (1) such action relates to an item of business that is not a proper subject for stockholder action under applicable law, or that involves a violation of applicable law; (2) the request for a record date is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting of stockholders and ending on the earlier of (i) the date of the

92

Appendix B: Amended and Restated Certificate of Incorporation
next annual meeting of stockholders, or (ii) 30 days after the first anniversary of the immediately preceding annual meeting of stockholders; (3) such action relates to an item of business that is the same or a substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item” (and which determination shall be conclusive and binding)), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the request for a record date is delivered; (4) a Similar Item was presented at an annual or special meeting of stockholders held not more than 90 days before the request for a record date is delivered (and, for purposes of this clause (4), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from an increase in the number of directors); (5) a Similar Item is included in the Company’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Company of a request for a record date (and, for purposes of this clause (5), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships resulting from an increase in the number of directors); (6) the a request for a record date was made, any request for a record date was solicited, or any consents were solicited, in a manner that involved a violation of the Exchange Act and the rules and regulations thereunder (or any subsequent provisions replacing the Exchange Act, rules or regulations) or other applicable law; or (7) the request for a record date does not comply with the requirements of this ARTICLE VIII.
(k)Nothing contained in this ARTICLE VIII shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any Consent or related revocations, whether before or after such certification by the inspector or to take any other action (including, without limitation, the commencement, prosecution, or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).
(l)Notwithstanding anything to the contrary set forth above, the Board of Directors may authorize one or more actions to be taken by written consent and, with respect to such actions, none of the foregoing provisions of this ARTICLE VIII shall apply to such actions unless the Board of Directors determines otherwise. The Board of Directors shall be entitled to solicit stockholder action by written consent in accordance with applicable law.

2021 Proxy Statement	93

ELECTRONIC ARTS INC.
209 REDWOOD SHORES PARKWAY
REDWOOD CITY, CA 94065-1175
ATTN: STOCK ADMINISTRATION DEPARTMENT

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on August 11, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on August 11, 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D55742-P58486

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELECTRONIC ARTS INC.

The Board of Directors recommends you vote FOR the following:

1. Election of the eight (8) Directors proposed in the accompanying Proxy Statement to hold office for a one-year term.

Nominees:	For	Against	Abstain
1a. Kofi A. Bruce	☐	☐	☐
1b. Leonard S. Coleman	☐	☐	☐
1c. Jeffrey T. Huber	☐	☐	☐
1d. Talbott Roche	☐	☐	☐
1e. Richard A. Simonson	☐	☐	☐
1f. Luis A. Ubinas	☐	☐	☐
1g. Heidi J. Ueberroth	☐	☐	☐
1h. Andrew Wilson	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.	For	Against	Abstain
2. Advisory vote to approve named executive officer compensation.	☐	☐	☐
3. Ratification of the appointment of KPMG LLP as our independent public registered accounting firm for the fiscal year ending March 31, 2022.	☐	☐	☐
4. Amendment and Restatement of the Company's Certificate of Incorporation to permit stockholders to act by written consent.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
5. To consider and vote upon a stockholder proposal, if properly presented at the Annual Meeting, on whether to allow stockholders to act by written consent.	☐	☐	☐

NOTE: THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D55743-P58486

ELECTRONIC ARTS INC.
PROXY FOR 2021 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Electronic Arts Inc., a Delaware corporation (the "Company"), hereby appoints Andrew Wilson, Blake Jorgensen, and Jacob Schatz, or any of them, proxies and attorneys-in-fact, each with the power of substitution, on behalf of and in the name of the undersigned, to represent the undersigned at the 2021 Annual Meeting of Stockholders of the Company to be held virtually at www.virtualshareholdermeeting.com/EA2021, on August 12, 2021, at 2:00 P.M., or at any adjournment thereof, and to vote all shares the undersigned would be entitled to vote if personally present at the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR ELECTION, FOR PROPOSALS 2, 3 AND 4 AND AGAINST PROPOSAL 5. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

Continued and to be signed on reverse side